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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRGIN MEDIA INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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VIRGIN MEDIA INC.
909 Third Avenue, Suite 2863
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 9, 2010

To Our Stockholders:

        The annual meeting of stockholders of Virgin Media Inc. will be held at 10:30 a.m., local time, on Wednesday, June 9, 2010, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, for the following purposes:

  1.
  To elect three Class III directors to hold office until the annual meeting of stockholders that is to be held in 2013 or until their respective successors are duly elected and qualify;

  2.
  To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2010;

  3.
  To approve the Virgin Media Inc. 2010 Stock Incentive Plan; and

  4.
  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

        Holders of our common stock as of the close of business on April 22, 2010 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

This proxy statement and the Company's annual report are also available at:
https://materials.proxyvote.com/92769L

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to vote by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon. You may revoke any proxy given by you at any time prior to exercise of the proxy.

By order of the board of directors,

James F. Mooney
 Chairman

New York, New York
April 29, 2010

VIRGIN MEDIA INC.
909 Third Avenue, Suite 2863
New York, New York 10022

PROXY STATEMENT
(Proxy statement and form of proxy first mailed to stockholders on or about April 30, 2010)

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:30 a.m., local time, on Wednesday, June 9, 2010, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

This proxy statement and the Company's annual report are also available at:
https://materials.proxyvote.com/92769L

        In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. To ensure a quorum and to avoid expenses and delay, the board of directors urges you to promptly submit your proxy by telephone, via the internet or by completing the proxy card in accordance with the instructions stated thereon.

        Holders of our common stock at the close of business on April 22, 2010 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. As of the record date, being the close of business on April 22, 2010, we had 331,939,005 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

        Each properly executed proxy will be voted in accordance with the instructions marked on it or contained within it. Your proxy is revocable on written instruction from you. You may also revoke your proxy by voting again on a later date by telephone or via the internet or by submitting another properly signed proxy card with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

        The solicitation of proxies will be by mail, telephone, internet and facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500, plus reasonable expenses.

        Unless otherwise noted, all amounts in this proxy statement translated from pounds sterling to U.S. dollars have been translated at a rate of $1.5653 per £1.00, which is the average annual exchange rate for the year ended December 31, 2009 used by the Company in its 2009 audited financial statements. As of April 23, 2010, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5363 per £1.00.

 Note for United Kingdom Depositary Interest Holders

        You may direct Computershare Investor Services PLC ("Computershare"), as provider of the Depositary Interest ("DI") and Corporate Sponsored Nominee Services in which your DIs are held, how to vote your underlying shares via the internet on Computershare's web site by visiting www.eproxyappointment.com where you will be asked to be enter the Control Number, your Shareholder Reference Number and your PIN number which are detailed on the accompanied Form of Instruction and Form of Direction. Alternatively, you can return your voting form to Computershare by post to the address details provided on the attached forms.

        To be effective, the Form of Instruction must be lodged with Computershare by June 7, 2010 and the Form of Direction must be lodged with Computershare by June 7, 2010. Computershare, as your proxy, will then make arrangements to vote your underlying shares according to your instructions. If you would like to attend, speak, and vote in person at the annual meeting, please inform Computershare, who will provide you with a Letter of Representation with respect to your DI holding that will enable you to attend, speak, and vote your underlying shares at the annual meeting on Computershare's behalf.

 THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        The board of directors, which is elected by the stockholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the stockholders. It selects the chief executive officer and other members of the senior management team, which is charged with the conduct of the Company's business. Having selected the senior management team, the board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the board to monitor the performance of senior management is facilitated by the presence of outside directors who have substantive knowledge of the Company's business

        During the year ended December 31, 2009, the board of directors held five meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on five occasions. All directors attended, in the aggregate, 75% or more of all board meetings and committee meetings of which they were a member during the period for which they were a director.

Committees of the Board of Directors

        The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, a compensation committee, a business operations and technology committee, and an executive committee. Our executive committee has a nominating sub-committee. From time to time, the board of directors may establish other committees as it deems necessary.

Audit Committee

        The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The audit committee is directly responsible for the appointment, compensation and oversight of the independent auditors; pre-approves all audit and permissible non-audit services provided by the independent auditors; reviews and approves the Company's financial statements; reviews and evaluates the Company's internal control structure and procedures for financial reporting and disclosure controls and procedures; discusses with management the Company's financial risk assessment and financial risk management policies; monitors compliance with the Company's code of ethics; sets procedures for the receipt and treatment of complaints regarding accounting, controls and auditing matters; and retains professional advisors.

        The audit committee consists of George R. Zoffinger, who is its chairman, Jeffrey D. Benjamin and John N. Rigsby. Mr. Rigsby joined the audit committee on June 10, 2009. Mr. Chiddix resigned from the audit committee on December 8, 2009. The board of directors has affirmatively determined that Mr. Zoffinger satisfies the definition of "audit committee financial expert" for purposes of the Exchange Act and the Nasdaq Global Select Market listing standards. The members of the audit committee are independent within the meaning of the Nasdaq Global Select Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The audit committee held seven meetings during 2009 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on one occasion. Committee members also made operational visits to our operations in the U.K. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter is attached to this proxy statement as Appendix A.

Compensation Committee

        The compensation committee of the board of directors is responsible for determining the annual compensation of our executive officers and directors; approves the nature and amount of compensation paid to, and the employment terms entered into with, our executives; establishes and evaluates performance based goals related to compensation; oversees our cash bonus and equity based plans; oversees our compensation and benefits policies relating to our executive officers; reviews and discusses the Compensation Discussion and Analysis with management, and prepares a report to stockholders for this annual proxy statement.

        The compensation committee consists of Charles L. Allen, who is its chairman, Andrew J. Cole and Steven J. Simmons. The members of the compensation committee are independent within the meaning of the Nasdaq Global Select Market listing standards. The compensation committee serves as the compensation and option committee under the Virgin Media Inc. 2006 Stock Incentive Plan, the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, and the Virgin Media Inc. 2004 Stock Incentive Plan, and as the administration committee under the Virgin Media Sharesave Plan. The compensation committee held eleven meetings during 2009 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on two occasions. Our board of directors has adopted a written charter for the compensation committee. A copy of the compensation committee charter is attached to this proxy statement as Appendix B.

Executive Committee

        The executive committee is responsible for recommending individuals to serve as our executive officers, advising the board of directors with respect to the board's committees and other structural issues, overseeing our management, approving budgets and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, James F. Mooney and George R. Zoffinger. The executive committee held three meetings during 2009.

Nominating Sub-Committee

        Our nominating committee is a sub-committee of the executive committee. It consists of all of the members of the executive committee who are independent directors within the meaning of the Nasdaq Global Select Market listing standards. Presently, its members consist of William R. Huff, who is its chairman, and George R. Zoffinger. The nominating sub-committee considers and recommends nominees for election to the board of directors, consistent with the board's criteria for selecting new directors and independence requirements imposed by law and the Nasdaq Global Select Market listing standards. In addition, the nominating sub-committee reviews the suitability for continued service of each existing director when his or her term expires or there is a significant change in his or her status, including his or her outside employment. The nominating sub-committee held one meeting during 2009. Our board of directors has adopted a written charter for the nominating sub-committee. A copy of the nominating sub-committee charter can be found on our website at www.virginmedia.com/investors under "Corporate Governance".

        The nominating sub-committee considers recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees in accordance with the procedures set forth under the section titled "Procedures for Stockholders to Recommend Director Nominees" of this document by giving timely notice of such recommendation in proper written form to our corporate secretary at Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting. On occasions, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The nominating sub-committee did not engage a third party for that purpose during 2009 or in connection with the nomination of directors for election at this year's annual meeting of stockholders.

        In evaluating nominees, the nominating sub-committee generally considers the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee also considers the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee's individual reputation for integrity, honesty and adherence to high ethical standards, the nominee's demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee's ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the nominating sub-committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the board will possess the appropriate talent, skills, experience and expertise to oversee our businesses. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

Business Operations and Technology Committee

        The business operations and technology committee advises the board on management's activities in the areas of the Company's business operations, technology and innovation. The business operations and technology committee consists of James A. Chiddix, who is its chairman, John N. Rigsby and Steven J. Simmons. The business operations and technology committee held two meetings during 2009. Committee members also made operational visits to our operations in the U.K., including visits to call centers, participation in home installations, visits to technical centers, meetings with employees and other matters.

Risk Management and the Board's Role in Risk Oversight

        Our board of directors exercises direct oversight over the Company's risk management, and in doing so also relies on its audit committee, which oversees financial and accounting risk management; the compensation committee which oversees risk management of the Company's executive compensation plans and arrangements (which is discussed further under "Compensation Discussion and Analysis"); the nominating sub-committee, which oversees management of risks associated with independence of the board; and its business operations and technology committee which advises the board in relation to certain operational risk matters. Under the board's oversight, management operates a risk registry process which identifies risks and assigns responsibility for their management and, to the extent practicable, their amelioration. Our risk management system is designed to identify key risks and provide assurance that these risks are fully understood and managed. We have a group risk function (which forms part of the Company's finance division) that contains specialist but integrated teams, who work with the operational divisions to embed and support best practice processes in the identification and management of risk. Management are engaged by all of these teams on an ongoing and regular basis and at the highest level through quarterly risk forums with the executive officers where key risks and issues arising are presented and discussed. These teams also update the audit committee on a quarterly basis, which then reports to the board. An overall review of risk by the board is also inherent in its consideration of our strategy and other matters.

        The board also plans for succession to the position to chief executive officer as well as certain other senior management positions. To assist the board, the chief executive officer annually provides the board with an assessment of senior management personnel and succession potential and planning and their potential. He also provides the board with an assessment of persons considered potential successors to senior management positions.

CORPORATE GOVERNANCE

Staggered Board

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms.

  •
  Our Class I Directors are James A. Chiddix, William R. Huff, James F. Mooney and John N. Rigsby, and their terms terminate on the date of our 2011 annual meeting of stockholders.

  •
  Our Class II Directors are Neil A. Berkett, Steven J. Simmons and George R. Zoffinger, and their terms terminate on the date of our 2012 annual meeting of stockholders.

  •
  Our Class III Directors are Charles L. Allen, Jeffrey D. Benjamin, Andrew J. Cole and Gordon D. McCallum, and their terms will terminate on the date of this year's annual meeting of stockholders.

        At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

Independence of Directors

        Our board of directors currently consists of 11 members. In evaluating directors' independence, the board uses the independence criteria set forth in the Nasdaq Global Select Market listing standards currently applicable to us. The board has surveyed each of our directors and has determined that, Messrs. Allen, Benjamin, Cole, Chiddix, Huff, Rigsby, Simmons and Zoffinger are independent, and Messrs. Berkett, McCallum and Mooney are not independent within the meaning of the Nasdaq Global Select Market listing standards. Mr. Berkett is our chief executive officer, Mr. Mooney is our chairman, and, as noted below, Mr. McCallum is affiliated with Virgin Enterprises Limited, from whom the Company licenses the "Virgin" brand.

        In evaluating and determining the independence of the non-management directors, the board considered the following relationships in particular:

  •
  Mr. Allen became an executive officer in March 2010 of a supplier to the Company. The board determined that Mr. Allen's independence is not impaired as the amount under the supplier contract with the Company is not material. Additionally, Mr. Allen is a non-executive director or non-executive chairman of other companies with which we have business relationships. The board has determined that none of those relationships are material;

  •
  At the request of the board, Mr. Chiddix performs consulting services to the Company. The board determined him to be independent as he is not an executive officer or controlling shareholder of the Company and the payment to him as a consultant is not material. Additionally, Mr. Chiddix has been a non-executive vice-chairman and director of other companies with which we have business relationships. The board has determined that none of those relationships are material; and

  •
  Mr. Cole is an executive officer of a supplier to the Company, however, it was determined that Mr. Cole's independence is not impaired as the amount under the supplier contract with the Company is not material.

        Our independent directors have the opportunity to meet separately in an executive session immediately following each regularly scheduled board meeting. In 2009, there were four such executive sessions.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our board of directors consists of Charles L. Allen, who is its chairman, Andrew J. Cole and Steven J. Simmons. None of the members of the compensation committee has, at any time, been an officer or employee of ours and other than as addressed above in section "Independence of Directors", none has any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any relationship existed in the past.

Board Leadership Structure

        The board of directors does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate. The board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its stockholders. As a matter of practice, the Company has had a separate chief executive officer and chairman since 2003. Historically, our chairman has played an executive role, helping to guide our strategic direction and focusing on strategic transactions, financing, investor relations and similar matters as well as managing board matters. The chief executive officer has shared responsibilities for these functions (other than those strictly related to the board and its governance) and has also had sole responsibility for the day to day operation of the Company.

        The role of the chairman will become non-executive with effect from January 1, 2011 and the executive responsibilities of the chairman are being transitioned to the chief executive officer. The board is in the process of defining the role of the non-executive chairman, and in so doing intends to take into account both U.S. and U.K. precedents, reflecting our position as a Delaware corporation whose business is based in the U.K.

Stock Ownership Guidelines

        In order to encourage director ownership of our shares and further align their interests with those of our stockholders, our non-executive directors are subject to a minimum equity shareholding requirement which requires them to hold, over a three-year period, $100,000 worth of capital stock of the Company.

        Our chief executive officer, chairman and other senior executives are also subject to a stock ownership policy in order to align the interests of those individuals with the interests of our stockholders. The stock ownership policy requires our senior executives to retain a minimum of 50% of net vested restricted stock and 50% of the net stock realized on exercise of options (in each case net of stock sold to pay income tax and U.K. national insurance tax and, in the case of stock options, net of stock sold to pay the exercise price) until the relevant stock ownership level has been reached. An individual's stock ownership level is determined on the basis of a multiple of base salary: our chief executive officer and chairman are subject to a multiple of three times base salary; our senior executive officers are subject to a multiple of two times base salary; and other certain senior executives are subject to a multiple of one times base salary.

Policies Regarding Insider Trading and Hedging

        The Company maintains policies and procedures for transactions in the Company's securities that are designed to ensure compliance with all insider trading rules. Any named executive officer that wishes to buy or sell any of our securities or options or derivatives with respect to our securities must obtain prior approval from our General Counsel. This seeks to assure that the named executive officers will not trade in our securities at a time when they are in possession of inside information.

Insurance

        We have liability insurance covering our directors and officers for claims asserted against them, or incurred by them, in their capacity as directors and officers of the Company, including claims brought under the U.S. Securities Act of 1933, as amended.

Procedures for Stockholders to Recommend Director Nominees

        Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder notice of a nomination of a director at an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

        In the case of a stockholder nomination of a director at a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

        The stockholder's notice to the Secretary of a nomination of a director at an annual or special meeting must include the following:

  •
  the name, age, and address of the candidate;

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  the candidate's principal occupation or employment;

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  the class or series and number of shares of our capital stock which are owned beneficially owned by the candidate;

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  the name and address on record of the stockholder proposing the nomination;

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  the class or series and number of shares of our capital stock which are owned beneficially owned by the stockholder;

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  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

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  a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to the candidate or stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

        No person is eligible for election as one of our directors unless he or she has been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Article II, Section 5 of our by-laws, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

Stockholder Communications with the Board of Directors

        Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board of directors, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

        Communications may be addressed to the board of directors and any individual director or member of management, c/o Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns that are critical of our board of directors, management or us, or that relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Director Attendance at Annual Meetings of Stockholders

        We encourage all of our directors to attend the annual meeting of stockholders. All of our then directors, except one, attended the annual meeting held in 2009.

Code of Ethics

        We have adopted a code of ethics for our principal executive officer, principal financial officer, and principal accounting officer or controller, and persons performing similar functions. Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations.

        Our code of ethics is posted on our website at www.virginmedia.com/investors under "Corporate Governance". In the event that we amend our code of ethics or grant a waiver from its restrictions to a person covered by the code of ethics, we will provide this information on our website within four business days following the date of the amendment or waiver.

        We will provide to any person without charge, upon request, a copy of our code of ethics. Requests should be sent to Richard Williams, Virgin Media Inc.—Director Investor Relations, 909 Third Avenue, Suite 2863, New York, New York 10022, tel: +1 212 906 8447, fax: +1 212 752 1157.

Code of Conduct

        We have adopted a code of conduct for our directors, officers and other employees of the Company. Compliance with the code of conduct is required at every level of the Company. Employees who are aware of code of conduct breaches must, under the code of conduct, report them to their team leader, line manager, human resources representative or any other manager. Employees who breach the code of conduct may be subject to disciplinary action up to and including dismissal.

        The code of conduct contains conflict of interest provisions which require employees (including officers) involved in any activity or relationship that could lead to a conflict of interest to enter such information in a register of interests and to disclose it in writing to their immediate line manager. The code of conduct also contains provisions which deal (among other things) with confidentiality, discrimination and harassment, gifts to government officials and employees, insider trading and improper payments and bribes. Our code of conduct is posted on our website at www.virginmedia.com/investors under "Corporate Governance".

PROPOSAL 1
ELECTION OF DIRECTORS

Election of Directors Proposal

        The first proposal is to elect three directors to hold office until the annual meeting of stockholders that is to be held in 2013, or until their respective successors are duly elected and qualify.

Board of Directors

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are James A. Chiddix, William R. Huff, James F. Mooney and John N. Rigsby, and their terms terminate on the date of our 2011 annual meeting of stockholders. Our Class II Directors are Neil A. Berkett, Steven J. Simmons and George R. Zoffinger and their terms terminate on the date of our 2012 annual meeting of stockholders. Our Class III Directors are Charles L. Allen, Jeffrey D. Benjamin, Andrew J. Cole and Gordon D. McCallum, and their terms terminate on the date of this year's annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

        Messrs. Allen, Cole and McCallum, whose terms expire at this annual meeting, are each nominated for re-election at this annual meeting and, if elected, their new terms of office will each expire at the annual meeting of stockholders to be held in 2013, or until their respective successors are duly elected and qualified. Each nominee has consented to be named in the proxy statement and to serve if elected. Mr. Benjamin's term expires at this annual meeting, and he is retiring from the board of directors.

        Information regarding the nominees for election at the meeting follows:

Nominees for Directors for Terms Expiring in 2010

Charles L. Allen, CBE

        Mr. Allen, age 53, has been a director since September 9, 2008, and chairs the compensation committee. Mr. Allen was recently appointed as the executive chairman of EMI Music, an international music company and part of EMI Group Limited, having served as its non-executive chairman since 2009. Mr. Allen is currently the non-executive chairman of Global Radio UK Limited, a leading U.K. commercial radio company. Since May 2008, Mr. Allen has been a senior adviser to the principal investment group of Goldman Sachs Group, Inc. From February 2007 to July 2008, Mr. Allen was a chief advisor to the U.K. government's Home Office. Prior to that, Mr. Allen served as chief executive officer of ITV plc, the leading U.K. commercial public service broadcaster, having previously served as executive chairman of Granada plc, which he led through the merger with Carlton Communications to form ITV plc. Mr. Allen's U.K. media and board experience provides valuable insight to our board on strategic and operational issues and his compensation committee experience has been invaluable in restructuring our compensation committee. Mr. Allen is a Fellow of the Chartered Institute of Management Accountants and a Commander of the British Empire (CBE). He serves on the board of directors, and is chairman of the remuneration committee, of Tesco plc, a large U.K. retailer, and serves on the board of directors of Endemol BV, the international television production group.

Andrew J. Cole

        Mr. Cole, age 43, has been a director since July 8, 2008, and serves on the compensation committee. Mr. Cole has been chief executive officer, Europe for Asurion Corp., a private entity and the world's largest technology protection company, since May 2009, and prior to that, was chief marketing officer and senior vice president at Asurion since April 2007. Prior to joining Asurion, Mr. Cole was president of CSMG Adventis, a strategic consultancy focused exclusively on the communications, computing, media and entertainment markets, from October 2005 to April 2007. From May 2004 to October 2005, Mr. Cole was vice president and leader of the telecom and media practice at A.T. Kearney, a strategic and operations consultancy. He holds bachelor's and master's degrees from Bristol University and Oxford University, respectively. Mr. Cole has over 20 years experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector having worked with most of the major operators such as Orange, a U.K. telecommunications company, Apple (supporting its iPhone entry) and Google (with respect to the gPhone). In addition to the wealth of experience described above, Mr. Cole brings marketing and strategy expertise to our board.

Gordon D. McCallum

        Mr. McCallum, age 50, has been a director since September 11, 2006. Since September 2005, he has been chief executive officer of Virgin Management Limited, Virgin Group's U.K.-based management services company providing corporate services and general management oversight of Virgin's investment portfolio. From January 1998 to September 2005, Mr. McCallum was group strategy director of Virgin Management, and prior to that, he worked for Virgin Management as a freelance consultant. Mr. McCallum currently serves on the boards of a number of Virgin-branded businesses and served on the board of Virgin Mobile Holdings (UK) plc prior to its acquisition by us. In connection with the license agreement entered into with Virgin Enterprises Limited on April 3, 2006 (the "Virgin License Agreement"), which provides for us to license the "Virgin" name and trademark in our business, Virgin Enterprises Limited had the right to propose a candidate to our nominating sub-committee to fill a single seat on our board., and proposed Mr. McCallum. Mr. McCallum brings to the board mobile telephony and strategy experience and an extensive knowledge of, and experience with, the "Virgin" brand.

Stockholder Approval

        Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent "FOR" the election of each of Messrs. Allen, Cole and McCallum. Please note that as of this year, brokers are no longer permitted to vote your shares for the election of directors. Therefore we urge you to give voting instructions to your broker, because failing to do so will render your right to vote a "broker non-vote" which will be disregarded, along with any abstentions from voting, for the purposes of determining the outcome of a vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the election of each of Messrs. Allen, Cole and McCallum to the board of directors.

 INFORMATION OF DIRECTORS NOT STANDING FOR ELECTION

        Information regarding directors not standing for election at the meeting follows:

Continuing Directors Whose Terms Expire in 2011

James A. Chiddix

        Mr. Chiddix, age 64, has been a director since July 8, 2008, and chairs the business operations and technology committee. Mr. Chiddix has over 37 years experience in the cable industry and has established a technology expertise in cable television, networks, equipment and software systems. He serves on the boards of directors of telecommunications companies Symmetricom, Inc., Dycom Industries, Inc. and Arris Group Inc. Between March 2004 and April 2007, Mr. Chiddix was chairman and chief executive officer at OpenTV Corp. and then served as vice-chairman and director of that company until November 2009. Mr. Chiddix's prior roles included chief technical officer and senior vice president, engineering and technology at Time Warner Cable, president of MystroTV (a division of Time Warner Inc.), and senior vice president, engineering at Oceanic Cable (a division of Time Warner Inc.). Mr. Chiddix brings to the board his cable industry and technology experience.

William R. Huff

        Mr. Huff, age 60, has been a director since January 10, 2003, and chairs our executive committee and nominating sub-committee. He served as our interim chairman of the board of directors from January to March 2003, when Mr. Mooney became chairman. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C., an investment management firm. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984. Mr. Huff brings to the board his deep understanding of leveraged finance, capital markets, mergers and acquisitions and other corporate and financial issues.

James F. Mooney

        Mr. Mooney, age 55, has been a director and chairman of the board of directors since March 2003, and serves on the executive committee. From December 2004 through to December 2007, Mr. Mooney served as a director and chairman of the board of RCN Corporation, a U.S. regional provider of cable, pay television and fixed line telephony services. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc., a mobile telephony provider. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was first the chief financial officer, then the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., EBay Inc. and Benchmark Capital. Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia, from 1999 to 2000. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief financial officer of the Americas. Mr. Mooney is also a director of Sirius XM Radio, Inc., a satellite radio company. He holds bachelor's and master's degrees in finance from Notre Dame University and New York University, respectively.

John N. Rigsby

        Mr. Rigsby, age 63, has been a director since September 9, 2008, and serves on the business operations and technology committee and the audit committee. Mr. Rigsby has over 30 years experience in the cable industry and most recently was president of Bright House Networks, LLC's Florida Group, a U.S. cable television company, from May 2003 to December 2007. Prior to this, Mr. Rigsby spent eight years as the president of the Florida Division of Time Warner Cable Inc. and nine years with Paragon Communications Inc., a Time Warner and Houston Industries cable joint venture. Mr. Rigsby also spent nine years at American Television & Communications Corp. Mr. Rigsby was elected a Cable TV Pioneer in 2001 and was awarded the NCTA Vanguard Award for Cable Operations in 2002. Mr. Rigsby brings to the board his strategic, operational and cable industry expertise. He holds a bachelor's degree in political science and a master's degree in business administration from Brown University and Harvard University, respectively.

Continuing Directors Whose Terms Expire in 2012

Neil A. Berkett

        Mr. Berkett, age 54, has been a director since April 7, 2008, and has been our chief executive officer since March 6, 2008. Prior to that, he served as our acting chief executive officer from August 2007 to March 2008, and as our chief operating officer from September 2005 to August 2007. Prior to joining us, Mr. Berkett was managing director of distribution at Lloyds TSB Bank plc from 2003 to 2005. From 2002 to 2003, he was chief operating officer of Prudential Assurance Company Limited. From 1997 to 2002, Mr. Berkett was a principal at Marsh Mill Consulting Ltd., and from 1998 to 2002, he was also chief executive of Trek Investco Limited. Prior to this, Mr. Berkett worked for St. George Bank Limited, one of Australia's largest retail banks, where he served as the head of the retail division and led its merger with Advance Bank Australia Limited (an Australian retail bank).

Steven J. Simmons

        Mr. Simmons, age 63, has been a director since July 8, 2008, and serves on the compensation committee and the business operations and technology committee. Mr. Simmons, a cable television entrepreneur, has over 25 years experience in the cable industry. He is currently chairman and chief executive officer of Simmons Patriot Media & Communications, LLC, a company he founded. Mr. Simmons is also chairman of cable companies PPR Media, LLC, and Patriot Media Consulting, LLC. Mr. Simmons was elected a Cable TV Pioneer, and in 2006, was awarded the U.S. Independent Cable Operator of the Year Award by CableWorld magazine. Mr. Simmons brings to the board his strategic, operational and cable industry expertise.

George R. Zoffinger

        Mr. Zoffinger, age 62, has been a director since January 10, 2003, chairs the audit committee and serves on the executive committee and the nominating sub-committee. He is currently president and chief executive officer of Constellation Capital Corporation, a financial services company. He also served in this role from March 1998 to March 2002. From March 2002 until December 2007, he served as the president and chief executive officer of the New Jersey Sports and Exposition Authority. Mr. Zoffinger is currently a director of New Jersey Resources Inc. Mr. Zoffinger has over 25 years experience as a corporate director of numerous companies. Mr. Zoffinger provides the board his financial and operational expertise.

Directors Whose Term Expires in 2010

Jeffrey D. Benjamin

        Mr. Benjamin, age 48, has been a director since January 10, 2003, and serves on the audit committee. Mr. Benjamin is retiring from the board and therefore his term expires at this annual meeting. Mr. Benjamin has been a senior advisor to Cyrus Capital Partners, L.P., an investment management firm, since June 2008. Mr. Benjamin also serves as a consultant to Apollo Management, L.P., a private investment fund, and from September 2002 to June 2008, he served as a senior advisor to Apollo Management. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc., Harrah's Entertainment, Inc. and Spectrum Group International. Mr. Benjamin has provided financial and strategic expertise to the board.

Director Qualifications

        As evident above, each of our directors brings to our board extensive management and leadership experience gained through their service as executives, and in some cases executive officers of diverse businesses. Most have substantial direct experience in the business lines in which we operate. In these executive roles, they have taken hands on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, most of our current directors have public company board experience, either significant experience on other boards or long service on our board, which broadens their knowledge of board policies and processes, rules and regulations, issues and solutions. Our directors also provide a combination of U.S. and U.K. experience.

 INFORMATION REGARDING OUR EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        A description of our executive officers who are not directors follows:

Andrew M. Barron

        Mr. Barron, age 44, became our chief operating officer in January 2010. Prior to this, Mr. Barron was our chief customer and operations officer from October 2008 and our managing director of strategy and corporate development from March 2008. Before he joined us, Mr. Barron was chief operating officer of Modern Times Group MTG AB, an international entertainment broadcasting group, from January 2003. From September 2002 to January 2003, he served as chief executive officer of the Viasat broadcasting division of MTG. Prior to that, Mr. Barron was chief executive officer of Chellomedia, the broadband and television division of United-PanEurope Communications (now Liberty Global Inc.), from November 1999 to June 2002. Prior to that, Mr. Barron was executive vice president of new media and business development at the European division of The Walt Disney Company.

Paul Buttery

        Mr. Buttery, age 46, became our chief customer and networks officer in January 2010. Prior to this, Mr. Buttery was our managing director of access and networks from September 2008, and the managing director of the access division from May 2007. He joined us in February 2006 as director of customer services & operations for the business division. Before he joined the Company, Mr. Buttery was chief technical officer of Cable & Wireless UK, an alternate network operator. Mr. Buttery served with Cable & Wireless from October 2004 to January 2006. From November 2002 to October 2004, Mr. Buttery was with MCI as the vice president EMEA network & service delivery having previously worked with MCI in the United States as vice president internet operations & planning and as vice president global data network management. Mr. Buttery started his career with British Telecoms plc, undertaking various roles over a 15 year period.

Robert C. Gale

        Mr. Gale, age 50, became our vice president, controller in June 2003. Prior to this, Mr. Gale was the group director of financial control and tax for our U.K. operations since October 2000. Mr. Gale joined us in May 2000 when we acquired the cable operations of Cable & Wireless Communications plc, where he had held a number of senior financial positions since 1998. Prior to that, Mr. Gale was chief financial officer of Comtel, a cable operator subsequently acquired by us from 1995 to 1997. Mr. Gale is our principal accounting officer for the purposes of financial reporting and is a director of many of our wholly-owned U.K. subsidiaries.

Bryan H. Hall

        Mr. Hall, age 47, became our secretary and general counsel in June 2004. From September 2000 to June 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings. Prior to this, Mr. Hall practiced corporate law in New York since 1987 as an associate attorney. Mr. Hall is an attorney licensed to practice in the State of New York.

Eamonn O'Hare

        Mr. O'Hare, age 46, became our chief financial officer in November 2009. Prior to joining us, Mr. O'Hare served as the U.K. chief financial officer for the retail company Tesco plc from September 2005 through to October 2009. Before joining Tesco, Mr. O'Hare was the chief financial officer of Energis Communications Limited, a U.K. telecommunications company, from October 2002 through to

January 2005. Prior to this, Mr. O'Hare held a number of senior international finance and management positions at various international divisions within PepsiCo Inc.

Mark Schweitzer

        Mr. Schweitzer, age 50, became our chief commercial officer in October 2007. Before he joined us, Mr. Schweitzer was chief marketing officer of Sprint Nextel Corp, a wireless communications company, from August 2005 to June 2007. Prior to that, he was senior vice president of marketing of Nextel Communications Inc. from April 1997 to August 2005. Mr. Schweitzer has been managing marketing, sales and customer operations functions in the communications industry since 1981, including experience with Time Warner Cable Inc., MCI Communications Corp. and McCaw Cellular, Inc.

INFORMATION REGARDING THE COMPENSATION OF OUR DIRECTORS

Compensation of Directors

        We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees, and visits to the U.K. on Virgin Media business. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors.

Overview of Compensation Arrangements

        Effective January 1, 2009, our U.S. based non-executive directors are paid an annual retainer of $100,000 and our U.K. based non-executive directors are paid an annual retainer of £75,000. Additionally, our committee chairs are paid $25,000 per annum, and our non-chair committee members are paid $10,000 per annum, for their service on our audit, compensation, and business operations and technology committees; our non-executive directors are paid a board meeting fee of $1,000 for each meeting beyond five scheduled in-person meetings per year; and our non-executive directors are paid $1,000 per day for each day spent in the U.K. on Virgin Media business (primarily operational reviews and site visits, since our board and committees do not meet in the U.K.).

        On June 10, 2009, each non-executive director who was then in office was granted an annual grant of 62,500 options. These options have an exercise price of $8.67 and vest on June 10, 2010, save for any director whose term expires or who retires at the next annual meeting of stockholders, being June 9, 2010, and who does not stand for re-election, in which case vesting will accelerate to the date of that meeting. Prior to June 2009, we granted 187,500 options every three years with one-third vesting each year on March 16. Given that the grant date for the annual grant of options had changed in 2009 from March 16, 2009 to June 10, 2009, we granted an additional 14,725 options on June 15, 2009 with an exercise price of $8.60 to the non-executive directors to cover this transition period. It is intended that the annual grant of options will reward the non-executive directors for the significant time and attention required of them in connection with their board duties, to encourage them to remain on the board of directors and to provide them with appropriate incentives to increase the value of our Company to our stockholders.

        Additionally, a deferred compensation plan for non-executive directors was introduced to permit them to defer the cash compensation to which they would otherwise be entitled into a deferred right to receive shares of our common stock in the form of phantom stock units. Interests in this plan and the options held by the directors are credited against the minimum equity shareholding requirement described in the section titled "Corporate Governance—Stock Ownership Guidelines".

Director Summary Compensation Table

        The table below summarizes the compensation paid by us to non-executive directors for the fiscal year ended December 31, 2009. It should be noted in reviewing the table below that the amounts included under the column heading "Option Awards" represent the grant date fair value of option awards, as computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010. These amounts do not necessarily reflect the current market value or fair value of these awards.

        Unless otherwise noted, all amounts in this table paid in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00. As of April 23, 2010, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5363 per £1.00.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards(2) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (f)	All Other Compensation(3) ($) (g)	Total ($) (h)
Charles L. Allen	142,398	—	261,005	—	—	—	403,403
Edwin M. Banks(5)	48,889	—	—	—	—	—	48,889
Jeffrey D. Benjamin	116,000	—	261,005	—	—	—	377,005
James A. Chiddix(7)	160,847	—	261,005	—	—	16,111	437,963
Andrew J. Cole	110,000	—	261,005	—	—	—	371,005
William R. Huff	100,000	—	261,005	—	—	—	361,005
Gordon D. McCallum	117,398	—	261,005	—	—	—	378,403
John N. Rigsby	124,556	—	261,005	—	—	—	385,561
Steven J. Simmons	123,000	—	261,005	—	—	—	384,005
George R. Zoffinger	133,000	—	261,005	—	—	—	394,005

(1)
Messrs. Berkett and Mooney are not included in the table above as they are our employees and therefore received no separate compensation for their services as directors. The compensation received by Messrs. Berkett and Mooney is shown under the "Summary Compensation Table" in this proxy statement. Mr. Banks no longer serves on our board of directors.

(2)
Reflects the aggregate grant date fair value of 62,500 options with a fair value of $3.39 per option and 14,725 options with a fair value of $3.35 per option, as granted to each non-executive director and computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual economic value realizable by the director for these awards. The grant date fair value for each award is included in the table below.

  As of December 31, 2009, each non-executive director had the following equity holdings:

Name	Number of Securities Underlying Options	Grant Date	Expiration Date	Exercise Price ($)	Grant Date Fair Value ($)	Shares of Common Stock	Phantom Stock Units pursuant to Deferred Compensation Plan
Charles L. Allen	32,192	09/09/2008	09/08/2018	11.37	91,422	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
Edwin M. Banks(4)(5)	—	—	—	—	—	—	—
Jeffrey D. Benjamin	187,500	04/11/2003	04/10/2013	6.00	366,623	97,930	—
	187,500	03/16/2006	03/15/2016	29.06	1,479,160	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
James A. Chiddix	42,980	07/08/2008	07/07/2018	11.99	132,561	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
Andrew J. Cole	42,980	07/08/2008	07/07/2018	11.99	132,561	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
William R. Huff	187,500	04/11/2003	04/10/2013	6.00	366,623	—	—
	187,500	03/16/2006	03/15/2016	29.06	1,479,160	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
Gordon D. McCallum(6)	156,250	09/14/2007	09/13/2017	29.06	560,299	5,630	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
John N. Rigsby	32,192	09/09/2008	09/08/2018	11.37	91,422	10,000	6,121
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
Steven J. Simmons	42,980	07/08/2008	07/07/2018	11.99	132,561	25,000	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
George R. Zoffinger	187,500	04/11/2003	04/10/2013	6.00	366,623	10,000	—
	187,500	03/16/2006	03/15/2016	29.06	1,479,160	—	—
	62,500	06/10/2009	06/09/2019	8.67	211,744	—	—
	14,725	06/15/2009	06/14/2019	8.60	49,261	—	—
(3)
The value of all perquisites and personal benefits for each director, other than Mr. Chiddix, was less than $10,000 in 2009.

(4)
As a result of changes in U.S. federal income tax laws by the adoption of section 409A of the Internal Revenue Code, option holders who held options with exercise prices below the market price at the time of issuance that had not vested prior to January 1, 2005 faced substantial additional tax and penalties. On December 21, 2007, we and Mr. Banks agreed to increase the exercise price of his 125,000 options that fell within this category from $6.00 to $7.82 per share to reflect the market price of our common stock at the time of issuance. As compensation for this adjustment, on March 3, 2008, we issued to Mr. Banks 14,996 shares of our common stock with a grant date fair value of $227,500. On September 2, 2009, Mr. Banks sold 14,996 shares of common stock.

(5)
Mr. Banks' term as a director expired at our annual meeting of stockholders held on June 10, 2009. On September 2, 2009, Mr. Banks exercised 187,500 of his vested options and sold the underlying shares. On September 10, 2009, his 187,500 remaining vested options expired unexercised.

(6)
Held in trust for the benefit of Virgin Entertainment Investment Holdings Limited.

(7)
Pursuant to a consultancy agreement with us, Mr. Chiddix was paid an initial retainer of $10,000 and his fees for fiscal year 2009 amounted to $6,111.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second proposal is to ratify the appointment by the audit committee of Ernst & Young LLP as the independent auditors for the fiscal year ending December 31, 2010.

        Subject to ratification by the stockholders, the audit committee is reappointing Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2010.

        Representatives of the firm of Ernst & Young LLP are expected to be available by telephone at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees billed to us by Ernst & Young LLP in each of the years ended December 31, 2009 and December 31, 2008 (in millions). All of these services, including the Audit-Related fees, Tax fees and All Other fees, were pre-approved by the audit committee. All amounts in this table that originated in pounds sterling in respect of the year ended December 31, 2009 have been translated into U.S. dollars at a rate of $1.5653 per £1.00 and in respect of the year ended December 31, 2008 have been translated at a rate of $1.8523 per £1.00.

	Year ended December 31,
	2009	2008
Audit fees	$5.0	$6.2
Audit-Related fees	0.4	0.2
Tax fees	0.2	0.6
All Other fees	—	—

	$5.6	$7.0

        Audit fees.    Audit fees represent the aggregate fees incurred for audit services provided to us by Ernst & Young LLP. Audit services included the audit of our annual financial statements included in our Form 10-K, the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the quarterly review of financial statements included in our Forms 10-Q, the audit of the annual financial statements of Virgin Media Investment Holdings Limited ("VMIH") and Virgin Media Investments Limited included in our Form 10-K, the quarterly review of the financial statements of VMIH included in our Forms 10-Q, the audit of the annual financial statements of South Hertfordshire United Kingdom Fund, Ltd. ("South Herts") included in its Form 10-K, the quarterly review of the financial statements of South Herts included in its Forms 10-Q, the statutory audits of the financial statements of our affiliates and subsidiaries as required under the U.K. Companies Act, together with services in connection with our senior notes offerings during 2009 and the convertible debt issuance in April 2008.

        Audit-Related fees.    Audit-Related fees represent the aggregate fees incurred for assurance and related services by Ernst & Young LLP that are related to the audit or review of our financial statements. Audit-Related services included services in connection with our secondary listing on the London Stock Exchange during 2009, advisory services in respect of various corporate transactions, certification of the amount of certain mobile telephony revenues for regulatory compliance purposes and the audit of our pension schemes.

        Tax fees.    Tax fees represent the aggregate fees incurred for professional services provided by Ernst & Young LLP for tax compliance and tax advice. Tax services included compliance work regarding the preparation and filing of our U.S. tax returns, advice on various employee tax matters and advising on various corporate tax issues relating to various corporate transactions.

        All Other fees.    All other fees represent the aggregate fees incurred for all other products and services provided by Ernst & Young LLP. There were no such products or services provided for the years ended December 31, 2009 or December 31, 2008.

Audit Committee's Pre-approval Policies and Procedures

        The Audit Committee's policy on pre-approval requirements for audit and non-audit services provided to us by our independent registered public accounting firm is summarized as follows:

  •
  Annually, the Audit Committee will agree on the scope and terms, including the fees, of the engagement for the services to be provided by the Auditors as part of the recurring annual audit of the Company ("Annual Audit Services"). The services included as part of the Annual Audit Services include: the audit of the Company's consolidated financial statements and its internal control over financial reporting; the audit of the separate financial statements of South Herts, VMIH and Subsidiaries, Virgin Media Finance PLC and any other subsidiaries or affiliates which may require audits in relation to securities issued or to be issued, including, if required, the audits of their internal control over financial reporting; the review of interim unaudited financial statements of the Company and the separate interim unaudited financial statements of South Herts and VMIH and any other subsidiaries or affiliates which may require reviews in relation to securities issued or to be issued; and the statutory audits of the financial statements of the Company's subsidiaries and affiliates.

  •
  Annually, the Audit Committee will pre-approve, on a category basis, additional audit services, such as correspondence with regulatory agencies, consents to registration statements, comfort letters, and other financial reports required by regulatory bodies ("Additional Audit Services").

  •
  Quarterly, the Audit Committee will pre-approve, on an engagement specific basis, the Audit-Related services, Tax services and Other services for permissible services as set forth in the pre-approval policy, plus any additional categories of Additional Audit Services not included in the annual pre-approval (collectively, inclusive of those additional categories of Additional Audit Services, "Permitted Services") to be provided by the Auditors to the Company in respect of Permitted Services which are expected to commence during the following three months.

  •
  Each request for pre-approval of Permitted Services will be accompanied by an estimate of the related fee although such fee estimate will not represent the maximum fee that may be incurred unless the Audit Committee expressly requests that a limit be imposed in respect of a specific service.

  •
  Between meetings, the Chairman of the Audit Committee has delegated authority to pre-approve Services within the scope of Permitted Services on an ad-hoc basis to meet specific needs with estimated fees of up to £100,000 per engagement. The Chairman will report any such services approved in this manner to the next meeting.

  •
  The Audit Committee will be informed routinely as to the audit and non-audit services actually provided by the Auditors pursuant to this policy, including details of the fees billed for such services.

Stockholder Approval

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise in your proxy, the proxy holders intend to vote the shares they represent "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. In tabulating the vote, abstentions from voting and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

 PROPOSAL 3
APPROVAL OF THE VIRGIN MEDIA INC. 2010 STOCK INCENTIVE PLAN

        The compensation committee of our board of directors has approved the Virgin Media Inc. 2010 Stock Incentive Plan, which we refer to as the 2010 Stock Incentive Plan, and is recommending that stockholders approve the 2010 Stock Incentive Plan at the annual meeting, replacing our 2006 Stock Incentive Plan. Following such approval, all future issuances will be from our 2010 Stock Incentive Plan, and remaining shares in our 2006 Stock Incentive Plan or that would otherwise be forfeited or returned into our 2006 Stock Incentive Plan will instead be available for issuance from our 2010 Stock Incentive Plan. The 2010 Stock Incentive Plan is substantially similar to the 2006 Stock Incentive Plan, except that (i) the total number of shares as to which options and stock awards may be granted has been decreased from 29,000,000 to 11,000,000 (plus shares remaining or forfeited under our 2006 Stock Incentive Plan); (ii) awards may be made in the form of interests in shares that are jointly owned by a plan participant and a trust; (iii) sub plans to the plan may be adopted to provide for grants to U.K. residents pursuant to a U.K.-approved plan; (iv) repricing of option awards requires stockholder approval; and (v) there is no automatic acceleration upon an "acceleration event" (as defined in the 2010 Stock Incentive Plan).

        A summary of the principal features of the 2010 Stock Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the 2010 Stock Incentive Plan, which is attached to this proxy statement as Appendix C.

Shares Authorized

        The 2010 Stock Incentive Plan authorizes a total of 11,000,000 shares for issuance plus remaining shares in our 2006 Stock Incentive Plan or that would otherwise be forfeited into our 2006 Stock Incentive Plan. Shares subject to awards that expire or are canceled, surrendered, exchanged, settled in cash or otherwise terminated or tendered as payment for the exercise price of an option generally become available for subsequent grants of awards under the 2010 Stock Incentive Plan.

Individual Limits

        Under the 2010 Stock Incentive Plan, a single participant cannot be granted awards in respect of more than 4,000,000 shares in any one year.

Eligibility

        Awards under the 2010 Stock Incentive Plan may be granted to employees (including an individual to whom a formal offer of employment has been extended), directors and independent contractors of the Company, its parent and subsidiary corporations, its divisions and affiliate corporations designated by the board to participate in the 2010 Stock Incentive Plan. The compensation committee will determine who is eligible to participate in the 2010 Stock Incentive Plan, determine the types of awards to be granted, prescribe the terms and conditions of all awards, and construe and interpret the terms of the 2010 Stock Incentive Plan.

Types of Awards

Stock Options

        The compensation committee is authorized to grant stock options to participants. The stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option shall be determined by the compensation committee at the time of grant; provided, however, that in the case of an incentive stock option, the exercise price must be equal to or greater than the fair market value of a share on the date such incentive stock option is granted. The term of a stock option cannot exceed ten years. Subject to the terms of the 2010 Stock Incentive Plan, the option's terms and conditions, which include but are not limited to, exercise price, vesting, treatment of the award upon termination of employment, and expiration of the option, would be determined by the compensation committee and set forth in an award agreement.

        Payment for shares purchased upon exercise of an option must be made in full at the time of purchase. The exercise price may be paid (i) in cash or its equivalent (e.g., check); (ii) in shares of common stock already owned by the participant, on terms determined by the compensation committee; (iii) through participation in a "cashless exercise" procedure approved by the compensation committee; (iv) in any other manner as determined by the compensation committee; or (v) by a combination of the foregoing. Unless otherwise set forth in an option agreement, upon a participant's termination of employment, he or she will forfeit unvested options and will have the shorter of three months (or one year, in the case of a termination due to death, disability or retirement or upon the participant's death within three months following a termination without cause) or the remaining term of the options to exercise vested options. If a participant's employment is terminated for cause, he or she will forfeit all options, whether vested or unvested.

Restricted Stock and Restricted Stock Units

        The compensation committee may grant awards of restricted stock and restricted stock units, on such terms, restrictions and conditions as it determines and sets forth in an agreement. Such awards may be subject to time vesting or performance vesting. At or after the time of grant, the compensation committee will determine the effect of a termination of employment or service on outstanding awards of restricted stock and restricted stock units.

Restricted Stock

        Upon termination of the restriction period applicable to an award of restricted stock, unrestricted shares of our common stock will be delivered to the participant. Restricted stock may not be sold, transferred, pledged or otherwise disposed of until its restrictions lapse. Unless the compensation committee determines otherwise at the time of grant, restricted stock carries with it full voting rights and other stockholder rights, including the right to receive dividends and other distributions and payment to the participant of dividends will be deferred until the lapsing of the restrictions on the shares. Deferred dividends are subject to the same forfeiture restrictions and restrictions on transferability as the restricted stock with respect to which they are paid.

Restricted Stock Units

        Each restricted stock unit represents the right of a participant to receive the number of shares of our common stock set forth in the agreement on the date of vesting or any later date specified by the compensation committee or, in the discretion of the compensation committee, cash equal to the value of those shares.

Share Awards

        The compensation committee may award shares to participants as additional compensation for services or in lieu of cash or other compensation to which they have become entitled. Share awards may be subject to any terms and conditions determined by the compensation committee. Share awards may be made in the form of interests in shares that are jointly owned by a plan participant and a trust.

Performance Awards

        The compensation committee may grant performance awards to participants, which are awards intended to constitute performance-based compensation under Section 162(m) of the Code (see

Million-Dollar Deduction Limit discussion below). Unless otherwise determined by the compensation committee, it is intended that awards in the form of stock options constitute performance awards and that other awards constitute performance awards if the compensation committee so designates an award at the time of grant. Performance awards under the 2010 Stock Incentive Plan, other than options, are subject to one or more of the following performance objectives during a specified period of time as designated by the compensation committee of our board of directors: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) gross margin, (xxi) number of customers and/or products, (xxii) revenue per customer and/or product, (xxiii) net promoter score or (xxiv) any combination of the foregoing.

        Performance objectives may be in respect of performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

Effect of an Acceleration Event

        The compensation committee may determine at the time of grant or at any time thereafter that options that are not exercisable will become exercisable, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse upon the occurrence of an "acceleration event" (as defined in the 2010 Stock Incentive Plan).

Adjustments of Awards

        In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of benefits, the committee will, in its sole discretion, make proportionate adjustments to:

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  the maximum number of shares available for awards, and which may be granted to a participant in a calendar year; and

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  the number of shares subject to outstanding awards and, if applicable, the option price of outstanding options.

        Upon any other extraordinary corporate transaction, the compensation committee may equitably adjust outstanding awards as it deems appropriate. The compensation committee's decisions as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

        In the event of a proposed dissolution or liquidation, corporate separation or division, or a merger or consolidation, outstanding awards of restricted stock, restricted stock units and stock will continue in effect in accordance with their terms, except that they will either be treated as provided for in the agreement entered into in connection with the transaction or converted into awards in respect of the same securities, cash, property or other consideration that stockholders receive in connection with the transaction.

Option Repricing

        The 2010 Stock Incentive Plan expressly provides that, without approval of our stockholders, the compensation committee may not provide for an adjustment or amendment of outstanding stock options to reduce the exercise price of such options (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the plan).

Amendment and Termination of the 2010 Stock Incentive Plan

        The compensation committee at any time and from time to time may suspend, terminate, modify or amend the 2010 Stock Incentive Plan. No suspension, termination, modification or amendment of the 2010 Stock Incentive Plan may adversely affect any option or award previously granted, unless the written consent of option or award holder is obtained.

U.S. Federal Income Tax Consequences

        In connection with the adoption of the 2010 Stock Incentive Plan, applicable securities laws require us to disclose the U.S. federal income tax consequences as they relate to the issuance and exercise of options. Those consequences are as follows:

Incentive Stock Options

        An optionee does not generally recognize taxable income upon the grant or exercise of incentive stock options. Upon the sale of incentive stock option shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of the shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee does not dispose of the shares within two years after the date of the grant of the incentive stock options and has held the shares for at least one year after the date of exercise. Under these circumstances, we are not entitled to a federal income tax deduction.

        If an optionee sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of:

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  the gain realized upon the sale; or

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  the difference between the exercise price and the fair market value of the shares on the date of exercise.

        Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee held the incentive stock option shares prior to disposition. In the year of disposition, we receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

        The exercise of incentive stock options may in some cases trigger liability for the alternative minimum tax.

Nonqualified Stock Options

        An optionee does not recognize taxable income upon the grant of nonqualified stock options. Upon the exercise of nonqualified stock options, an optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise on the date of exercise exceeds the exercise price. Subject to our satisfying applicable reporting requirements or the inclusion of an optionee's income, we receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of nonqualified stock options.

Million-Dollar Deduction Limit

        Pursuit to Section 162(m) of the U.S. Internal Revenue Code, the Company may not deduct compensation of more than one million ($1,000,000) dollars that is paid to an individual who, on the last day of the taxable year, is either the Company's principal executive officer or is among one of the three other most highly-compensated officers (other than the principal financial officer) for that taxable year as reported in the Company's proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Unless otherwise determined by the compensation committee, (i) it is intended that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the one million ($1,000,000) dollar limitation on deductible compensation, and (ii) it is intended that other awards constitute qualified performance-based compensation if the compensation committee determines at the time of grant that the award is intended to be so treated.

U.K. Sub Plans

        The 2010 Stock Incentive Plan provides for the ability of the compensation committee to adopt sub plans for tax-efficient grants to U.K. residents which are approved by the U.K. tax authority, Her Majesty's Revenue and Customs ("HMRC"). Schedule A to the 2010 Stock Incentive Plan is the Company's Share Option Plan (the "CSOP"), which is a U.K. tax-qualified plan commonly adopted by U.K. companies that is subject to approval by HMRC. Subject to compliance with the U.K. restrictions applicable to CSOPs, the exercise of CSOP options is exempt from U.K. income tax and national insurance. These restrictions include, among others, the requirements that each participant may only hold CSOP options with a face value, at the date of grant, of up to £30,000 and the options cannot be exercised for three years after the date of grant.

New Plan Benefits

        Because benefits under the 2010 Stock Incentive Plan will depend on the compensation committee's actions and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2010 Stock Incentive Plan is approved by the stockholders. Information concerning awards under the 2006 Stock Incentive Plan is available in this proxy statement in the following tables and the narrative accompanying them: Summary Compensation Table, Grants of Plan Based Awards, Outstanding Equity Awards at Fiscal Year End, Option Exercises and Stock Vested, Director Compensation and Equity Compensation Plan Information. On March 31, 2010, the closing price of our common stock was $17.26.

Other Information

        Other than as a result of their right to participate in the 2010 Stock Incentive Plan, no person who was a director or executive officer of us in the year ended December 31, 2009 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

Equity Compensation Plan Information

        For further information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance, see "Summary Compensation Table—Equity Compensation Plan Information".

Stockholder Approval

        The approval of the 2010 Stock Incentive Plan requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. If the 2010 Stock Incentive Plan is approved by our stockholders, we will discontinue the 2006 Stock Incentive Plan. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent "FOR" the approval of the 2010 Stock Incentive Plan. In tabulating the vote, abstentions from voting and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote "FOR" the approval of the Virgin Media Inc. 2010 Stock Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Background

        In this discussion, we review the objectives and elements of Virgin Media's executive compensation program, analyzing the factors influencing the determination of compensation of our named executive officers with respect to the 2009 fiscal year. More specific compensation information and discussion of the terms of our plans can be found in the tables, plan descriptions and other analyses that follow this report.

        In its oversight of the Company's compensation structure, the compensation committee's purpose is to ensure that risk is being effectively managed through the structure of the various compensation programs, while enabling the Company to offer a compensation package that attracts, retains and motivates executives and builds long-term sustainable returns for the Company and its stockholders. The compensation committee is responsible for determining the annual compensation of our executive chairman, chief executive officer and other named executive officers; approves the nature and amount of compensation paid to, and the employment agreements entered into with, our executives; establishes and evaluates performance based goals related to compensation; oversees our cash bonus and equity based plans; and oversees our compensation and benefits policies relating to our executive officers.

        In late 2008, the compensation committee began a strategic review of the Company's executive compensation programs and, in January 2009, it selected new independent compensation advisors. The compensation committee retained Kepler Associates, a U.K.-based compensation advisor, and Pearl Meyer & Partners, a U.S.-based compensation advisor, as joint independent advisors. To maintain this independence, Kepler Associates and Pearl Meyer & Partners ("KPM") act solely as joint advisors to the committee, and do not perform any other services for the Company, unless approved by the committee and no such services were provided in fiscal 2009. Because the Company is a Delaware corporation with a primary listing in the U.S., but conducts virtually all of its business operations in the U.K., the committee believes that it is important to have advisors who can provide independent specialized advice on the compensation environments in both countries. During 2009, the committee worked closely with its advisors, ensuring that best practice guidance from the advisors underpinned all their deliberations and decision-making processes. KPM also worked closely with the committee throughout the strategic review, providing advice and feedback in relation to the development of the Company's programs.

Business Context and Impact on Compensation

        Virgin Media is a leading provider of entertainment and communications services in the United Kingdom, offering "quad-play" broadband internet, television, mobile telephony and fixed line telephony services. We also provide voice and data telecommunication and internet solutions services to businesses, public sector organizations and service providers and operate 11 wholly owned television channels. As of December 31, 2009, we provided services to approximately 4.8 million residential cable customers on our network. We are one of the U.K.'s largest mobile virtual network operators by number of customers, providing mobile telephone service to 2.2 million prepay mobile customers and nearly one million contract mobile customers over third party networks.

        We believe our advanced, deep fiber access network enables us to offer faster and higher quality broadband services than our digital subscriber line, or DSL, competitors. Our strategy is to provide our customers with a leading next generation broadband service, one of the most advanced TV on-demand services available in the U.K. market, exploit mobile as the third screen to view internet and television content, and grow business data revenue. In 2009, we continued to deliver on this strategy by increasing our consumer cable average revenue per customer, growing our consumer customer base, increasing the number and quality of products our customers purchased from us, and generated significant cash flow. As we are a highly leveraged company with £5.9 billion in long term debt, net of current portion, outstanding (as at December 31 2009), we have been restructuring our senior debt since 2007 and now have no significant maturities over £200 million before 2015. In 2009, we also made significant changes by launching a program to restructure our business to create a fully-integrated, customer-focused organization, driving further improvements in operational performance and eliminating inefficiencies. We remain in a period of transition and 2009 was a year when our strategic focus was built upon the opportunities of our advanced, deep fiber access network, differentiated products, new growth channels and cost control. The financial and operational success was achieved despite a very difficult broader U.K. economic environment where consumers were increasingly selective about the use of their discretionary spend. Our focus is now on growing the Company and increasing stockholder value, both through the acquisition of new customers and retaining and providing additional services to our existing customers.

        This strategic focus has been supported by a re-assessment and re-alignment of our reward strategy. During 2009 we built upon the review of our executive compensation that was started in 2008 by the compensation committee. The Company's approach to remuneration is designed to recognize that the Company is redefining the meaning of success, balancing the challenges of U.S. stockholder expectations while operating in the U.K. market where we primarily compete for talent and needing to attract, retain and motivate business leaders who will deliver outstanding business and employee performance.

Compensation Committee Philosophy and Governance

Philosophy

        As the Company is a Delaware corporation with a primary listing in the U.S. but predominantly U.K. operations, the compensation-related views and expectations of many of our stockholders are based on U.S. rather than U.K. practices, yet almost all of our employees are from the U.K. There are noticeable differences in typical remuneration practices between the two countries. For instance, in the U.S. the proportion of pay at risk tends to be higher than in the U.K., whereas in the U.K. a higher proportion of equity plans are subject to performance conditions compared with the U.S. Within the broader mix of benefits, pension payments are significantly higher in the U.K. than in the U.S. Consequently, the Company needs to be flexible in constructing the total reward package for its executives. Our approach to dealing with these fairly unique circumstances is to consider best practice from both the U.S. and U.K. markets.

Governance

        The compensation committee considers all information provided to it by its external advisors and also consults with the Company's human resources department, the chief executive officer and the executive chairman. It may also, where appropriate, consult with other members of the board of directors, particularly in respect to the compensation of the Company's executive chairman and chief executive officer.

        The committee's decision-making process is based upon the key inputs of Company performance, peer group performance, tally sheets, quantitative analysis and data as described below, assessment of each executive officer's role, responsibilities, performance and current total package. In the total review and assessment of executive officer compensation which is performed on an annual basis, the committee also seeks to ensure there is an appropriate balance in performance-based compensation between short term cash elements and long term equity-based compensation. The final decisions made by the committee are subjective and involve the use of discretion as well as the members' own collective experience and judgment and the advice of the independent advisors.

        The compensation committee reviews its charter (included in Appendix B to this proxy statement) on an annual basis. The charter sets out the committee's responsibility for establishing, implementing and monitoring adherence to the compensation philosophy set out below, and approving the compensation arrangements for our named executive officers, among others.

Virgin Media's General Compensation Philosophy

        The Company aims to ensure that the Company's compensation program is entwined with the achievement of its business strategy and continues to underpin the Company's culture, shaped by the following vision:

"to create a vibrant mix of fixed and variable rewards and benefits which, as a critical part of the employee value proposition, attracts, motivates and retains our people, inspiring them to deliver unrivalled levels of service to our customers and consequently producing strong returns for the Company and its stockholders".

        The vision is supported by a set of core objectives focused on ensuring talented executives are both attracted to, and retained by, the organization and driven to deliver organizational success through fair, competitive base compensation providing opportunity for high levels of reward based upon high levels of performance. Furthermore, as noted above, a key objective is to ensure incentive design aligns executive officer interests directly with those of our stockholders so that they approach their work as business owners.

Key Strategic 2009 Compensation Decisions

        In 2009, the compensation committee made a number of key strategic decisions, influenced by our business strategy, the economic environment, and the increasing global emphasis on managing risk and aligning executive and stockholder interests.

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  Salary freeze coupled with increased variable pay opportunity for outstanding performance

        In light of the economic climate in 2009, the committee agreed with the Company's decision to implement a general salary freeze for the 2009 fiscal year except in the context of promotions and other selected cases. While this was a difficult decision, it was juxtaposed against the increased personal performance multiplier available to strong performers introduced in the Company's annual bonus plan, reinforcing our increasing emphasis on linking pay with performance.

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  Standardization of senior executive employment terms

        The Company continued to focus on the standardization and simplification of executive compensation, including the introduction of a standard employment services agreement for all senior executives, with a clawback clause on bonus awards, standardization of advance notice periods and redundancy (severance) terms for our U.K. senior employees, the introduction of the ability to pay in lieu of notice over the relevant notice period to leavers and to stop any payments once the leaver receives new employment, and the removal of legacy fuel card benefits. The committee also approved an increase to the pension contribution for certain U.K. senior executives to a 15% contribution level closer to U.K. market practice.

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  Finalization of pay and performance comparator groups

        The committee approved two pay comparator groups (one based on similar company size and the other on industry sector) to provide a consistent market reference for base salary and total compensation decision-making. The committee agreed that our pay comparator groups should be different from the performance comparator group used to measure our relative performance under the 2010 long term incentive plan. This is due to the fact that while our talent is sourced mainly from the U.K., when reviewing relative performance, the company needs to consider organizations against whom we compete with for capital, business and customers, as well as enterprise value. These organizations include companies from the U.S., U.K. and other European countries.

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  Changes to our incentive plans and stock ownership requirements

        Our long term incentive plan for 2010 was redesigned in 2009 with three key changes. First, we introduced an external relative measure, total stockholder value (which is equivalent to total stockholder return in the U.S.), based on our stock price performance relative to peer companies. This is further described below. Second, we introduced two award tiers to reflect varying complexity in roles and contribution to the organization. Thirdly, for purposes of a more transparent presentation to our executives, we based awards upon face value at the date of grant, as opposed to an accounting fair value as in the past, to improve ease of communication to participants while maintaining market competitive award levels.

        The annual bonus plan for 2010 was simplified to reduce the number of performance measures and focus all participants on the same three goals: customer service, financial performance and growth. Within the annual bonus plan, however, the achievement of individual objectives has an increasing or decreasing effect on the final level of awards, providing a further increase in the variable opportunity from a maximum of 1.35 times to 1.5 times.

        Reflecting recent trends in best practice, new equity awards now contain a 'double trigger' requirement for vesting upon a change of control event whereby executives must also be terminated without cause or leave for good reason for any unvested option award to vest. Finally, to further align stockholder and executive interests, the Company has introduced a stock ownership policy for senior executives, which is described in more detail under "Corporate Governance—Stock Ownership Guidelines" in the proxy statement.

Overview of 2009 Changes in Named Executive Officers

        In order to deliver the growth strategy for the Company approved by the board of directors, we required a reshaping of our senior executive team. In 2008 and 2009, we recruited a significant number of new senior executives. The step change in performance generated by this capability can be seen not only in our reported results as outlined above, but also in more subtle ways in which the organization effects its business and sustains positive change. Our named executive officers include our executive chairman (Mr. James Mooney), our chief executive officer (Mr. Neil Berkett), our current chief financial officer (Mr. Eamonn O'Hare), our general counsel (Mr. Bryan Hall), our chief operating officer (Mr. Andrew Barron), our vice president, controller (Mr. Robert Gale), our former chief financial officer (Mr. Jerry Elliott) and our former principal financial officer (Mr. Charles Gallagher). Full employment terms for each named executive officer are described under "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements".

        The key changes relating to the named executive officers during 2009 were:

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  Development of a transition plan for the executive chairman to become a non-executive role by the end of 2010 and a concomitant increase in the chief executive officer's responsibilities.

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  Appointment of our new chief financial officer unfortunately took more than one step in 2009. Firstly, we appointed Mr. Elliott as our chief financial officer in January 2009. Mr. Elliott replaced Mr. Gallagher who had acted as the principal financial officer on an interim basis. Mr. Elliot resigned in May 2009 for family health reasons. Mr. Gale, our vice president, controller served as principal financial officer on an interim basis until Mr. O'Hare was appointed as permanent chief financial officer in November 2009.

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  Appointment of Mr. Barron as chief customer and operations officer followed by his promotion in January 2010 to chief operating officer.

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  Extension of the employment contract for Mr. Hall, general counsel.

Transition of Chairman and Chief Executive Officer Responsibilities

  2009

        At the start of 2009, the compensation committee, in conjunction with the executive committee, agreed an 18-month timetable for the handover of executive responsibilities from the executive chairman (the role will become non-executive at the end of 2010) to the chief executive officer. The committee and its advisors therefore reviewed the compensation packages of the chief executive officer and executive chairman at the start of 2009 to ensure the structure of their compensation was appropriate for their current roles as well as to provide for a smooth transition.

        In setting the compensation opportunities for the chief executive officer and executive chairman in early 2009, the committee and its advisors considered several factors, including the roles and responsibilities for each executive, their historical compensation, the desired internal pay relationships, the value of their individual contributions to help ensure a smooth transition, and the market benchmarking analyses described below, without placing specific emphasis on any one factor.

        Since Virgin Media is in a unique situation with a U.S.-based executive chairman and a U.K.-based chief executive officer, the committee benchmarked the executive chairman role against a U.S. comparator group and the chief executive officer against a U.K. comparator group. At the time that this benchmarking analysis was conducted, the committee had not designated formal pay comparator groups for the Company, and consequently groups were selected based on certain criteria established by the committee with advice from the committee's advisors, KPM. A standard process was adopted, whereby comparator companies were initially identified within the agreed size scope. For the U.S. group, the committee focused on companies within the range of 50%–200% of the Company's $6.1 billion (revenue) and $10.7 billion (enterprise value). For the U.K. group, due to a more limited universe of publicly-listed companies, the committee focused on companies within the range of 25%–400% of the Company's £4.1 billion (revenue) and £7.1 billion (enterprise value). Companies were then included based upon industry sector (media, communications, cable/television) and refined based upon business mix, competitors for executive talent and historical peer group membership.

        The compensation of our chief executive officer was benchmarked by the committee's advisors, KPM, against that of other chief executive officers at U.K.-based comparators (British Sky Broadcasting Group, BT Group, Cable & Wireless, Carphone Warehouse, Inmarsat plc, ITV plc, Vodafone Group plc and Yell Group plc). The committee reviewed the U.K. market data taking into account the existence of the executive chairman role and the anticipated transition of responsibilities.

        The pay of our executive chairman was benchmarked against executive chairman and chief executive officers, reduced to reflect the typical pay relationship between the chairman and chief executive officer at U.S.-based comparators (Cablevision Systems Corporation, CBS Corporation Inc., The DIRECTV Group Inc., DISH Network Corporation, Embarq Corporation, Gannett Co. Inc., Level 3 Communications Inc., Liberty Media Corporation, The McGraw-Hill Companies, Inc., Viacom Inc., The Washington Post Company and Windstream Corporation).

        For both the U.K. and U.S. analyses, pay data were size-regressed by revenue and enterprise value to establish the market median for a company the size of Virgin Media, taking into account the relationship between executive pay and company size. The committee also made general reference to broad executive compensation surveys for both the U.K. and U.S. markets, without specific consideration of the participants in these surveys.

        Although Mr. Berkett's salary was below the median of the pay comparator group described above, the compensation committee made no changes to the chief executive officer's cash compensation for 2009 as a general pay freeze was instituted at the Company for 2009. The committee granted him 375,000 shares of performance-based restricted stock in two tranches: 187,500 shares vesting on March 12, 2010 subject to the achievement of a list of agreed qualitative objectives, including some relating to the transition of responsibilities from the executive chairman to the chief executive officer in 2009; and 187,500 shares vesting on the same date as the 2009–2011 long-term incentive plan ("LTIP") subject to the achievement of the same cumulative group simple cash flow target as per the 2009–2011 LTIP. The stock grant was intended to compensate Mr. Berkett and align his equity compensation with the equity compensation of the executive chairman, while linking his pay with performance. This was seen as a transitional step, which also took place in the context of the transition of executive responsibilities from the executive chairman to Mr. Berkett and the alignment of their incentives.

        Similarly, the arrangements with Mr. Mooney were transitional in nature. The committee made no changes to Mr. Mooney's cash compensation. However, the committee granted him (consistent with his historical grants in terms of number of shares), 625,000 shares of performance-based restricted stock, with 375,000 shares vesting in 2010 and 250,000 shares vesting in 2011, based 50% on achievement of a list of agreed qualitative objectives (including objectives for 2009 relating to the transition of executive responsibilities to the chief executive officer) and 50% on achievement of annual group simple cash flow targets that are aligned with the 2009–2011 LTIP for each of the fiscal years 2009 and 2010. Mr. Mooney's list of objectives for 2009 was identical to those applied to the chief executive officer, described above.

  2010 Update

        On April 25, 2010, the compensation committee approved an increase in the annual base salary of Mr. Berkett, from £550,000 to £650,000, with effect from April 1, 2010. This increase was to reflect the increase in responsibilities Mr. Berkett has taken over, as per the planned transition with the executive chairman, as well as his performance. The committee considered in full the market data based upon the formal pay comparator groups agreed during 2009.

        The committee also approved the following equity awards with respect to Mr. Berkett, which were granted on April 26, 2010:

  (i)
  an options grant with a mid-market face value on April 26, 2010 equal to 200% of Mr. Berkett's base salary, or 107,795 shares, with standard time vesting of 20% per year vesting on January 1 of each year from 2011 to 2015. Of this total, options with a face value of £30,000 were granted under the Company's Share Option Plan ("CSOP");

  (ii)
  a restricted stock unit grant with a mid-market value on April 26, 2010 equal to 250% of Mr. Berkett's base salary, or 134,743 restricted stock units, with standard cliff vesting after three years with the same performance conditions provided for senior executive officers in the Company's 2010–2012 long-term incentive plan (the "2010–2012 LTIP") and vesting on or before April 30, 2013 (but, in proportion to the level of grant, with lower vesting at lower levels of performance and higher leverage at higher levels of performance); and

  (iii)
  a restricted stock unit grant with a mid-market value on April 26, 2010 equal to 50% of Mr. Berkett's base salary, or 26,949 restricted stock units, with vesting in 2011, subject to the achievement of specific operational and financial performance standards in respect of the Company's 2010 fiscal year, as follows:

  •
  8,983 restricted stock units vesting based on achievement of a subscriber growth target;

  •
  8,983 restricted stock units vesting based on achievement of both a revenue target and a gross margin target; and

  •
  8,983 restricted stock units vesting based on achievement of a simple cash flow target.

        Other than as described above, the grants described in (i) and (ii) above are based on the same standards and conditions as provided in the 2010–2012 LTIP or, as applicable, the CSOP.

        The committee believes that this mix of compensation which is weighted towards performance-based compensation, aligns Mr. Berkett's short and long term interests with those of our stockholders and will help support the committee's objective of rewarding superior performance when delivered.

        The committee also set Mr. Mooney's list of objectives for the grant made to him in 2009 of 125,000 shares of restricted stock vesting in 2011 based on a 2010 list of objectives. The objectives are the same 2010 objectives as set forth in (iii) above in respect of the grant of 26,949 restricted stock units to Mr. Berkett. This is consistent with the committee's desire to align the incentives of Messrs. Mooney and Berkett during this transitional period.

Appointment of New Chief Financial Officer

        In September 2009, Mr. O'Hare was appointed as our senior vice-president finance and served on a part-time basis until he began full-time employment in November 2009 as our chief financial officer. The compensation package approved reflected the committee's view that it needed to attract a high performing candidate with the requisite operational and finance experience to deliver the Company's growth agenda and identify financial efficiencies within the business that are critical to the Company's success in the next few years.

        Mr. O'Hare had substantial prior finance experience at Tesco plc, a large publicly traded retailer which is highly regarded in the U.K. At Tesco, Mr. O'Hare was highly compensated in cash, benefits and equity compensation and had significant unvested equity awards.

        To attract and retain Mr. O'Hare, the Company sought to provide above mid-market cash compensation and separated equity compensation into two types. Some equity was designed to recompense him for lost unvested equity as a result of moving companies (time-vested stock and options) and the balance was intended to drive performance in the Company (performance-based equity). The committee also considered the compensation packages that were offered to its previous chief financial officers and internal pay relationships when compared with other senior executives of the Company.

        The final pay compensation was also a result of direct contractual negotiations with Mr. O'Hare. The committee approved: base salary of £490,000 per year, with an on-target bonus of 100% (0–200% range). The committee used the pay benchmarking methodology prepared by KPM outlined above as a key input to its decision making. While this research demonstrated that this base salary is upper quartile of the comparator group used, the committee believed it was set at an appropriate level to attract an experienced, quality candidate for chief financial officer, who would be expected to deliver significant value for the organization. The equity compensation was divided into:

  •
  time-based awards of 105,000 shares of restricted stock with a vesting date of September 16, 2010; 50,000 on September 16, 2011 and 50,000 on September 16, 2012; these awards were made to compensate Mr. O'Hare for the unvested equity he was foregoing as a result of leaving Tesco;

  •
  performance-based awards of 75,000 shares of restricted stock that vest on November 2, 2012 based upon the achievement of the cumulative group simple cash flow target as per the 2009-2011 LTIP; and 390,000 options at an exercise price of $12.86, that vest on November 2, 2010, 2011, 2012, 2013 and 2014 in equal annual instalments based upon achievement of specific chief financial officer performance conditions (described below); and

  •
  awards of option and performance-based restricted stock units consistent with the 2009-2011 LTIP.

        Mr. O'Hare's performance conditions in respect of his 390,000 options focus on driving financial performance of the Company and in the first year, include a thorough review of the budget process across the organization, development of a plan that represents a material impact on both financial and operational performance within six months of his start date, implementation of a redesign of the senior finance team and organization, oversight of a step change in the effectiveness of the Company's property portfolio and other financial efficiencies. Mr. O'Hare's performance conditions will be reviewed annually by the chief executive officer and any award determination will be subject to approval by the compensation committee.

        Mr. O'Hare was also offered employee benefits and a pension contribution of 20% of base salary, which is consistent with the pension contribution applied to the chief executive officer. His former employer provided a defined benefit plan, unlike our defined contribution plan, which generally provides a higher level of income during retirement than a defined contribution plan.

Appointment of Chief Operating Officer

        Mr. Barron was promoted to chief operating officer on January 4, 2010. Mr. Barron joined the Company as chief strategy officer in March 2008 and was promoted to chief customer and operations officer in October 2008. As chief operating officer, Mr. Barron is accountable for the development of all propositions across our "quad-play", pricing strategies, brand, sales and marketing, our business telecoms division and customer experience.

        When Mr. Barron was promoted to chief customer and operations officer there were no changes to his compensation terms. To recognize Mr. Barron's significant contribution to the Company and his increase in responsibilities, the committee approved a grant to Mr. Barron of 75,000 shares of performance-based restricted stock in November 2009, vesting in March 2011 and subject to performance conditions for the 2010 calendar year as determined by the chief executive officer and the compensation committee. The objectives focus on delivering a strong leadership team, certain strategic projects as well as net subscriber growth across both cable and mobile platforms. Mr. Barron must also achieve increased penetration into our customer base of "quad-play" and business data revenue as reflected in the board approved budget.

        After Mr. Barron's appointment as chief operating officer, his salary was increased from £330,000 to £400,000 per annum, with effect from April 1, 2010 to reflect the increase in his responsibilities. The benchmarking of this increase is discussed below.

Extension of Contract Term for General Counsel

        Mr. Hall's employment term was due to expire on December 31, 2009. Mr. Hall agreed to continue as general counsel for an additional twelve month term in order to complete a series of transactions that would effect a refinancing of our debt, oversee certain litigation and regulatory initiatives and address certain other priority areas. All terms remained unchanged, including his severance terms, except that Mr. Hall agreed to the deletion of a 'gross up' provision for taxes under section 280G of the U.S. Internal Revenue Code. In consideration of his extension and consistent with prior grants, Mr. Hall was granted 100,000 stock options vesting on December 31, 2010.

Elements of Compensation

        The Company seeks to achieve its reward objectives through four core compensation elements: base salary; variable, annual, performance-based cash bonus, periodic grants of long-term equity-based compensation such as stock options, restricted stock units and/or shares of restricted stock with performance conditions; and benefits and retirement plans. The following table illustrates how each element of compensation is related to the Company's objectives:

Reward for Performance
Alignment with Stockholder Interests
Compensation Element	Attract	Retain	Short-Term	Long-Term
Base salary	X	X
Performance-based annual cash bonus	X	X	X		X
Equity-based awards	X	X	X	X	X
Benefits/retirement plans	X	X

        The combination of base salary, retirement plans and benefits provides a minimum level of compensation to help attract and retain experienced, well-qualified executives. The performance-based annual cash bonus is designed to reward achievement of annual goals central to the financial success of the business and creation of stockholder value in the short and medium term. In 2009, our senior executive compensation was linked approximately 50% to continued employment (i.e. fixed pay, pension, time vested options and shares) and 50% to performance (i.e. variable pay based upon specified performance goals, including the annual bonus and performance-vested shares), in line with general U.K. practice.

        More detailed descriptions of the non-equity terms of the employment agreements with each of the named executive officers can be found in the section entitled "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements".

Base Salary

        The objective of the base salary is both to attract the executive and provide a fixed compensation commensurate with his or her job responsibilities, experience, value to the organization, internal pay relativity and demonstrated performance. The base salary for each of the named executive officers is disclosed under "Summary Compensation Table".

        Each of the named executive officers is party to an employment agreement, which provides for a specified or minimum base salary. The base salary element of the compensation package is then generally reviewed annually (except for the executive chairman) and serves as the baseline from which the calculations of other elements are made (e.g. bonus, pension and long-term incentive plan awards). The compensation committee may, however, also consider an adjustment to an executive's salary under special circumstances or where there has been a significant shift in the executive's duties. The Company's reward philosophy is that good consistent performers should be compensated at the median level for base salary. Where the executive's existing salary is materially below the median, this may appropriately be closed across a number of salary increases over time, rather than just one.

        In 2009, the committee agreed with the Company's decision not to make any salary increases to the named executive officers. This arose from the broader challenging economic conditions, prudent management of costs and risks by the Company and the practices of other organizations. In early 2010, in connection with the 2010 broader company annual salary review, KPM conducted pay benchmarking for the executive officers on the basis set forth below. In his new role as chief operating officer, Mr. Barron's salary of £330,000 per annum was below the mid point for the pay comparator groups. As a result, the committee approved an increase in Mr. Barron's base salary to £400,000, effective April 1, 2010. This level of salary remains below the median in the pay comparator groups benchmarking data for a chief operating officer role. In addition, as described above, Mr. Berkett's annual base salary was increased, with effect from April 1, 2010, from £550,000 to £650,000.

Approach to Benchmarking Base Pay

        The committee regularly considers the composition of the Company's pay and performance comparator groups and makes adjustments, if needed. In 2009, KPM were involved in a comprehensive review of the methodology for benchmarking executive salaries under the direction of the compensation committee. The committee agreed that the group used for reference when considering pay of executives would be different to that adopted for the relative performance comparison within the 2010–2012 LTIP. This was because executive talent is predominantly sourced from a range of industries across the U.K., whereas the committee's review of relative performance encompasses a broader group of organizations against which Virgin Media compete for capital, talent and customers.

        To establish the most robust market comparison, the committee agreed that two groups would be used to benchmark pay levels and practices, one based upon similar size to Virgin Media (the "Size Group") and one based upon industry sector (the "Sector Group"). No international companies were included since the majority of talent is recruited mainly from the U.K.). For the Size Group, KPM adopted a standard selection approach, where 20 comparator companies were identified within the Financial Times Stock Exchange ("FTSE") 100 based on enterprise value ranked 10 above and 10 below Virgin Media. The committee believed the use of enterprise value was appropriate, given our leveraged capital structure and the potentially uneven impact of improvements in capital structure on market capitalization relative to comparators. The companies in the Size Group cover a range of industry sectors, but financial services and real estate organizations are excluded (on the basis that pay structures and levels in these sectors can be very different to other sectors). The Sector Group companies were selected based upon a review of competitors in the media, communications, and cable/television sector and then refined based upon business mix, competitors for executive talent and historical peer group membership. If a non-U.K. individual is required to fulfil a role, the Company also considers expatriate benefits as needed.

        The organizations which constitute the Sector Group are British Sky Broadcasting Group, BT Group, Cable & Wireless, Carphone Warehouse, Colt Telecom Group, Computacenter, Daily Mail and General Trust, Inmarsat, ITV, United Business Media, Vodafone Group and Yell Group. The organizations which constitute the Size Group are Associated British Foods, Antofagasta, Autonomy Corp, Cairn Energy, Compass Group, Fresnillo, Kazakhmys, Kingfisher, International Power, Marks & Spencer, WM Morrison Supermarkets, Pearson, Rolls-Royce, J Sainsbury, Shire, Smith & Nephew, Severn Trent, Tullow Oil, United Utilities and WPP.

        The committee reviews market median, upper and lower quartile pay levels for the comparator groups to understand the range of opportunity in the market for on-target, superior and below target performance. For the Sector Group, wherever appropriate, data were size-regressed to take into account the relationship between executive pay and company size.

Variable Annual Bonus

        The Company operates an annual bonus plan for the named executive officers intended to reward them only if they achieve specific quantitative and qualitative goals, aligned with driving significant operational performance to increase stockholder value in the short and medium term. This is underpinned by our belief that the actions of executive officers and senior managers have a direct influence on the achievement of the Company's strategy, and consequently, a larger proportion of the executive's total compensation should be variable and based upon both the Company's and individual performance than for other employees.

        The plan has three elements; (a) a target percentage of base salary based on the individual's role; (b) the divisional scorecard; and (c) a personal performance multiplier. The inclusion of a personal performance measure reflects management's objective to create a high-performing organization (assessment of both what is achieved, through individual objectives, and how it is achieved, through behavior). The Company increased its focus on personal performance in 2009 and widened the differentiation between levels of performance by reducing the personal multiplier for bonuses paid to those with lower personal performance ratings and increasing the personal multiplier for individuals with higher ratings, as described below.

        The on-target bonus potential is agreed as part of each named executive officer's employment agreement. This is represented as a target percentage of his or her base salary—for our senior executives, the target percentages range from 50% to 100% of base salary depending on the position. Mr. Mooney's on-target bonus potential of 100% is based on an assumed base salary of $400,000 and does not include a personal multiplier (as described below). The divisional scorecard ranges from 50% for base performance, 100% for target performance, up to 200% for stretch performance. The personal performance multiplier, under the 2009 annual bonus plan (the "2009 Bonus Plan"), ranges from 0% to 135% of base salary. The range under the 2010 annual bonus plan (the "2010 Bonus Plan") was increased from 0 to 150%. Thus, under the 2009 Bonus Plan, for outstanding performance, an executive with an on target bonus of 75%, who was rated at the highest level and assuming stretch organizational achievement at 200% of the divisional scorecard, had the potential to receive up to 202.5% of the on-target bonus percentage.

        Bonuses are based upon performance in a given calendar year, but are generally paid in March of the following year after completion of the audit of the Company's annual financial statement. Consequently, payments under the 2009 Bonus Plan were made to the named executive officers in March 2010.

        The 2009 Bonus Plan had in place an initial financial target (the "Qualifying Gate"), that had to be achieved or exceeded before any bonuses became payable. The Qualifying Gate is based on Group OCF which is defined as operating income before depreciation, amortization, goodwill and other intangible asset impairments and restructuring and other charges. Group OCF is a non-GAAP financial measure.

        The Qualifying Gate for the 2009 fiscal year was Group OCF of £1.277 billion. If the Qualifying Gate had not been achieved, no bonuses would be payable. The plan provided that, if the Qualifying Gate were to be achieved, bonuses would be payable according to achievement against various financial and operating performance metrics specific to each of the Company's key operating divisions and the application of a personal multiplier.

        The performance metrics and related targets for the named executive officers included a balanced performance scorecard, including both financial and operating metrics. The performance metrics (with the relative weighting) for the named executive officers, excluding Mr. Gale who was subject to the Corporate group's divisional scorecard, for the 2009 fiscal year were as follows:

35%	Group OCF (as defined above)
10%

Group ACPU (means gross margin as per the Company's internal management accounts in respect of the consumer segment (including portal and off-net) plus mobile service margin, divided by the rolling 12 month average number of products of cable and non-cable broadband, television, telephone and mobile contract customers (i.e. revenue generating units, or RGUs)

10%	Total Net RGU Additions (means externally reported net additions for on-net telephone, broadband, television, off-net and mobile contract (including mobile broadband) RGUs)
10%

Relationship Net Promoter® Score (NPS) (is based upon customer research which asks two questions (on a scale of 0-10, where 0 is extremely unlikely and 10 is extremely likely): (i) How likely are you to recommend Virgin Media to a friend or family? and (ii) Why have you given this score? This score is based upon the percentage of detractors taken away from the percentage of promoters and the results for the fourth quarter for 2009 were used to calculate the achievement of the metric)

10%	Fault Rate (total number of faults in the month divided by the average number of customers in the month. This is then averaged over the 12 month period)
5%

People Engagement (which is derived from the responses to 13 questions within Virgin Media's internal employee engagement survey designed to asses how our employees think, feel and would be prepared to act for Virgin Media and how fully involved in and enthusiastic they are about their work)

10%

Strategic Projects (which included the successful achievement of three specific targets: 50 Mb broadband rollout; call volume reduction and availability of 10 Mb broadband service in all serviceable areas)

10%*

Opex Reduction (which means the reduction in indirect operating costs as detailed in the Company's internal management accounts plus selling, general and administrative expenses as reflected in the Company's 2009 annual audited financial statements.

  *
  Note: the Corporate group's divisional scorecard did not contain fault rate, however, opex reduction was weighted at 20%.

        The committee placed heavier emphasis on Group OCF through the Qualifying Gate and the Group OCF component because achievement of the Group OCF target is critical to the Company's success in delivering operational and financial improvements while managing a leveraged capital structure.

        For each measure, the amount to be achieved for on-target performance (i.e. at 100% of on-target bonus percentage) was equal to the 2009 budget for that measure. A maximum target (the "200% Maximum") was also set based on a stretch target for each measure at which the bonus percentage payable is twice the on-target percentage payable. A minimum target (the "50% Minimum") was also set at which the bonus payable is one-half of the on-target percentage payable. If the 50% Minimum was not achieved for a particular measure, no bonus percentage would be earned in respect of that measure. Percentage payments were structured to rise on a linear basis between the 50% Minimum and the 100% target and between the 100% target and the 200% Maximum. The committee believes that the target performance requirements are set at levels that are reasonable, but difficult to achieve.

        Individual performance was evaluated on a one-to-six scale, and bonus levels achieved through company-wide and divisional performance were subject to multipliers for personal performance levels two to six of 0.65 to 1.35 times, respectively (and no bonus was paid for a performance level of one).

        The bonus awards for the named executive officers varied depending upon their salary at December 31, 2009, on-target bonus percentage, the results of the divisional scorecard (which was 105.6% of on-target for all except Mr. Gale; and 113% for Mr. Gale who was subject to the Corporate group's divisional scorecard) and the personal multiplier reflecting the assessment of their individual performance. The awards for the named executive officers for 2009 are shown in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. The committee reviewed and approved the individual performance multipliers used for the named executive officers (Mr. Mooney's bonus does not include a multiplier). When assessing the performance of each individual named executive officer, the committee considered both what had been delivered based on the executive's individual objectives and how it was delivered. Outlined in the table below, is the on-target bonus percentage for each named executive officer and their performance rating, and resulting personal multiplier for the 2009 fiscal year.

Name	On-target Bonus %	2009 Personal Rating and Bonus Multiplier
Mr. Berkett	100%	5 (1.2 x)
Mr. O'Hare	100%	4 (1 x)
Mr. Barron	75%	5 (1.2 x)
Mr. Hall	75%	5 (1.2 x)
Mr. Gale	50%	5 (1.2 x)

        In 2009, the committee reviewed the appropriateness of the bonus plan structure from risk management, alignment to business strategy and motivational perspectives. The committee agreed with management's recommendation to bring absolute focus and simplicity to the design of the 2010 Bonus Plan by focusing all participants on the three most important key drivers—growing cash flow, growing high quality revenue (as represented by gross margin) and providing a market leading customer experience, which in turn drives subscriber growth and average contribution per user. Any awards will be dependent upon achievement against the following three measures:

  •
  Group OCF (40%)—Delivery of Group OCF in the current year

  •
  Gross Margin (40%)—Delivery of profitable quality revenue growth in the current year

  •
  Relationship NPS (20%)—Delivery of future growth (as measured by customer satisfaction)

        The 2010 Bonus Plan retained the Qualifying Gate of Group OCF with a greater stretch performance required to achieve it to drive a significant shift in the level of OCF generated across the year. The personal performance element under the 2010 Bonus Plan includes an even greater differentiation in the personal multiplier between low and high performance levels (from 0 to 1.5 times). Any final bonus award, as outlined above, is ultimately linked to personal performance across the year, as assessed in year end reviews.

Equity-based Awards

Long-term Incentive Program (LTIP)

        The LTIP is designed to provide value built up over time for the senior executives as the price of the Company's common stock increases due to increased performance and company efficiency. They also provide another incentive for the executive to remain employed by the Company for the period required for the stock options and stock-based units to vest and become exercisable. Another benefit of this approach is to mitigate short-term risk taking by granting longer term awards. The core reasons for providing these awards are to ensure senior managers are delivering value through strong business performance aligned to driving long-term stockholder value, to foster stock ownership and to promote retention of critical leadership, technical competence and experience.

        Options issued under the LTIP vest based on time (20% per annum over five years). All of the Company's restricted stock units issued under the LTIP are performance-based and cliff vest, only if earned, after three years.

        LTIP awards have been granted in each of the last four years. Even when performance conditions are met in full, the value of the LTIP awards rises or falls in alignment with stock performance. For example, the restricted units in the 2007–2009 LTIP had significantly less value at the time of vesting in 2010 than the target at the time of grant in 2007, based on the decline in stock price over the period and performance achievement at 50% of on-target.

  2009–2011 LTIP

        In June 2009, the compensation committee approved the 2009–2011 LTIP based on the structure of the previous LTIP plans, as described above. The options and performance-based restricted stock units were each set at a level such that the fair value of the awards at the grant date was equal to 50% of the recipient's annual base salary, giving a total fair value of 100% of base salary. The fair value of the options awarded under the 2009–2011 LTIP was determined using a Black-Scholes valuation method and the exercise price is equal to the mid-market stock price on the date of grant. The fair value of the restricted stock units awarded under the 2009–2011 LTIP is based on the mid-market stock price on the date of grant. The restricted stock units are forfeited if the performance objective is not achieved or on termination of employment. The restricted stock units may be settled with equivalent payments made in cash rather than common stock at the compensation committee's discretion.

        For the 2009–2011 LTIP, the performance condition for the restricted stock units is based on a target for three-year cumulative group simple cash flow ("Group SCF"), which is defined as Group OCF less capex less redundancy costs in respect of the consolidated group (excluding sit-up) for year ended December 31, 2009. Capex is defined as fixed asset additions (on an accruals basis but excluding additions in respect of Electronic Equipment Waste Obligations accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification). Redundancy costs are defined as the amount charged to expense for the year in respect of involuntary employee termination and related costs within the income statement heading "restructuring and other charges". Targets were set for the On-target, Minimum and Maximum performance level based on the Company's long range plan for 2009 to 2011, as approved by the board of directors.

        The number of shares of common stock to vest under the 2009–2011 LTIP is structured to rise on a linear basis for performance between the Minimum and On-target levels and between the On-target and Maximum levels. The maximum number of shares that can vest for each individual is 100% of the On-target amount and no shares will vest if cumulative Group SCF is below the Minimum level. In contrast, under the 2008–2010 LTIP, the maximum number of shares that can vest for each individual is 200% of the On-target amount. The committee determined that the maximum number of shares should be limited to 100% for the 2009–2011 LTIP due to the difficult economic conditions that prevailed at the time of the grant, the Company's stock price and the number of shares available for issuance under the 2006 Stock Incentive Plan.

        All of the named executive officers, except for Messrs. Berkett, Elliott, Gallagher, and Mooney, participate in the 2009–2011 LTIP. Messrs. Berkett and Mooney were not included in the 2009–2011 LTIP because they were provided with other long-term incentives through performance-based restricted stock grants. Messrs. Elliott and Gallagher were not included in the 2009–2011 LTIP as each had left the Company prior to the grant date. A summary of the grants made to the named executive officers in 2009 is included in the section entitled "Grants of Plan-Based Awards".

  2010–2012 LTIP

        The compensation committee undertook a significant review of the LTIP design during 2009 and approved a number of key changes to the 2010–2012 LTIP with a view to improving clarity, better align senior executive interests with those of stockholders, and providing senior executives with a stronger link between pay and high performance. To this end, the following key changes in design were introduced:

  •
  The introduction of a second, relative stock performance measure to complement the absolute internal financial performance measure (Group SCF) used in previous LTIPs. The vesting of a proportion of restricted stock units under the 2010–2012 LTIP is now subject to a relative Total Shareholder Value ("TSV") performance measure, to forge a more direct link between awards under the plan and an increase in returns to stockholders. The measure is based on a comparison of the Company's stock price growth with that of the Company's performance comparator group. In the event that TSV growth is negative due to the stock price declining over a three year period, the number of restricted stock units vesting will be reduced by half from the percentages otherwise calculated. TSV is defined as the appreciation in stock price plus reinvested dividends.

  •
  Move to a two-tiered approach to the LTIP, such that individuals in the most strategically important roles are incentivized by a higher maximum reward opportunity. This is in line with the growing trend within U.K. companies to differentiate LTIP awards by level.

  •
  Setting of award levels of options based upon face value of the underlying shares on the grant date. In prior years, options were granted to individuals based upon an accounting fair value (using the Black-Scholes methodology). This change brings it both in line with broader practice in the U.K. and is more transparent in the communication to participants.

        Typical U.S. market practice is to have an annual vesting schedule, whereas for U.K.-listed companies options generally 'cliff-vest' after three years. In this respect, the Company followed the U.S. model for time-based stock options, which vest in equal amounts over a five year period and a U.K. model for restricted stock units, which cliff-vest based on performance at the end of a three-year performance period. The committee believes this provides an appropriate balance between reward and retention and fits well with the Company's business model. It also ties executives' potential reward in with stockholder interests, since the value of both stock options and performance-based restricted stock units rise with increases in the stock price.

•
Performance Comparator Group for TSV

        The constitution of the performance comparator group was based upon the committee's consideration of organizations which compete in the same markets as the Company for capital or customers; which demonstrate a high level of comparability with the Company's business model, including the provision of quad-play services; which current or prospective stockholders, external organizations such as analysts and proxy advisors would consider as comparators for the Company; and which operate in the U.K., European or North American environments. While the Company's pay comparator groups include U.K. companies to match our operations and employee base, the performance comparator group is designed to also match the more global set of companies that are the Company's competitors for capital.

        The primary performance comparator group is comprised of AT&T Inc., British Sky Broadcasting Group, BT Group, Cablevision Systems Corporation, Carphone Warehouse, Comcast Corporation,

DISH Network Corporation, France Telecom, Liberty Global Inc., Rogers Communication Inc. and Verizon Communications Inc. The committee also identified a secondary group of companies, to provide a reserve list should there be any major activity resulting in de-listing of any of the primary performance group organizations. KPM undertook an analysis on behalf of the committee and confirmed that there was no bias in the selection of the performance and pay comparator groups.

•
Performance Criteria

        The performance criteria for the restricted stock units ("RSUs") are as follows:

  (i)
  50% based on achievement of a cumulative Group SCF target in respect of the period from January 1, 2010 through December 31, 2012, being Group OCF less fixed asset additions on an accrual basis (excluding additions in respect of Electronic Equipment Waste Obligations accrued under the Asset Retirement and Environmental Obligations Topic of the FASB Accounting Standards Codification); and

  (ii)
  50% based on TSV performance in respect of the period from January 1, 2010 through December 31, 2012 relative to a pre-determined performance comparator group as outlined above. For senior executives, vesting of the Group SCF-based award at the maximum level (see below) also requires top quartile TSV performance.

        For cumulative Group SCF for the three years ending December 31, 2012, targets were designed to be challenging and are based on our long range financial plan approved by the board of directors. Targets were set at anchor points for the Minimum and Maximum performance levels for executive officers as follows:

  •
  A Minimum level, for vesting of RSUs with a grant date face value of 12.5% of the participant's base salary, is based upon achievement of a minimum Group SCF level; and

  •
  A Maximum level, for vesting of RSUs with a grant date face value of 75% of the participant's base salary, is based upon achieving the Group SCF as per the Company's 2010–2012 long range plan and, in addition, the Company is in the first quartile for TSV performance.

        For TSV for the three years ending December 31, 2012, the vesting level as a percent of base salary at the grant date, is dependant upon the Company's TSV remaining relative to the comparator group, as follows:

  •
  If Virgin Media is ranked between 12 and 10 (i.e. the lowest quartile), none of the RSUs would vest;

  •
  If Virgin Media is ranked between 9 and 7 (i.e. the third quartile), the number of RSUs with a grant date face value of between 6.25% to 20.75% of base salary would vest;

  •
  If Virgin Media between 6 and 4 (i.e. the second quartile), the number of RSUs with a grant date face value of between 25% to 45% of base salary would vest; and

  •
  If Virgin Media between 1 and 3 (i.e. the first quartile), the number of RSUs with a grant date face value of between 55% to 75% of base salary would vest.

        The compensation committee retains discretion to approve the exact level of vesting to be awarded, based upon the quartile achieved by the Company and the relationships between the organizations within the quartile as reflected through a straight line vesting analysis. If, however, the Company's TSV is negative, the number of RSUs subject to the TSV performance condition that will vest will be reduced by half from the percentage otherwise calculated according to the above.

  2007–2009, 2008–2010 and 2009–2011 LTIPs

        On March 1, 2010 the compensation committee approved the vesting of a minimum 25% of the number of restricted stock units granted under the 2007–2009 LTIP to each remaining participant, equal to at least 50% of the number of restricted stock units that would vest for on-target performance. In September 2009, the board approved a new three-year long range plan aimed at creating stockholder value by investing in growth initiatives. In connection with its approval of the new long range plan for 2010–2012, the board agreed that it wanted to accelerate capital expenditure previously scheduled for 2010 into 2009 to accelerate the Company's growth. In that context, the compensation committee and the board concluded that the committee needed to adjust the 2007–2009 LTIP Group SCF target in order to take account of that acceleration, which would otherwise penalize plan participants for the change in strategy. As a result, the committee approved the minimum vesting under the 2007–2009 LTIP. Messrs. Berkett, Gale and Hall were the only named executive officers included in the 2007–2009 LTIP. As part of the board's approval of the 2010–2012 long range plan, the board also agreed to revise the Group SCF targets for the 2008–2010 and 2009–2011 LTIPs.

Other Stock Awards

        Individual executive restricted stock and stock option awards are based on a number of individual factors such as the need for attraction by compensatory awards for prospective new hires, the relative job scope, retention concerns, contribution and performance made during the prior year as well as the number of shares held by the executive officer. Except in unusual circumstances, such as compensating a new executive for forfeited awards at his prior employer, restricted stock awards are performance based. The Company may also provide equity awards to serve as a special incentive or linked to the hiring or promotion of an executive. In approving the level of equity award to a new executive, the compensation committee examines the current and future compensation and benefits the prospective executive would likely forgo by joining the Company, as well as internal pay equity. In addition, to balance short-term recruitment needs with the desire to align executive incentives with longer term stockholder interests, the compensation committee examines the mix between stock options, restricted stock units and restricted stock, some of which are performance-based and some of which vest over time. In considering the level and form of equity award to approve for an existing executive upon a promotion, the compensation committee reviews the executive's existing equity awards, the awards held by other executives at that level, the value of the total package against the external market as well as the scope of the new role.

  Other Performance-Based Restricted Stock

        The compensation committee has made historical awards of restricted stock to certain of the named executive officers, including the executive chairman, the chief executive officer, the chief financial officer, general counsel, and the chief operating officer, as well as certain senior executives who are not named executive officers. The awards to the named executive officers were made in connection with their initial recruitment, a change in their responsibilities or as part of their compensation package. Awards vest based on satisfaction of performance criteria, such as achievement of targeted cash flow levels or earnings or similar measures. Performance-based awards were made in 2009 to Mr. Mooney, Mr. Berkett, Mr. O'Hare and Mr. Barron. Each of these restricted stock awards is subject to the terms set forth in the relevant employee's restricted stock agreements. The performance conditions for Mr. Mooney, Mr. Berkett, Mr. O'Hare and Mr. Barron are described under "Overview of 2009 Changes in Named Executive Officers". In connection with these awards, the committee also determined that Messrs. Mooney and Berkett would not participate in the 2009–2011 LTIP and instead would be granted shares of restricted stock with performance conditions based on the Group SCF target for the 2009–2011 LTIP.

  Vesting of 2009 Performance-Based Restricted Stock Awards

        Performance-based restricted stock awards granted to the named executive officers with vesting relating to the 2009 fiscal year can be summarized as:

  •
  Mr. Mooney and Mr. Berkett: 187,500 shares of restricted stock to Mr. Mooney (vesting on May 15, 2010) and 187,500 shares of restricted stock to Mr. Berkett (vesting on March 12, 2010) dependent upon the achievement of agreed objectives relating primarily to the successful transfer of executive responsibilities in 2009 from the executive chairman to the chief executive officer. These objectives included the transition of the following items to the full control of the chief executive officer:

  •
  Investor and analyst relations: relationships with key commercial and investment banks;

  •
  Full accountability for development and implementation of business strategy, including strategies for return to growth;

  •
  The development and implementation of strategies for cost controls and expense reduction and enhancement of the organizational focus:

  •
  The development and implementation of key strategic initiatives (e.g. high definition television, high speed internet roll out);

  •
  Merger and acquisitions strategy and process management; and

  •
  Development of a world class senior team with succession plans agreed with the board.

        The compensation committee, after consultation with the executive committee, assessed the performance of the executive chairman and the chief executive officer and against these objectives. In March 2010, the compensation committee determined that almost all of the objectives had been met in full or exceeded and therefore, 98% of the grants (or 183,750 shares each) should vest.

  •
  Mr. Mooney has an additional restricted stock award of 187,500 shares, where the performance target was Group SCF for the 2009 fiscal year of £675 million. In March 2010, the compensation committee determined that this objective had been achieved at a 100% level of performance, and accordingly, 187,500 shares will vest on May 15, 2010.

  Other Stock Options

        The compensation committee has also awarded stock options to certain of the named executive officers upon commencement of employment with the Company, including the current chief financial officer, as well as certain senior executives who are not named executive officers. These stock options awards vest over different time periods, depending upon the individual, and may be subject to performance conditions. Because the exercise price of the options is set equal to the mid-market price on the date of grant, there is a built-in incentive to take steps and actions to improve the Company's stock price. While the compensation committee prefers to use a mix of stock-based incentive compensation to align management incentives with the realization of long-term stockholder value, it has made initial stock option awards that vest over time to address the forfeiture of existing packages of senior executive recruits and induce them to join and remain with the Company over the vesting period. In the event of a resignation or a termination of employment, some of the unvested options may lapse, depending upon the circumstances. The Company's expatriate employees have limited term agreements, and accordingly, upon renewal of those terms on some occasions, the Company has granted additional tranches of options to the relevant employee to ensure their services are retained for the full term of the extended contract.

Change in Control and Severance Terms

        The Company's change in control and severance terms are designed to attract and retain executive talent. The Company believes that including such provisions in its executive employment agreements will ensure that its named executive officers are incentivized to achieve the greatest possible return for the Company's stockholders, including through a potential change in control transaction, irrespective of a potential loss of their own position in connection with such a transaction.

        The employment agreements with the named executive officers provide severance payments and other benefits in amounts the compensation committee believes are appropriate, taking into account the time it is expected to take a separated employee to find alternative employment, as well as market practice in the U.S. (i.e. S&P 500) and the U.K. (i.e. FTSE 100 firms). In this context, the Company has sought to find a balance between the different approaches in the U.S. and U.K. markets in the approach to contracts and severance as well as to address special expatriate issues. With some exceptions, the Company's practices in respect of its senior officers subject to U.K. and U.S. expatriate contracts are summarized below:

U.K. Executives	U.S. Expatriate Executives

•  Employment contracts are for an indefinite term with a notice period by both parties of up to 12 months.
•  Contracts provide for a severance in the form of advance notice. The executive may be required to work during this period or the Company may make a payment in lieu of notice. The Company generally pays all accrued contractual benefits at termination for the duration of the notice period not worked. The Company also reserves the right to cease payment of the payment in lieu of notice, if the executive finds alternative employment.
•  Where the role is no longer required in the organization, redundancy is paid as per the applicable Company policy, in addition to payment in lieu of notice.

•  Employment contracts are for a definite period, generally with a 30-day notice period from the Company.
•  Severance will depend on how the executive is terminated:
    —Termination without cause: up to two times base salary
    —Termination due to non-renewal at end of fixed term: up to one times base salary
•  The Company also pays relocation to the U.S., tax equalization assistance and medical benefits for one year.
• The expatriates are not entitled to any redundancy payments.

        The named executive officers who are U.S. expatriates and, in the case of a change of control, the current chief executive officer, are entitled to a severance payment based on a multiple of such officer's base salary. The severance multiple is generally two times base salary upon a termination without cause and one times base salary upon non-renewal of the executive's contract. The severance payment to U.S. expatriates on non-renewal is consistent with U.S. market practice and is also appropriate given the need for expatriate employees to return to the U.S. at the end of their employment period.

        The Company's employment agreements with senior executives contain provisions which prohibit those executives from competing against the Company or soliciting the Company's employees or customers following their termination, typically for at least one year. These provisions protect the Company from any such actions by tying the benefits the executives would receive upon such termination of employment to the continued adherence to the agreement.

        Information regarding applicable payments under individual agreements for the named executive officers is provided under the heading "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements".

Other Benefits and Retirement Plans

        The provision of benefits to our named executive officers provides a framework of support to manage their health as well as the opportunity for long-term financial savings (including private medical cover for the executive and his family, dental cover, life assurance, limited term income protection insurance, accident insurance, car allowance, and contributory pension opportunities).

        The precise composition and level of benefits provided depends on whether the individual is a U.K. executive or a U.S. expatriate executive. We believe that the level of benefits provided to our U.K. named executive officers is comparable to executives at a similar level at other U.K. listed organizations across the FTSE 100 based on publicly available research reports undertaken by Mercer and Towers Watson (global human capital consultancies). We also believe that our provision of benefits to our U.S. executives is equivalent to those of other U.K. organizations with U.S. expatriate executives. This is based upon research by ECA International, an organization serving a global network of over 4,000 Human Resources professionals in 71 countries.

Pensions and 401(k) Benefits

        The Company makes pension contributions of up to 20% of base salary for Mr. Berkett and Mr. O'Hare, 15% for Mr. Barron and Mr. Gale and matches 401(k) contributions for the named executive officers who are U.S. nationals. These contributions are tax-efficient portions of base compensation and are expected benefits in the U.K. and U.S. The Company believes that the contribution of up to 20% for Mr. Berkett is consistent with the chief executive officer role at other companies in the U.K. of comparable size across the FTSE 100 based on reports available from Mercer and Towers Watson (global human capital consultancies). For Mr. O'Hare, a contribution of 20% was considered appropriate in recognition of his transition from a defined benefit arrangement with his previous employer to a defined contribution arrangement.

        The level of contributions for the other U.K. senior executives at the Company has been increased from January 1, 2010 to 15% of base salary with an employee contribution of 5%. These contributions are generally made to defined contribution plans which provide the individual with flexibility in fund choices as well as portability in the long term. Based on survey data from Mercer and Towers Watson, we believe that this level of contribution is broadly consistent with levels paid by U.K. companies of comparable size in the FTSE 100. This resulted in an increase for Mr. Barron from a 12% employer contribution to 15%, and for Mr. Gale, an increase from 10% to 15%.

Perquisites and Other Benefits

        The Company provides a variety of perquisites and other benefits, which vary based on a number of factors, including the senior executive's position and whether the individual has been recruited from the U.S. or the U.K. These benefits include medical, dental and life assurance (which in the case of expatriates are pursuant to an international health plan), car allowances, and other perquisites. The benefits provided to each named executive officer are set out below. The mix of benefits provided is considered to be competitive when compared to similar sized companies in the U.K. and, excluding the special benefits offered to expatriates which are separately discussed below, are in line with perquisites offered by comparable companies as reflected in research completed by a number of consulting organizations in the U.K. (for example, Towers Wyatt, Deloitte LLP, Monks).

Name	Benefits Provided
James F. Mooney	Insurance (health and life)
Neil A. Berkett	Tax planning, life assurance, insurance (dental for self and spouse, long-term disability, personal accident), private medical cover for self and family, car allowance
Eamonn O'Hare	Tax planning, life assurance, insurance (dental for self and spouse, personal accident), private medical cover for self and family, car allowance
Bryan H. Hall	Health and life insurance, expatriate benefits, car allowance
Andrew Barron	Life assurance, insurance (dental for self and spouse, long-term disability, personal accident), private medical cover for self and family, car allowance
Charles K. Gallagher	Health and life insurance, expatriate benefits, car hire reimbursement
Jerry Elliott	Health and life insurance, expatriate benefits, car allowance
Robert Gale	Health and life insurance, personal accident insurance, long-term disability, private medical cover for self and family, car allowance

Expatriate Benefits

        The Company provides expatriate benefits to named executive officers who have moved from the U.S. to join the Company, including the general counsel Bryan H. Hall, and prior to their leaving the Company, Jerry V. Elliott, the former chief financial officer, and Charles K. Gallagher, the former senior vice president, finance. These benefits have included housing (or a housing allowance), relocation expenses upon commencement and termination of employment, home leave flights for the officer and their family once a year, international health plan benefits, tax equalization and tax return preparation services.

        All payments made to expatriates are made pursuant to the Company's exchange rate policy as the executives' salaries are based in pounds sterling. The expatriate has the right, during the year, to request that a percentage of their salary is paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for any quarter of a year that would be based on the rates from the previous quarter. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different from the spot rate on the payment date.

        The compensation committee believes that these expatriate benefits are necessary to induce senior executives with specific skills that the Company needs to relocate from the U.S. to the U.K. and enter into employment with the Company. The expatriate benefits offered by the Company have in some cases been tailored to meet the needs of specific senior executive hires. For example, housing costs are considered necessary to attract senior executives because they may be unprepared to divest their U.S.

homes and acquire U.K. homes if they intend ultimately to return to the U.S. Tax equalization and tax preparation services are provided so as to facilitate the completion of complex tax returns and to enable prospective employees to evaluate their proposed compensation on a basis comparable to their existing U.S. compensation. The purpose of the tax equalization policy is to ensure that the expatriate pays approximately no more and no less tax and social security than he/she would have paid while working in their home country. The Company's expatriate policies are regularly reviewed and, utilizing surveys carried out by ECA, have been compared with other companies with senior expatriate executives based in the U.K. In some cases expatriates receive benefits that are less favorable than UK employees, such as lower pension contributions or redundancy payments.

Limits on Tax Deductibility

        Section 162(m) of the U.S. Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to the chief executive officer or any of the three other highest paid executive officers, excluding the chief financial officer, to $1,000,000 per individual, subject to certain exceptions. However, this limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company and that also meets certain other technical requirements. The Company and the compensation committee consider this anticipated tax treatment in the review and establishment of compensation programs and payments. The Company has, however, determined that it will not seek to limit executive compensation to that deductible under Section 162(m) of the U.S. Internal Revenue Code since it must recruit and retain officers in a competitive environment. Additionally, the Company has not incurred substantial U.S. federal income tax liabilities in recent years. The Company will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies.

Risk Assessment Overview

        As part of its oversight of the Company's executive compensation program, the Compensation Committee considers the impact of the Company's executive compensation policies and practices on the Company's risk profile, including the impact of the incentive plans and awards that the Committee administers. In particular, the Compensation Committee has incorporated the following features into the executive compensation program to mitigate risk:

  •
  Annual review of market benchmarks for pay and performance;

  •
  Balanced mix of short- and long-term incentives, including both cash and stock incentive awards;

  •
  Alignment of goals with short- and long-range business plans;

  •
  Use of multiple goals to balance financial, stock and individual performance, with a focus on generating cash flow;

  •
  Ability for the Committee to apply negative discretion and reduce incentive awards below formula-driven level; and

  •
  Adoption of a clawback policy and stock ownership guidelines for executives.

 COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on our review and discussions, we have recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Charles L. Allen (Chairman)
Andrew J. Cole
Steven J. Simmons

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007, 2008 and 2009, as applicable. See "Summary of Non-Equity Compensation Terms of Employment Agreements" for a narrative description of the compensation provisions of the employment agreements with the named executive officers. Our named executive officers include our chief executive officer, our current chief financial officer and three other individuals who served as our principal financial officer during the 2009 fiscal year (two of which are no longer employed by us) and our three most-highly compensated executive officers. Messrs. O'Hare, Barron, Elliott, and Gale qualified as named executive officers for the period of their employment during 2009, while Mr. Gallagher qualified as a named executive officer in 2008. Messrs. Gallagher and Elliott were no longer executive officers of the Company at December 31, 2009.

        It should be noted in reviewing the table below that the amounts included under the column headings "Stock Awards" and "Option Awards" represent the grant date fair value of stock awards and option awards, respectively, as computed in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the current market value. Also, many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer.

        Unless otherwise noted, all amounts in this table that originated in pounds sterling in respect of 2009 have been translated into U.S. dollars at a rate of $1.5653 per £1.00, in respect of 2008 have been translated into U.S. dollars at a rate of $1.8523 per £1.00 and in respect of 2007 have been translated into U.S. dollars at a rate of $2.0017 per £1.00. As of April 23, 2010, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5363 per £1.00.

Name & Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards(1) ($) (e)		Option Awards(2) ($) (f)		Non-Equity Incentive Plan Compensation(3) ($) (g)		All Other Compensation ($) (i)		Total ($) (j)
James F. Mooney,	2009	1,250,000		—	5,800,000	(4)	—		422,400		305,088	(5)	7,777,488
chairman	2008	1,250,000		—	815,938	(6)	—		423,200		76,433		2,565,571
	2007	1,250,000		—	—		—		—		78,407		1,328,407
Neil A. Berkett,	2009	860,915		—	3,480,000	(7)	—		1,090,951		243,312	(8)	5,675,178
chief executive officer	2008	957,372		—	545,211		4,110,177		1,077,853		240,100		6,930,713
	2007	850,723		—	420,161		1,646,217		—		219,454		3,136,555
Eamonn O'Hare, chief financial officer from November 2, 2009	2009	154,388		—	3,937,848	(9)	2,785,553	(10)	170,679	(11)	58,748	(12)	7,107,216
Bryan H. Hall,	2009	580,238	(13)	—	308,265	(14)	845,528	(15)	582,571	(16)	473,046	(17)	2,789,648
general counsel	2008	693,524		—	326,724		923,192		513,367		466,142		2,922,949
	2007	633,641		—	316,363		316,366		—		319,549		1,585,919
Andrew M. Barron, chief operating officer	2009	516,549		—	1,341,892	(18)	271,071	(19)	490,928		88,191	(20)	2,708,631
Charles K. Gallagher,	2009	149,429	(21)	—	—		—		360,445	(22)	99,863	(23)	609,737
principal financial officer from March 31, 2008 to January 4, 2009	2008	609,602		258,786	191,500		—		419,694		150,521		1,630,103
Jerry V. Elliott, chief financial officer to from January 5, 2009 to May 31, 2009	2009	284,078	(24)	—	—		1,065,544	(25)	—		269,044	(26)	1,618,666
Robert C. Gale, principal financial officer from May 19, 2009 to November 1, 2009	2009	309,594	(27)	—	153,884	(28)	153,782	(29)	198,671		53,937	(30)	869,868

(1)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards, as computed in accordance with FASB ASC Topic 718, granted pursuant to the named executive officer's employment agreement or restricted stock agreement, the 2009 LTIP and the Virgin Media Inc. 2006 Stock Incentive Plan. Many of these awards are subject to performance conditions, which have been granted on the basis that the forecasted outcome of achieving those performance conditions is 100% unless specified. These amounts do not reflect the actual economic value realizable by the named executive officer for these awards.

(2)
The amounts in column (f) reflect the aggregate grant date fair value of options, as computed in accordance with FASB ASC Topic 718, granted pursuant to the named executive officer's employment agreement or option agreement, the 2009 LTIP and the Virgin Media Inc. 2006 Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in note 11 to our audited financial statements for the fiscal year ended December 31, 2009, included in our Annual Report on Form 10-K filed with the SEC on February 26, 2010. These amounts do not reflect the actual economic value realizable by the named executive officer for these awards.

(3)
The amounts in column (g) for 2009 reflect the cash awards earned by the named executive officers under the Company's 2009 Bonus Plan. The bonus payments under the 2009 Bonus Plan were made to the named executive officers in March 2010. The amounts for 2008 reflect the cash awards earned by the named executive officers under the Company's 2008 Bonus Plan, except in respect of Mr. Gallagher, whose cash award was earned pursuant to his employment agreement. The bonus payments under the 2008 Bonus Plan were made to the named executive officers in March 2009. With regard to the amounts for 2007, as the Company did not achieve the specified "Qualifying Gate" for the 2007 Bonus Plan, no bonus amount was earned by Messrs. Mooney, Berkett and Hall.

(4)
On July 3, 2009, Mr. Mooney was granted the following stock awards, each with a grant date fair value of $9.28: (i) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of a group simple cash flow target for 2009; (ii) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of qualitative performance objectives for 2009; (iii) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of a group simple cash flow target for 2010; and (iv) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of qualitative performance objectives for 2010. With respect to grants (i) and (iii) based on 2009 targets, in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares) and 100% (or 187,500 shares), respectively.

(5)
Mr. Mooney's All Other Compensation for the 2009 fiscal year includes: $277,498 in catch up payments relating to dividends which accrued on vested shares of restricted stock; $62,923 in health insurance and income protection benefits; and $14,667 in matching contributions by the Company under the Company's 401(k) Plan. The amounts attributable to Mr. Mooney's perquisites and personal benefits do not exceed $10,000.

(6)
Mr. Mooney's award of 125,000 performance-based shares of restricted stock in April 2008 (with a vesting date of April 30, 2009) had a "stretch" cash flow target and the amount disclosed in column (e) for 2008 reflects the assumption that the forecasted outcome of achieving the performance condition was 50%. The value of the award, assuming the highest level of the performance condition is achieved, based on a grant date fair value of $13.06 each, was $1,632,500. As the performance condition was not achieved, these shares were forfeited.

(7)
On July 3, 2009, Mr. Berkett was granted the following stock awards, each with a grant date fair value of $9.28: (i) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2010 and subject to the achievement of qualitative performance objectives for 2009; and (ii) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2012 and subject to the achievement of the three-year group simple cash flow target for the 2009 LTIP. With respect to grant (i), in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares).

(8)
Mr. Berkett's All Other Compensation for the 2009 fiscal year includes: $172,183 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $29,167 in catch up payments relating to dividends which accrued on vested shares of restricted stock; and $9,205 in health insurance and income protection benefits. The amounts attributable to Mr. Berkett's car allowance and fuel costs do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Berkett.

(9)
On September 16, 2009, Mr. O'Hare was granted the following stock awards, each with a grant date fair value of $12.86: (i) 55,000 time-based shares of restricted stock with a vesting date of September 16, 2010; (ii) 150,000 time-based shares of restricted stock vesting in equal one-third installments on each of September 16, 2010, 2011 and 2012; (iii) 75,000 performance-based shares of restricted stock with a vesting date of November 6, 2012 and subject to the achievement of the three-year group simple cash flow target for the 2009 LTIP; and (iv) 26,209 performance-based restricted stock units with a vesting date of March 12, 2012 pursuant to the 2009 LTIP.

(10)
On September 16, 2009, Mr. O'Hare was granted the following option awards: (i) 390,000 performance-based options, each with an exercise price of $12.86 and a grant date fair value of $6.28, vesting in five equal installments on each of November 2, 2010, 2011, 2012, 2013 and 2014 and subject to the achievement of annual performance objectives; and (ii) 57,005 options, each with an exercise price of $12.86 and a grant date fair value of $6.28, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP.

(11)
Mr. O'Hare was awarded a pro-rated bonus pursuant to the 2009 Bonus Plan for the days spent working during fiscal year 2009.

(12)
Mr. O'Hare's All Other Compensation for the 2009 fiscal year includes: $30,645 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan and $685 in health insurance and income protection benefits. The amounts attributable to Mr. O'Hare's car allowance and tax planning services each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. O'Hare.

(13)
Mr. Hall's base salary is £375,000 per year and he is an expatriate employee from the United States. Since salaries and certain benefits are based in pounds sterling, these payments are made to expatriate executives pursuant to the Company's exchange rate policy. The expatriates have the right each month to choose the percentage of their salary to be paid in U.S. dollars. The exchange rate used for payments in the quarter is the average monthly spot rate from the previous quarter. That means that there would be a rate in effect for the first quarter of a year that would be based on rates from the last quarter of the prior year. As a result, the expatriates may benefit or experience a loss if the rolling exchange rate is different than the spot rate on the payment date. Pursuant to the Company's exchange rate policy, Mr. Hall's salary was paid in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00 from January to March 2009, $1.4351 per £1.00 from April to June 2009, $1.5506 per £1.00 from July to September 2009 and $1.6351 per £1.00 from October to December 2009. Included in the figure disclosed is the amount of $4,894, representing the effective loss received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(14)
On June 12, 2009, Mr. Hall was granted 35,311 performance-based restricted stock units with a grant date fair value of $8.73 each and a vesting date of March 12, 2012 pursuant to the 2009 LTIP.

(15)
On June 12, 2009, Mr. Hall was granted 88,590 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP. On September 15, 2009, Mr. Hall was granted 100,000 options, each with an exercise price of $12.79 and a grant date fair value of $5.37, vesting on December 31, 2010.

(16)
Pursuant to the Company's exchange rate policy, Mr. Hall's bonus under the Company's 2009 Bonus Plan was paid in U.S. dollars at a fixed exchange rate of $1.6346 per £1.00 in March 2010. Included in the figure disclosed is the amount of $51,565, representing the effective benefit received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(17)
Mr. Hall's All Other Compensation for the 2009 fiscal year includes: $205,415 for U.K. housing costs; $177,569 for tax equalization payments (these payments are consistent with those made under the Company's expatriate policy, which is designed to facilitate the relocation of executives from the U.S. to the U.K. and to ensure that the executives pay approximately no more and no less income and social security taxes than they would have paid had they remained living and working in the U.S.); $25,594 in health insurance and income protection benefits; $12,150 in catch up payments relating to dividends which accrued on vested shares of restricted stock; and $11,000 in matching contributions under the Company's 401(k) Plan. The amounts attributable to Mr. Hall's car allowance, home leave expenses, tax services, storage costs and fuel costs each did not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Hall. Pursuant to the Company's exchange rate policy, Mr. Hall's car allowance was payable in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00 from January to March 2009, $1.4351 per £1.00 from April to June 2009, $1.5506 per £1.00 from July to September 2009 and $1.6351 per £1.00 from October to December 2009. Included in the figure disclosed is the amount of $163, representing the effective loss received by Mr. Hall as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(18)
On June 12, 2009, Mr. Barron was granted 31,073 performance-based restricted stock units with a grant date fair value of $8.73 each and a vesting date of March 12, 2012 pursuant to the 2009 LTIP. On November 2, 2009, Mr. Barron was granted 75,000 performance-based shares of restricted stock with a grant date fair value of $14.28 each, a vesting date of March 1, 2011 and subject to the achievement of qualitative performance conditions based on the 2010 fiscal year.

(19)
On June 12, 2009, Mr. Barron was granted 77,955 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP.

(20)
Mr. Barron's All Other Compensation for the 2009 fiscal year includes: $61,986 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan and $6,639 in health insurance and income protection benefits. The amount attributable to Mr. Barron's car allowance does not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Barron.

(21)
Mr. Gallagher's base salary was pro-rated for the three months and 15 days that he worked for us during the 2009 fiscal year. Pursuant to the Company's exchange rate policy, Mr. Gallagher's base salary was paid in U.S. dollars at a fixed exchange rate of $1.5684 per £1.00 for January to March 2009 and $1.4351 per £1.00 for April 1 to April 15 2009. Included in the figure disclosed is the amount of $12,043, representing the effective benefit received by Mr. Gallagher as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(22)
Mr. Gallagher's Non-Equity Incentive Plan Compensation amount reflects bonus payments received pursuant to his employment agreement in accordance with the 2009 Bonus Plan and an incentive arrangement in relation to his role in the disposal of the Company's sit-up business. Pursuant to the Company's exchange rate policy, Mr. Gallagher's bonus payments were paid in U.S. dollars at fixed exchange rates of $1.5684 and $1.6351 per £1.00. Included in the figure disclosed is the amount of $24,249, representing the effective benefit received by Mr. Gallagher as a result of the difference between the fixed exchange rate and the spot exchange rate on each payment date.

(23)
Mr. Gallagher's All Other Compensation for the 2009 fiscal year includes: $28,435 for tax equalization payments and $14,611 in health insurance and income protection benefits. The amounts attributable to Mr. Gallagher's housing costs, rental car, home leave, and tax services each did not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Gallagher.

(24)
Mr. Elliott's base salary was pro-rated for the five months that he worked for us during the 2009 fiscal year. The exchange rate applied to January to March 2009 was $1.5684 per £1.00 and the exchange rate applied to the months of April and May in 2009 was $1.4351 per £1.00. Included in the figure disclosed is the amount of $9,832, representing the effective benefit received by Mr. Elliott as a result of the difference between the fixed exchange rate and the spot exchange rate on the payment date.

(25)
On January 5, 2009, Mr. Elliott was granted the following option awards: 200,000 option awards each with an exercise price of $4.86 and a grant date fair value of $1.74, vesting on December 31, 2009; and 400,000 option awards each with an exercise price of $4.86 and a grant date fair value of $1.79, vesting in four equal installments on December 31, 2010, 2011, 2012 and 2013. These options subsequently lapsed on Mr. Elliott's resignation.

(26)
Mr. Elliott's All Other Compensation for the 2009 fiscal year includes: $71,910 in respect of relocation costs, $61,184 for U.K. housing costs, $55,337 for tax equalization payments, and $12,543 in health insurance and income protection benefits. The amounts attributable to Mr. Elliott's car rental and tax services each did not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Elliott.

(27)
Included in this amount is an allowance given to Mr. Gale for performing the role of principal financial officer from May to November 2009.

(28)
On June 12, 2009, Mr. Gale was granted 17,627 performance-based restricted stock units with a grant date fair value of $8.73 each and a vesting date of March 12, 2012 pursuant to the 2009 LTIP.

(29)
On June 12, 2009, Mr. Gale was granted 44,225 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP.

(30)
Mr. Gale's All Other Compensation for the 2009 fiscal year includes: $20,252 in pension contributions by the Company to a U.K. tax qualified deferred compensation plan; $4,535 in health insurance and income protection benefits; and $1,160 in catch up payments relating to dividends which accrued on vested shares of restricted stock. The amounts attributable to Mr. Gale's car allowance and fuel costs each do not exceed the greater of $25,000 or 10% of the total amount of perquisites and personal benefits received by Mr. Gale.

Summary of Non-Equity Compensation Terms of Employment Agreements

        Set forth below is a brief description of the non-equity compensation and non-change in control terms of our employment agreements with each of our named executive officers for the 2009 fiscal year. Their equity compensation arrangements are separately described in the sections entitled "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Fiscal Year-End". The operation of these employment agreements in the context of a termination or a change of control is separately described under the heading "Potential Payments Upon Termination or Change of Control—Severance and Change in Control Benefits Provided Pursuant to Employment Agreements".

Currently Serving Named Executive Officers

James F. Mooney

        We are party to an employment agreement with James F. Mooney, the executive chairman of our board of directors, amended and restated as of July 3, 2009. This agreement expires on December 31, 2010. Pursuant to this agreement, Mr. Mooney receives the following compensation and employee benefits:

  •
  a base salary of $1.25 million per year;

  •
  an annual bonus for on-target performance of 100% of base salary, which for bonus purposes is treated as $400,000 with a maximum payout of 200% of base salary;

  •
  participation in the Company's health and life insurance plans; and

  •
  reimbursement for travel and other business expenses.

Neil A. Berkett

        We are party to an employment agreement with Neil A. Berkett, our chief executive officer, amended and restated as of July 3, 2009. Pursuant to this agreement, Mr. Berkett receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement, will continue for an indefinite period terminable by either Mr. Berkett giving six months notice or the Company giving 30 days notice:

  •
  a base salary of £550,000 per year, which was increased to £650,000 per year effective April 1, 2010;

  •
  an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary (subject to adjustment to reflect the achievement of personal performance targets which could result in an award of up to a maximum of 300% for fiscal year 2010 or a maximum payout of up to 270% with respect to fiscal year 2009);

  •
  a contribution of 20% of his base salary into a U.K. pension scheme;

  •
  the opportunity to participate in employee benefit plans and arrangements made available by us to our executive officers with U.K. employment agreements; and

  •
  an annual car allowance.

Eamonn O'Hare

        We are party to an employment agreement with Eamonn O'Hare, our chief financial officer, dated as of September 19, 2009. Pursuant to this agreement, Mr. O'Hare receives the following compensation and employee benefits for the term of his employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. O'Hare or the Company giving twelve months notice:

  •
  a base salary of £490,000 per year;

  •
  an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary (subject to adjustment to reflect the achievement of personal performance targets), as well as participation in the Company's long-term incentive plans;

  •
  a contribution of 20% of his base salary into a pension scheme;

  •
  the opportunity to participate in employee benefit plans and arrangements made available by us to our executive officers with U.K. employment agreements;

  •
  an annual car allowance; and

  •
  tax services.

Bryan H. Hall

        We are party to an employment agreement with Bryan H. Hall, the Company's general counsel and secretary, amended and restated as of September 15, 2009, as amended. This agreement expires on December 31, 2010. Pursuant to this agreement, Mr. Hall receives the following compensation and employee benefits for the term of the employment:

  •
  a base salary of £375,000 per year;

  •
  an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary (subject to adjustment to reflect the achievement of personal performance targets), as well as participation in the Company's long-term incentive plans;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax services and tax equalization; and

  •
  an annual car allowance.

Andrew M. Barron

        We are party to an employment agreement with Andrew Barron, our chief operating officer, dated as of July 10, 2009, as amended. Pursuant to this agreement, Mr. Barron receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement will continue for an indefinite period terminable by either Mr. Barron or the Company giving twelve months notice:

  •
  a base salary of £330,000 per year, which was increased to £400,000 per year effective April 1, 2010 due to an expansion in his role and responsibilities;

  •
  an annual bonus for on-target performance of 75% of base salary with a maximum payout of 150% of base salary (subject to adjustment to reflect the achievement of personal performance targets), as well as participation in the Company's long-term incentive plans;

  •
  a contribution of 12% of his base salary into a pension scheme, which was increased to 15% per year effective January 1, 2010;

  •
  the opportunity to participate in employee benefit plans and arrangements made available by the Company to the Company's executive officers with U.K. employment agreements; and

  •
  an annual car allowance.

Robert C. Gale

        We are a party to an employment agreement with Robert C. Gale, our vice president, controller and principal accounting officer, dated July 31, 2009. Pursuant to this agreement, Mr. Gale receives the following compensation and employee benefits for the term of the employment which, under the terms of the agreement, will continue for an indefinite period terminable by either Mr. Gale giving six months notice or by the Company giving twelve months notice:

  •
  a base salary of £187,200 per year;

  •
  an annual bonus for on-target performance of 50% of base salary with a maximum pay out of 100% of base salary (subject to adjustment to reflect the achievement of personal performance targets), as well as participation in the Company's long term incentive plans;

  •
  a contribution of 10% of his base salary into a pension scheme, which was increased to 15% per year effective January 1, 2010;

  •
  the opportunity to participate in employee benefit plans and arrangements made available by us to our executive officers with U.K. employment agreements; and

  •
  an annual car allowance.

Named Executive Officers who are no longer with the Company

Charles K. Gallagher

        Charles K. Gallagher, our former principal financial officer and senior vice president—finance, was a party to an employment agreement dated December 18, 2007, as amended, which expired on April 15, 2009. Pursuant to this agreement, Mr. Gallagher received the following compensation and employee benefits:

  •
  a base salary of £330,000 per year, which increased from £250,000 effective April 1, 2008 when Mr. Gallagher, who joined the Company in December 2007 as its senior vice president, finance, agreed to serve on an interim basis as the Company's principal financial officer;

  •
  a bonus of 75% of base salary;

  •
  a retention payment of £165,000 to be paid on December 31, 2008, so long as Mr. Gallagher had not terminated his employment on or before December 31, 2008;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, tax services and tax equalization;

  •
  a rental car and fuel allowance; and

  •
  an opportunity to earn a £150,000 bonus to ensure the best value was obtained for the Company's sit-up business from the external sale process.

Jerry V. Elliott

        Jerry V. Elliott, our former chief financial officer, resigned from the Company, effective May 31, 2009. Prior to this date, we were party to an employment agreement with agreement with Mr. Elliott dated December 18, 2008 which was due to expire on December 31, 2013. Pursuant to this agreement, Mr. Elliott received the following compensation and employee benefits:

  •
  a base salary of £450,000 per year;

  •
  an annual bonus for on-target performance of 100% of base salary with a maximum payout of 200% of base salary (subject to adjustment to reflect the achievement of personal performance targets), as well as participation in the Company's long-term incentive plans;

  •
  the Company's expatriate package in accordance with Company policy, including healthcare, housing allowance, home leave, transitional benefits, tax services and tax equalization; and

  •
  a rental car.

Summary of Incentive Compensation Plans

Virgin Media Inc. 2009 Bonus Plan

        Each year the compensation committee approves the Company's annual bonus plan covering approximately half of the Company's employees, including the Company's named executive officers. The Virgin Media Inc. 2009 Bonus Plan offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages ranged from 5%-100% of base salary (depending on employee level) for on-target performance with a potential maximum payment of double the on-target percentage payable. Employees also had the opportunity to earn up to 1.35 times the calculated bonus amount depending on the employee's individual personal performance during the year.

        In order for any bonuses to be payable, the Company was required to achieve the specified "Qualifying Gate". If the Qualifying Gate was not achieved, no bonuses were payable under the 2009 Bonus Plan. If the Qualifying Gate was achieved, bonuses would be payable according to achievement against various performance targets specific to each of the Company's key operating divisions, together with a personal performance multiplier based on achievement of individual targets over the course of the year. The operating division performance targets included an appropriately weighted mix of financial and operating metrics for the group and the specific division, including a combination of (among others): OCF (which is defined as operating income before depreciation, amortization, goodwill and intangible asset impairments and restructuring and other charges), customer service measures (including fault rates and net promoter scores), employee engagement measures, risk-related measures, the delivery of special projects and divisional financial and operating measures (such as opex, net additions to revenue generating units, average contribution per user, and the net present value of our residential customer base).

        For each measure, the amount to be achieved for on-target performance (i.e. at 100% of on-target bonus percentage) was equal to the 2009 budget for that measure. A maximum target (the "200% Maximum") was also set for each measure at which the bonus percentage payable was twice the on-target percentage payable. A minimum target (the "50% Minimum") was also set at which the bonus payable was one-half of the on-target percentage payable. If the 50% Minimum was not achieved for a particular measure, no bonus percentage was earned in respect of that measure. Percentage payments were structured to rise on a linear basis between the 50% Minimum and the 100% target and between the 100% target and the 200% Maximum.

        Employees who were not in the annual bonus plan were subject to local schemes which reflect the specific business requirements in that area. For instance, employees in sales related roles are generally in commission schemes which are designed based upon the sales mix for that area of the business and which are reviewed regularly to ensure they are targeted appropriately. Other employees who are not in the annual bonus plan are in bonus plans based upon targets which are based upon local business objectives.

Long-term Incentive Plans (LTIPs)

        The compensation committee determined that it would be appropriate and in the best interests of stockholders and the Company to provide key senior managers and executives with long-term incentives over rolling three- to five-year periods in order to provide long-term compensation. Since 2005, we have introduced a new LTIP each year. These LTIPs consist of awards of stock options and restricted stock units under the Company's stock incentive plans. Stock options and restricted stock units are granted to eligible employees each year, in each case, in an amount with fair value equal to a maximum of 150% of the recipient's annual base salary for LTIPs up to 2009 and 100% of the recipients annual base salary for the 2009 LTIP. For the 2010 LTIP, awards were made in an amount with face value (rather than fair value) equal to a maximum of 250% of the recipient's annual base salary for senior executives and 175% for other senior employees.

2007, 2008 and 2009 LTIPs

        For 2007, 2008 and 2009 LTIPs, the fair value of the options awarded under our LTIPs has been determined using a Black-Scholes valuation method and the exercise price is equal to the mid-market stock price on the date of grant. The options vest, subject to the participant's continued employment, in twenty percent increments annually on January 1st of each year of the five years following the year in which they are granted. The fair value of the restricted stock units awarded under our LTIPs is based on the market value of our common stock as of the date of grant. Participants are entitled to receive an amount of common stock in three years' time, subject to the achievement of performance targets for that three-year period and continued employment with us. Equivalent payments may be made in cash rather than common stock at the compensation committee's discretion. The restricted stock units are forfeited if the performance objectives are not achieved or on termination of employment.

        The performance conditions in respect of the restricted stock unit element of the LTIPs are set each year by the compensation committee based on a three-year cumulative Group SCF. Targets are set for the On-target, Maximum and Minimum performance level as follows:

  •
  On-target level, for vesting of 100% of the on-target number of restricted stock units (with a grant date fair value of 50% of the participant's salary)

  •
  Minimum level, for vesting of 50% of the on-target number of restricted stock units (with a grant date fair value of 25% of the participant's salary)

  •
  Maximum level, for vesting of 200% of the on-target number of restricted stock units (with a grant date fair value of 100% of the participant's salary), except in relation to the 2009 LTIP which provides for a vesting level of 100% of the on-target number of restricted stock units (with a grant date fair value of 50% of the participant's salary).

        The number of shares of common stock to be issued is structured to rise on a linear basis for performance between the Minimum and On-target levels and between the On-target and Maximum levels. The maximum number of shares that can vest for each individual is 200% of the On-target amount, except in the case of the 2009 LTIP where the maximum is 100%. No shares will vest if cumulative Group SCF is below the Minimum level. The number of restricted stock units granted to participants under the LTIPs is based on the Maximum level being achieved.

        Upon the occurrence of an "acceleration event" (see "Stock Incentive Plans—Virgin Media Inc. 2006 Stock Incentive Plan"), all outstanding options under the 2007 LTIP, 2008 LTIP and 2009 LTIP will become immediately exercisable in full. The restricted stock units under the 2007 LTIP, 2008 LTIP and 2009 LTIP do not automatically vest upon an acceleration event, but can be vested at the discretion of the compensation committee of our board of directors.

2010 LTIP

        On January 7, 2010, our compensation committee approved the 2010 LTIP. The 2010 LTIP is comprised of (1) option grants that vest based solely on time in approximately twenty percent increments, beginning January 1, 2011, and (2) restricted stock unit grants with cliff-vesting after three years that are linked to the achievement of performance criteria over the three-year period (January 1, 2010 to December 31, 2012), in each case, subject to continued employment with the Company to the vesting date. For details about the performance conditions, see the section titled "Compensation Discussion and Analysis". Options with a face value of 100% of the recipient's base annual salary were granted to all eligible employees, subject to the conditions above. For senior executives, restricted stock units with a face value of up to 150% of the recipient's annual base salary were granted, subject to the conditions above. Of this total, options with a face value of £30,000 per eligible employee were granted under the CSOP. These options, to the extent granted to U.S. nationals, are also intended to qualify as Incentive Stock Options under applicable U.S. tax legislation. For other eligible senior employees, restricted stock units with a face value of up to 75% of the recipient's annual base salary were granted, subject to the conditions above. Options to purchase an aggregate of approximately 1.7 million shares of common stock and an aggregate of approximately 1.7 million restricted stock units (based on the Maximum target level being achieved) were awarded to 122 award recipients. The exercise price of the options granted on January 7, 2010 is $17.16 per share, being the average of the high and low stock prices on the relevant grant date. The CSOP options were granted on January 8, 2010 following HMRC's approval of the CSOP and the exercise price of those options was $17.12 per share being the average of the high and low stock prices on the grant date. Upon the occurrence of an "acceleration event", all outstanding options and restricted stock units under the 2010 LTIP do not automatically vest, but can be vested at the discretion of the compensation committee of our board of directors. Additional awards under the 2010 LTIP may be made during the 2010 fiscal year.

2007 LTIP

        From May 2007 through July 2007, 116 employees were admitted to the 2007 LTIP. Approximately 2.3 million options, subject to five-year vesting, and 1.3 million restricted stock units were granted under the 2007 LTIP. The exercise prices for the stock option grants ranged from $24.27 to $28.59 per share. The number of restricted stock units granted under the 2007 LTIP was based on the Maximum level of 200% being achieved. The number of restricted stock units, however, that would have vested for performance at the On-target level was 665,228. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2009 with On-target, Maximum and Minimum levels which operate in the same way as described above. Of the named executive officers, only Messrs. Berkett, Gale and Hall participated. Mr. Mooney was not included in the 2007 LTIP because he was provided with other long-term incentives through restricted stock grants based upon performance. Messrs. O'Hare, Barron, Gallagher, and Elliott were not employed by the Company at the time the 2007 LTIP grants were made.

2008 LTIP

        From April through November 2008, 125 employees were admitted to the 2008 LTIP. Approximately 4.8 million options, subject to five-year vesting, and 3.0 million restricted stock units were granted under the 2008 LTIP. The exercise prices for the stock option grants ranged from $3.72 to $15.12 per share. The number of restricted stock units granted under the 2008 LTIP was based on the Maximum level of 200% being achieved. The number of restricted stock units, however, that will vest for performance at the On-target level is approximately 1.5 million. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2010 with On-target, Maximum and Minimum levels which operate in the same way as described above. All of the named executive officers, except for Messrs. Gallagher, Elliott, O'Hare and

Mooney, participate in the 2008 LTIP. Mr. Mooney was not included in the 2008 LTIP because he was provided with other long-term incentives through restricted stock grants based upon performance. Mr. Gallagher was not included in the 2008 LTIP as he was hired on a short-term contract and Messrs. Elliott and O'Hare were not employed by the Company at the time the 2008 LTIP grants were made.

2009 LTIP

        From June 2009 through January 2010, 122 employees were admitted to the 2009 LTIP. Approximately 4.2 million options, subject to five-year vesting, and 1.7 million restricted stock units were granted under the 2009 LTIP. The exercise prices for the stock option grants ranged from $8.73 to $17.25 per share. The number of restricted stock units granted under the 2009 LTIP was based on the Maximum level of 100% being achieved. Performance targets for the restricted stock unit element were set based on cumulative Group SCF for the three years ending December 31, 2011 with On-target, Maximum and Minimum levels which operate in the same way as described above except that the Maximum and On-target levels were the same. All of the named executive officers, except for Messrs. Berkett, Elliott and Mooney, participate in the 2009 LTIP. Messrs. Berkett and Mooney were not included in the 2009 LTIP because they were provided with other long-term incentives through restricted stock grants based upon performance. Messrs. Elliott and Gallagher did not participate in the 2009 LTIP because both had left the organization before it was granted. A summary of the grants made to the named executive officers in 2009 is included in the section entitled "Grants of Plan-Based Awards".

Stock Incentive Plans

        All stock-based awards granted under our LTIPs and individual employment agreements are issued, as a legal matter, under our stock incentive plans as described below, which have been approved by our stockholders. Awards under the Virgin Media Sharesave Plan are issued under that plan which was separately approved by our stockholders. New issuances are being made under the Virgin Media Inc. 2006 Stock Incentive Plan, except that our common stock continues to be issued under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and the Virgin Media Inc. 2004 Stock Incentive Plan on exercise of outstanding options.

Virgin Media Inc. 2006 Stock Incentive Plan

        The Virgin Media Inc. 2006 Stock Incentive Plan was approved by our stockholders on May 18, 2006. Although shares of common stock in respect of outstanding awards are still issued under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and the Virgin Media Inc. 2004 Stock Incentive Plan, since May 26, 2006 all stock and option awards have been granted under the Virgin Media Inc. 2006 Stock Incentive Plan.

        Individuals eligible to receive awards under the Virgin Media Inc. 2006 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

        The 2006 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The aggregate number of shares of the Company's common stock that may be issued under the Virgin Media Inc. 2006 Stock Incentive Plan is 29,000,000. An individual may not be granted awards in respect of more than 4,000,000 shares of the Company's common stock in any fiscal year. The Virgin Media Inc. 2006 Stock Incentive Plan is designed so that option grants are able to comply with the requirements for "performance-based" compensation under Section 162(m) of the U.S. Internal Revenue Code and the conditions of exemption from the short-swing profit recovery rules of Rule 16b-3 under the Exchange Act.

        The compensation committee of our board of directors administers the Virgin Media Inc. 2006 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants made pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan are evidenced by an option notice which states the terms and conditions of the option grant as determined by the compensation committee.

        Performance awards under the Virgin Media Inc. 2006 Stock Incentive Plan, other than options, are subject to performance objectives during a specified period of time as designated by the compensation committee of our board of directors, including (among others): (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return or (xx) any combination of the foregoing.

        Our compensation committee may, in its discretion, apply such performance objectives also to options granted under the Virgin Media Inc. 2006 Stock Incentive Plan. Performance objectives may be in respect of performance of the Company, any of its subsidiaries, any of its divisions or any combination thereof. Performance objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

        Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, upon the occurrence of an "acceleration event", all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. For example, under the Company's LTIPs, although the stock options become immediately exercisable upon an acceleration event, the restricted stock units do not immediately vest. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than:

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

  •
  various recapitalizations; or

  •
  stockholder approval of our liquidation or dissolution.

        Under the terms of the 2006 Stock Incentive Plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors is required proportionately to adjust the number of shares available for, and subject to, outstanding awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate. The compensation committee's decision as to whether or not to make adjustments and which adjustments should be made are final, binding and conclusive.

Company Share Option Plan

        Pursuant to its authority under the Virgin Media Inc. 2006 Stock Incentive Plan, the compensation committee approved the adoption of a Company Share Option Plan (the "CSOP") as a sub-plan of the Virgin Media Inc. Stock Incentive Plan for its employees in the U.K. The CSOP is a U.K. tax-qualified plan that has been approved by the U.K. tax authority, HMRC. Subject to compliance with the U.K. restrictions applicable to CSOPs, exercise of CSOP options is exempt from U.K. income tax and national insurance. These restrictions include, among others, the requirements that each participant may only hold CSOP options with a face value, at the date of grant, of up to £30,000 and the options cannot be exercised for three years after the date of grant.

Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan

        The Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the NTL Incorporated 2004 Stock Incentive Plan) was adopted by the compensation committee of the board of directors on March 15, 2004 and approved by its stockholders on May 6, 2004. As noted above, we are not making new awards under this plan. As at March 31, 2010, there were 1,844,234 options outstanding. The Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The compensation committee of our board of directors administers the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. Individuals eligible to receive awards under the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, upon the occurrence of an "acceleration event", all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. The definition of an acceleration event is similar to the definition of such term under the 2006 Stock Incentive Plan.

Virgin Media Inc. 2004 Stock Incentive Plan

        The Virgin Media Inc. 2004 Stock Incentive Plan (formerly known as the Telewest Global, Inc. 2004 Stock Incentive Plan) was adopted by Telewest's board of directors on June 2, 2004 and approved by its stockholders on July 5, 2004. As noted above, we are not making new awards under this plan. As at March 31, 2010, there were 1,102,411 options outstanding. The Virgin Media Inc. 2004 Stock Incentive Plan provided for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units and share awards. The compensation committee of our board of directors administers the 2004 Stock Incentive Plan and generally has the right to grant options or make awards to eligible individuals, to determine the terms and conditions of all grants and awards, include vesting schedules and exercise price (where appropriate), and to amend, suspend or terminate the 2004 Stock Incentive Plan at any time. Persons eligible to receive grants or awards under the 2004 Stock Incentive Plan include employees, directors and independent contractors of the Company and its divisions and subsidiary and parent corporations and other affiliates. Unless otherwise set forth in an employee's, director's or independent contractor's respective award agreement, all outstanding options or restricted stock or restricted stock units become immediately exercisable, lose all restrictions or become fully vested upon the occurrence of an "acceleration event." The definition of an acceleration event is similar to the definition of such term under the 2006 Stock Incentive Plan.

Virgin Media Sharesave Plan

        The Virgin Media Sharesave Plan (which we refer to as the Sharesave Plan and is similar to an employee share purchase plan in the U.S.) was adopted by our board of directors on February 21, 2008 following approval by our stockholders on May 16, 2007. The Sharesave Plan enables eligible employees to receive options, referred to as sharesave options, to purchase shares of the Company's common stock at a discount using savings deposited from the employee's payroll monthly into a savings account. The Sharesave Plan is a broadly based stock option arrangement, which means that when we choose to operate the Sharesave Plan, all eligible employees have to be invited to participate. The Sharesave Plan has been approved by HMRC under Schedule 3 of the Income Tax (Earnings and Pensions) Act 2003. Eligibility under the Sharesave Plan extends to our employees who are U.K. tax residents. However, other groups of employees may be invited to participate in the future in additional schemes which may be launched annually. An aggregate of 10.0 million shares is available for issuance pursuant to the Sharesave Plan.

        Our board of directors has adopted the plan rules on the basis that they may make such amendments as are considered necessary or desirable in relation to the operation of the Sharesave Plan. The Sharesave Plan is administered by our compensation committee. The compensation committee has the general authority to exercise all powers necessary or advisable to administer the Sharesave Plan (subject to (i) the approval of HMRC where such approval is required and (ii) what is permitted under the plan rules). All decisions made by the committee are final, binding and conclusive. Upon any capitalization event, the number of shares that are subject to an option and/or the exercise price thereof may be adjusted subject to prior HMRC approval, in such manner as the compensation committee confirms to be fair and reasonable.

        Under the terms of the Sharesave Plan, participants enter into savings contracts under which they agree to have amounts deducted from their net salary each month. These sums are held within special savings accounts that are operated by an appointed independent savings carrier. Our appointed carrier is the Yorkshire Building Society. A participant's option can only be exercised to the extent possible using the proceeds of his or her savings account plus interest. The monthly statutory maximum and minimum limits on the amount that a participant can save under savings contracts, as determined by HMRC, are currently £250 per month and £5 per month, respectively. Within these limits, the compensation committee can specify a different maximum amount. It was determined by the compensation committee on March 2, 2010, that for the 2010 Sharesave Plan, the monthly savings cap be increased from £100 to £250.

        The compensation committee can generally determine the exercise price of options granted under the Sharesave Plan. However, the exercise price of options granted under the plan cannot be less than 80% of the fair market value of a share of common stock at the time invitations are issued. Individuals can be invited to take out savings contracts that last for three, five or seven years. Under a three or five year contract, savings are made for three and five years, respectively. Under a seven year contract, savings are made for five years but are left within the special savings account for a further two years. At the end of the savings contract, participants receive interest in the form of a tax-free bonus.

        A sharesave option can only be exercised using the proceeds of the participant's savings contract. This will be the combination of his or her savings and any interest thereon or the tax-free bonus payable to him or her. A participant is free to withdraw his or her savings at any point; however, if he or she does so, his or her corresponding sharesave option will lapse. The exercise price of the sharesave option is in pounds sterling and the shares subject to an option will be such number as can be bought at the exercise date at the pre-established exercise price.

        A participant may exercise his or her sharesave options during the period of six months from the maturity of his or her savings contract. Following maturity, if the participant does not want to exercise his or her options, which are generally not transferable, he or she can instead take his or her savings and tax-free bonus and allow his or her options to lapse. On leaving the Company, a participant depending on whether their reason for leaving is voluntary or involuntary, can continue saving up to the end of the savings contract and receive a tax-free bonus, or close the account and have all their savings returned, plus any interest, as long as they have made twelve monthly payments and saved for a minimum of a year. If they leave involuntarily, they can also carry on saving for up to six months and at any time during the six months, they can choose to use the savings plus any interest to buy shares at the pre-established exercise price. Any shares underlying the lapsed options can then be re-allocated under the Sharesave Plan.

        The Company intends to grant options under the Sharesave Plan on an annual basis. The first grant of options under the Sharesave Plan occurred in May 2008 and employees were offered the opportunity to save up to £100 per month over a three-year savings contract period, beginning July 1, 2008. The 2009 grant attracted 2,438 employees being granted 1,116,107 options representing a take up rate of 20.67%. The option exercise price was £5.83 based on a 20% discount of the mid-market share price of £7.285 on the grant date (using an exchange rate of $1.6499 per £1.00). As at March 31, 2010, 7,341,001 options were available for future grants under the Sharesave Plan.

Equity Compensation Plan Information

        The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2009. The following table does not include shares of restricted stock that have already been issued.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Stock Incentive Plans(1):			7,900,991
Options	17,221,355	$15.11
Restricted Stock Units	4,265,722	—
Unrestricted Stock Awards	—	—
Restricted Stock Grants	1,380,000	—
Sharesave Plan Options(2)	2,700,464	$9.67	7,289,710
Equity compensation plans not approved by security holders	—	—	—

Total	24,187,541	$14.37	15,190,701

(1)
Represents shares of our common stock issuable pursuant to stock options, restricted stock units and unrestricted stock awards outstanding under (i) the Amended and Restated Virgin Media Inc. 2004 Stock Incentive Plan, (ii) the Virgin Media Inc. 2004 Stock Incentive Plan and (iii) the Virgin Media Inc. 2006 Stock Incentive Plan. New grants are no longer issued under (i) and (ii).

(2)
Represents shares of our common stock issuable pursuant to the Virgin Media Sharesave Plan. Under the 2008 grant, the exercise price was £4.92 per option and under the 2009 grant, the exercise price was £5.83 per option.

        The following tables include additional information in respect of our equity compensation plans and arrangements as of March 31, 2010 in order to facilitate RiskMetrics Group with the calculation of our burn rate.

	Stock Incentive Plans	Employee Share Purchase Plans (Sharesave Plan)	Total
Approved by stockholders	29,000,000	10,000,000	39,000,000

Outstanding as at March 31, 2010:
Stock options	17,978,350	2,636,883	20,615,233
Non vested shares of restricted stock	1,192,500	—	1,192,500
Restricted stock units	5,252,517	—	5,252,517

Total outstanding at March 31, 2010	24,423,367	2,636,883	27,060,250

Securities available for future issuance under equity compensation plans	5,220,639	7,341,001	12,561,640

Stock Options

	Non- Performance Based	Performance Based		Employee Share Purchase Plans (Sharesave Plan)	Total	Weighted Average Exercise Price
Outstanding—beginning of year 2007	12,972,295	83,335		—	13,055,630	$19.31
Granted in 2007	3,662,782	75,000		—	3,737,782	$24.65
Exercised in 2007	(3,214,915)	(83,335)		—	(3,298,250)	$10.96
Forfeited or Expired in 2007	(2,690,185)	—		—	(2,690,185)	$25.04

Outstanding, December 31, 2007	10,729,977	75,000		—	10,804,977	$22.40

Exercisable at December 31, 2007	3,800,027	—		—	3,800,027	$18.47
Weighted Average Remaining Contractual Term of Outstanding Options at December 31, 2007						8.1 Years
Outstanding—beginning of year 2008	10,729,977	75,000		—	10,804,977	$22.40
Granted in 2008	6,396,834	400,000		2,020,847	8,817,681	$11.85
Exercised in 2008	(12,503)	—		—	(12,503)	$4.66
Forfeited or Expired in 2008	(2,043,108)	(7,500)		(154,188)	(2,204,796)	$21.94

Outstanding, December 31, 2008	15,071,200	467,500		1,866,659	17,405,359	$17.15

Exercisable at December 31, 2008	5,161,162	7,500	(1)	—	5,168,662	$19.83
Weighted Average Remaining Contractual Term of Outstanding Options at December 31, 2008						7.5 Years
Outstanding—beginning of year 2009	15,071,200	467,500		1,866,659	17,405,359	$17.15
Granted in 2009	5,915,350	390,000		1,116,107	7,421,457	$8.42
Exercised in 2009	(498,845)	—		(9,826)	(508,671)	$8.99
Forfeited or Expired in 2009	(4,023,325)	(100,525)		(272,476)	(4,396,326)	$16.84

Outstanding, December 31, 2009	16,464,380	756,975		2,700,464	19,921,819	$14.18

Exercisable at December 31, 2009	6,393,939	21,975	(2)	—	6,415,914	$19.33
Weighted Average Remaining Contractual Term of Outstanding Options at December 31, 2009						7.4 Years
Outstanding—beginning of year 2010	16,464,380	756,975		2,700,464	19,921,819	$14.18
Granted January - March, 2010	1,869,363			—	1,869,363	$17.01
Exercised January - March, 2010	(890,375)			(11,526)	(901,901)	$10.26
Forfeited or Expired January - March, 2010	(221,993)			(52,055)	(274,048)	$13.49

Outstanding, March 31, 2010	17,221,375	756,975		2,636,883	20,615,233	$14.62

Exercisable as at March 31, 2010	7,450,390	21,975	(3)	—	7,472,365	$18.79
Weighted Average Remaining Contractual Term of Outstanding Options at March 31, 2010						7.4 Years

(1)
Of the 75,000 performance-based options granted in the fiscal year 2007, 7,500 options vested in respect of the one year performance period ending June 30, 2008.

(2)
Of the 75,000 performance-based options granted in the fiscal year 2007, 14,475 options vested for the one year performance period ending June 30, 2009.

(3)
None of the performance-based options granted in the fiscal year 2007 had vested as at March 31, 2010.

Non Vested Shares of Restricted Stock

	Non- performance Based	Performance Based	Total	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2006	585,396	1,850,000	2,435,396	$25.77
Granted in 2007	3,150	125,000	128,150	$24.76
Earned in 2006, distributed in 2007		(422,083)	(422,083)	$26.02
Vested in 2007	(206,471)	—	(206,471)	$26.02
Forfeited or expired in 2007	(250,000)	(282,083)	(532,083)	$27.53

Non-vested, December 31, 2007	132,075	1,270,834	1,402,909	$24.89

Granted in 2008		125,000	125,000	$13.06
Earned in 2007, distributed in 2008		(351,250)	(351,250)	$23.81
Vested in 2008	(50,824)		(50,824)	$23.81
Forfeited or expired in 2008	(17,084)	(252,917)	(270,001)	$25.55

Non-vested, December 31, 2008	64,167	791,667	855,834	$23.46

Granted in 2009	230,000	1,150,000	1,380,000	$10.37
Earned in 2008, distributed in 2009		(547,642)	(547,642)	$25.32
Vested in 2009	(64,167)		(64,167)	$25.32
Forfeited or expired in 2009		(244,025)	(244,025)	$18.78

Non-vested, December 31, 2009	230,000	1,150,000	1,380,000	$10.37

Granted in 2010 as at March 31, 2010	—	—	—	$0.0
Earned in 2009, distributed in 2010		(183,750)	(183,750)	$9.28
Vested as at March 31, 2010	—	—	—	$0.0
Forfeited or expired in 2010 as at March 31, 2010	—	(3,750)	(3,750)	$9.28

Non-vested, March 31, 2010	230,000	962,500	1,192,500	$10.54

Restricted Stock Units

	Performance Based	Weighted Average Grant Date Fair Value
Non-vested, December 31, 2006	1,215,507	$24.81
Granted in 2007	1,330,456	$24.46
Earned at end 2006 distributed in 2007	—	—
Forfeited or expired in 2007	(568,513)	$24.71

Non-vested, December 31, 2007	1,977,450	$24.61

Granted in 2008	2,972,264	$12.15
Earned at end 2007 distributed in 2008	—	—
Forfeited or expired in 2008	(613,836)	$20.90

Non-vested, December 31, 2008	4,335,878	$16.59

Granted in 2009	1,678,754	$8.88
Earned at end 2008, distributed in 2009	(218,268)	$24.66
Forfeited or expired in 2009	(1,530,642)	$17.65

Non-vested, December 31, 2009	4,265,722	$12.77

Granted in 2010, as at March 31, 2010	1,751,078	$17.15
Earned at end 2009, distributed in 2010	(162,012)	$24.52
Forfeited or expired in 2010 as at March 31, 2010	(602,271)	$21.49

Non-vested, March, 2010	5,252,517	$12.86

GRANTS OF PLAN-BASED AWARDS

        The following table summarizes the grants of plan-based awards we have made to each of our named executive officers during 2009. Messrs. Elliott and Gallagher were no longer executive officers of the Company at December 31, 2009. Many of the equity awards are subject to performance conditions in whole or in part and consequently may not actually be received by the named executive officer. The performance conditions are described in greater detail under the section entitled "Compensation Discussion and Analysis".

        All amounts in this table that originated in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00. As of April 23, 2010, the noon buying rate for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York was $1.5363 per £1.00.

										All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
											All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)
														Grant Date Fair Value of Stock and Option Awards(3) ($) (l)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Closing Price on Grant Date ($/Sh)
			Board or CC Approval Date
Name (a)	Grant Date (b)			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
James F. Mooney(4)	07/03/2009		06/10/2009	—	—	—	0	625,000	625,000	—	—	—	9.18	5,800,000
	NA	(5)		0	400,000	800,000	—	—	—	—	—	—	—	—
Neil A. Berkett(6)	07/03/2009		06/10/2009		—	—	93,750	375,000	375,000	—	—	—	9.18	3,480,000
	NA	(7)		0	860,915	2,324,471	—	—	—	—	—	—	—	—
Eamonn O'Hare(8)	09/16/2009		09/10/2009	—	—	—	37,500	75,000	75,000	—	—	—	—	964,500
	09/16/2009		09/10/2009	—	—	—	13,104	26,209	26,209	—	—	—	—	337,048
	09/16/2009		09/10/2009	—	—	—	0	390,000	390,000	—	—	12.86	—	2,448,140
	09/16/2009		09/10/2009	—	—	—	—	—	—	205,000	—	—	—	2,636,300
	09/16/2009		09/10/2009	—	—	—	—	—	—	—	57,005	12.86	12.91	337,413
	NA	(9)		0	766,977	2,070,892	—	—	—	—	—	—	—	—
Bryan H. Hall(10)	06/12/2009		06/10/2009	—	—	—	17,655	35,311	35,311	—	—	—	—	308,265
	06/12/2009		06/10/2009	—	—	—	—	—	—	—	88,590	8.73	8.66	308,051
	09/15/2009		09/10/2009	—	—	—	—	—	—	—	100,000	12.79	12.91	537,477
	NA	(11)		0	440,241	1,188,650	—	—	—	—	—	—	—	—
Andrew M. Barron(12)	06/12/2009		06/10/2009	—	—	—	15,536	31,073	31,073	—	—	—	—	271,267
	06/12/2009		06/10/2009	—	—	—	—	—	—	—	77,955	8.73	8.66	271,071
	11/02/2009		10/26/2009	—	—	—	0	75,000	75,000	—	—	—	14.39	1,070,625
	NA	(13)		0	387,412	1,046,012	—	—	—	—	—	—	—	—
Charles K. Gallagher	—		—	—	—	—	—	—	—	—	—	—	—	—
	NA	(14)		0	387,412	1,046,012	—	—	—	—	—	—	—	—
Jerry V. Elliott(15)	01/05/2008		12/12/2009	—	—	—	—	—	—	—	600,000	4.86	5.03	1,065,544
	NA	(16)		0	704,385	1,901,840	—	—	—	—	—	—	—	—
Robert C. Gale(17)	06/12/2009		06/10/2009	—	—	—	8,813	17,627	17,627	—	—	8.73	—	153,884
	06/12/2009		06/10/2009	—	—	—	—	—	—	—	44,225	8.73	8.66	153,782
	NA	(18)		0	146,512	395,583	—	—	—	—	—	—	—	—

(1)
The amounts included in column (c), (d) and (e) for all named executive officers reflect the minimum, target and maximum payment levels, respectively, under the 2009 Bonus Plan, including the personal performance multiplier. Actual bonus amounts for the named executive officers are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)
The amounts included in column (f), (g) and (h) reflect the minimum, target and maximum payment levels respectively of equity awards granted pursuant to the individual's employment agreement and the 2009 LTIP. More detailed descriptions of the terms of our employment agreements with each of our named executive officers can be found in the section entitled "Summary Compensation Table—Summary of Non-Equity Compensation Terms of Employment Agreements". A more detailed description of the 2009 LTIP can be found in the section entitled "Summary Compensation Table—Description of Incentive Compensation Plans—Long-term Incentive Plans (LTIPs)".

(3)
The grant date fair value of the restricted stock units granted pursuant to the 2009 LTIP included in the table above has been calculated based on the assumption that the on-target level of 100% performance will be achieved. These amounts do not necessarily reflect the current market value of these awards. In addition, FASB ASC Topic 718 establishes the grant date fair value for performance-based awards as the date the key terms and conditions are known.

(4)
On July 3, 2009, Mr. Mooney was granted the following stock awards, each with a grant date fair value of $9.28: (i) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of a simple cash flow target for 2009; (ii) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of qualitative performance objectives for 2009; (iii) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of a simple cash flow target for 2010; and (iv) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of qualitative performance objectives for 2010. With respect to grants (i) and (iii) based on 2009 targets, in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares) and 100% (or 187,500 shares), respectively. For further information on the stock award, see "Compensation Discussion and Analysis—Elements of Compensation—Equity-based Awards—Other Restricted Stock".

(5)
Mr. Mooney is entitled to a bonus equal to 0% - 200% (100% on target) of an assumed base salary of $400,000 for On-target performance. Under the 2009 Bonus Plan, Mr. Mooney was paid $422,400 in March 2010. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(6)
On July 3, 2009, Mr. Berkett was granted the following stock awards, each with a grant date fair value of $9.28: (i) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2010 and subject to the achievement of qualitative performance objectives for 2009; and (ii) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2012 and subject to the achievement of the three-year simple cash flow target for the 2009 LTIP. With respect to grant (i), in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares). For the purposes of the award based on the 2009 LTIP simple cash flow target, if the Minimum level is achieved, 93,750 shares of restricted stock will vest; if the On-target level is achieved, 187,500 shares of restricted stock will vest; and if the Maximum level is achieved, 187,500 shares of restricted stock will vest. Below the Minimum level, no shares of restricted stock will vest.

(7)
Mr. Berkett is entitled to a bonus equal to 0% - 200% (100% on target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Under the 2009 Bonus Plan, Mr. Berkett was paid $1,090,951 in March 2010. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(8)
On September 16, 2009, Mr. O'Hare was granted the following stock awards, each with a grant date fair value of $12.86: (i) 55,000 time-based shares of restricted stock with a vesting date of September 16, 2010; (ii) 150,000 time-based shares of restricted stock vesting in three equal installments on each of September 16, 2010, 2011 and 2012; (iii) 75,000 performance-based shares of restricted stock with a vesting date of November 6, 2012 and subject to the achievement of the three-year simple cash flow target for the 2009 LTIP; and (iv) 26,209 restricted stock units with a vesting date of March 12, 2012 pursuant to the 2009 LTIP. For the purposes of the restricted stock unit award based on the 2009 LTIP simple cash flow target, if the Minimum level is achieved, 13,104 shares of restricted stock will vest; if the On-target level is achieved, 26,209 shares of restricted stock will vest; and if the Maximum level is achieved, 26,209 shares of restricted stock will vest. Below the Minimum level, no shares of restricted stock will vest. On September 16, 2009, Mr. O'Hare was granted the following option awards: (i) 390,000 performance-based options, each with an exercise price of $12.86 and a grant date fair value of $6.28, vesting in five equal installments on each of November 2, 2010, 2011, 2012, 2013 and 2014 and subject to the achievement of annual performance objectives; and (ii) 57,005 options, each with an exercise price of $12.86 and a grant date fair value of $6.28, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014 pursuant to the 2009 LTIP. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(9)
Mr. O'Hare is entitled to a bonus equal to 0% - 200% (100% on target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Under the 2009 Bonus Plan, Mr. O'Hare was paid $170,679 in March 2010, which represents a pro-rated amount for the days worked during the fiscal year 2009. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(10)
On June 12, 2009, pursuant to the 2009 LTIP, Mr. Hall was granted 88,590 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014, and 35,311 performance-based restricted stock units with a vesting date of March 12, 2012. For the purposes of the restricted stock unit award based on the 2009 LTIP simple cash flow target, if the Minimum level is achieved, 17,656 shares of restricted stock will vest; if the On-target level is achieved, 35,311 shares of restricted stock will vest; and if the Maximum level is achieved, 35,311 shares of restricted stock will vest. Below the Minimum level, no shares of restricted stock will vest. In connection with an extension of Mr. Hall's employment agreement, Mr. Hall was granted, on September 15, 2009, 100,000 options, each with an exercise price of $12.79 and a grant date fair value of $5.37, vesting on December 31, 2010. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(11)
Mr. Hall is entitled to a bonus equal to 0% - 150% (75% on-target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Under the 2009 Bonus Plan, Mr. Hall was paid $582,571 in March 2010. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(12)
On June 12, 2009, pursuant to the 2009 LTIP, Mr. Barron was granted 77,955 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014, and 31,073 performance-based restricted stock units with a vesting date of March 12, 2012. For the purposes of the restricted stock unit award based on the 2009 LTIP simple cash flow target, if the Minimum level is achieved, 15,536 shares of restricted stock will vest; if the On-target level is achieved, 31,073 shares of restricted stock will vest; and if the Maximum level is achieved, 31,073 shares of restricted stock will vest. Below the Minimum level, no shares of restricted stock will vest. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price. On November 2, 2009, Mr. Barron was granted 75,000 performance-based shares of restricted stock with a grant date fair value of $14.28 each, a vesting date of March 1, 2011, and subject to the achievement of qualitative performance conditions based on the 2010 fiscal year.

(13)
Mr. Barron is entitled to a bonus equal to 0% - 150% (75% on-target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Under the 2009 Bonus Plan, Mr. Barron was paid $490,928 in March 2010. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(14)
Mr. Gallagher was entitled to a bonus equal to 75% of his base salary. Under the 2009 Bonus Plan, Mr. Gallagher was paid $360,445, representing a pro-rata entitlement to April 15, 2009. Mr. Gallagher was also entitled to receive up to £150,000 as a bonus in connection with his role in the disposal of the Company's sit-up business. These amounts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(15)
On January 5, 2009, Mr. Elliott was granted the following option awards: 200,000 options vesting on December 31, 2009 and 400,000 options vesting in four equal installments on each of December 31, 2010, 2011, 2012 and 2013. These options lapsed when Mr. Elliott left the Company. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(16)
Mr. Elliott was entitled to a bonus equal to 0% - 200% (100% on-target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Mr. Elliott resigned from his employment with the Company, effective May 31, 2009 and accordingly, was not eligible to participate in the 2009 Bonus Plan.

(17)
On June 12, 2009, pursuant to the 2009 LTIP, Mr. Gale was granted 44,255 options, each with an exercise price of $8.73 and a grant date fair value of $3.48, vesting in five equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014, and 17,627 performance-based restricted stock units with a grant date fair value of $8.73 each and a vesting date of March 12, 2012. For the purposes of the restricted stock unit award based on the 2009 LTIP simple cash flow target, if the Minimum level is achieved, 8,814 shares of restricted stock will vest; if the On-target level is achieved, 17,627 shares of restricted stock will vest; and if the Maximum level is achieved, 17,627 shares of restricted stock will vest. Below the Minimum level, no shares of restricted stock will vest. The options were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of our common stock on the grant date as the exercise price.

(18)
Mr. Gale is entitled to a bonus equal to 0% - 100% (50% on-target) of his base salary (subject to a multiplier of up to 1.35 times under the 2009 Bonus Plan to reflect the achievement of personal performance targets). Under the 2009 Bonus Plan, Mr. Gale was paid $198,671 in March 2010. This amount is reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table summarizes the equity awards we have made to each of our named executive officers which are outstanding at December 31, 2009. In addition to the performance and other conditions specified, vesting, unless accelerated, is subject to continued employment by the Company. Messrs. Gallagher and Elliott were no longer executive officers of the Company as at December 31, 2009. Messrs. O'Hare, Barron, Elliott and Gale qualified as named executive officers in 2009.

        Note that some of the exercise prices of the option awards included below in column (e) are above the closing share price as December 31, 2009 and therefore such options represent "underwater options".

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (j)
James F. Mooney(2)	270,898	—	—	6.00	03/27/2013	—	—	625,000	10,518,750
Neil A. Berkett(3)	400,000	100,000	—	25.18	09/25/2015	—	—	496,660	8,358,788
	30,963	20,642	—	24.74	07/05/2016	—	—	—	—
	23,944	35,916	—	24.36	05/15/2017	—	—	—	—
	140,000	60,000	—	22.49	09/13/2017	—	—	—	—
	28,557	114,228	—	12.51	04/13/2018	—	—	—	—
	100,000	400,000	—	13.72	05/06/2018	—	—	—	—
	—	—	300,000	13.72	05/06/2018	—	—	—	—
Eamonn O'Hare(4)	—	57,005	390,000	12.86	09/15/2019	—	—	306,209	5,153,497
Bryan H. Hall(5)	150,000	—	—	23.64	05/27/2014	—	—	113,519	1,910,525
	28,509	6,453	—	25.54	04/27/2015	—	—	—	—
	21,855	14,570	—	24.74	07/05/2016	—	—	—	—
	150,000	—	—	24.83	12/07/2016	—	—	—	—
	18,028	27,042	—	24.36	05/15/2017	—	—	—	—
	17,113	68,452	—	12.51	04/13/2018	—	—	—	—
	200,000	—	—	11.16	08/03/2018	—	—	—	—
	—	88,590	—	8.73	06/11/2019	—	—	—	—
	—	100,000	—	12.79	09/14/2019	—	—	—	—
Andrew M. Barron(6)	60,000	240,000	—	13.55	03/16/2018			158,371	2,665,384
	17,134	68,536	—	12.51	04/13/2018	—	—	—	—
	—	77,955	—	8.73	06/11/2019	—	—	—	—
Charles K. Gallagher(7)	62,500	—	—	16.00	08/04/2013	—	—	—	—
	125,000	—	—	17.53	08/04/2013	—	—	—	—
	187,500	—	—	29.06	03/15/2016	—	—	—	—
	125,000	—	—	17.26	12/18/2017	—	—	—	—
Jerry V. Elliott	—	—	—	—	—	—	—	—	—
Robert C. Gale(8)	12,000	—	—	3.60	04/10/2013	—	—	60,227	1,013,620
	12,000	—	—	6.00	04/10/2013	—	—	—	—
	16,250	—	—	23.33	03/14/2014	—	—	—	—
	13,289	3,323	—	25.54	04/27/2015	—	—	—	—
	12,633	8,422	—	24.74	07/05/2016	—	—	—	—
	9,770	14,655	—	24.36	05/15/2017	—	—	—	—
	9,346	37,384	—	12.51	04/13/2018	—	—	—	—
	—	44,225	—	8.73	06/11/2019	—	—	—	—

(1)
The values shown in columns (h) and (j) are based on the closing price of the Company's stock as at December 31, 2009 of $16.83 per share. We have assumed nil market or payout value if the exercise price of the option is greater than $16.83 per share.

(2)
Mr. Mooney has:

•
625,000 performance-based shares of restricted stock: (i) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of a simple cash flow target for 2009; (ii) 187,500 performance-based shares of restricted stock with a vesting date of May 15, 2010 and subject to the achievement of qualitative performance objectives for 2009; (iii) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of a simple cash flow target for 2010; and (iv) 125,000 performance-based shares of restricted stock with a vesting date of May 15, 2011 and subject to the achievement of qualitative performance objectives for 2010. With respect to grants (i) and (iii) based on 2009 targets, in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares) and 100% (or 187,500 shares), respectively; and

•
270,898 options which vested in equal installments on each of March 31, 2003 through 2007.

(3)
Mr. Berkett has:

•
375,000 performance-based shares of restricted stock: (i) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2010 and subject to the achievement of qualitative performance objectives for 2009; and (ii) 187,500 performance-based shares of restricted stock with a vesting date of March 12, 2012 and subject to the achievement of the three-year simple cash flow target for the 2009 LTIP. With respect to grant (i), in March 2010, the compensation committee approved the vesting of 98% (or 183,750 shares);

•
34,496 performance-based restricted stock units granted to him under the Company's 2007 LTIP, of which 8,624 vested on March 1, 2010 and 87,164 performance-based restricted stock units granted to him under the Company's 2008 LTIP which vest in early 2011. Under the 2007 LTIP, 8,624 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 34,496 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2008 LTIP, 21,791 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 87,164 performance-based restricted stock units would vest if the Maximum level performance condition is achieved;

•
400,000 options which vested in equal installments on each of September 26, 2006, 2007, 2008 and 2009;

•
100,000 options which vest on September 26, 2010;

•
30,963 options which vested in equal installments on each of January 1, 2007, 2008 and 2009;

•
20,642 options which vest in equal installments on each of January 1, 2010 and 2011;

•
23,944 options which vested in equal installments on each of January 1, 2008 and 2009;

•
35,916 options which vest in equal installments on each of January 1, 2010, 2011 and 2012;

•
140,000 options which vested as to 100,000 options on September 14, 2007 and 40,000 options on each of September 10, 2008 and 2009;

•
60,000 options which vest in equal installments on each of September 14, 2010, 2011 and 2012;

•
28,557 options which vested on January 1, 2009;

•
114,228 options which vest in equal installments on each of January 1, 2010, 2011, 2012 and 2013;

•
100,000 options which vested on May 7, 2009;

•
400,000 options which vest in equal installments on each of May 7, 2010, 2011, 2013 and 2013; and

•
300,000 options which vest in full subject to the Company's stock price per share equaling or exceeding $20.42 for ten consecutive days by May 5, 2013.

(4)
Mr. O'Hare has:

•
55,000 time-based shares of restricted stock which vest on September 16, 2010;

•
150,000 time-based shares of restricted stock which vest in equal installments on each of September 16, 2010, 2011 and 2012;

•
75,000 performance-based shares of restricted stock which vest on November 2, 2012, subject to the achievement of the three-year simple cash flow target for the 2009 LTIP;

  •
  26,209 performance-based restricted stock units granted to him under the Company's 2009 LTIP which vest on March 12, 2012. Under the 2009 LTIP, 6,553 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 26,209 restricted stock units would vest if the Maximum level performance condition is achieved;

  •
  390,000 options which vest in equal installments on each of November 2, 2010, 2011, 2012, 2013 and 2014, subject to the achievement of annual qualitative performance objectives; and

  •
  57,005 options which vest in equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014.

(5)
Mr. Hall has:

•
25,974 performance-based restricted stock units granted to him under the Company's 2007 LTIP, of which 6,494 vested on March 1, 2010, 52,234 performance-based restricted stock units granted to him under the Company's 2008 LTIP which vest in early 2011 and 35,311 performance-based restricted stock units granted to him under the Company's 2009 LTIP which vest on March 12, 2012. Under the 2007 LTIP, 6,494 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 25,974 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2008 LTIP, 13,059 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 52,234 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2009 LTIP, 8,828 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 35,311 restricted stock units would vest if the Maximum level performance condition is achieved;

•
150,000 options which vested in equal installments on each of June 15, 2006, 2007 and 2008;

•
28,509 options which vested in equal installments on each of January 1, 2006, 2007, 2008 and 2009;

•
6,453 options which vest on January 1, 2010;

•
21,855 options which vested in equal installments on each of January 1, 2007, 2008 and 2009;

•
14,570 options which vest in equal installments on each of January 1, 2010 and 2011;

•
150,000 options which vested in equal installments on each of March 15, 2007, 2008 and 2009;

•
18,028 options which vested in equal installments on each of January 1, 2008 and 2009;

•
27,042 options which vest in equal installments on each of January 1, 2010, 2011 and 2012;

•
17,113 options which vested on January 1, 2009;

•
68,452 options which vest in equal installments on each of January 1, 2010, 2011, 2012 and 2013;

•
200,000 options which vested as to 100,000 options on June 30, 2009 and as to 100,000 options on December 31, 2009;

•
88,590 options which vest in equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014; and

•
100,000 options which vest in equal installments on each of December 31, 2010, 2011, 2012, 2013 and 2014.

(6)
Mr. Barron has:

•
75,000 performance-based shares of restricted stock which vest on March 1, 2011, subject to the achievement of performance objectives;

•
52,298 performance-based restricted stock units granted to him under the Company's 2008 LTIP which vest in early 2011 and 31,073 performance-based restricted stock units granted to him under the Company's 2009 LTIP which vest on March 12, 2012. Under the 2008 LTIP, 13,075 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 52,298 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2009 LTIP, 7,769 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 31,073 restricted stock units would vest if the Maximum level performance condition is achieved;

•
60,000 options which vested on March 17, 2009;

•
240,000 options which will in equal installments on each of March 17, 2010, 2011, 2012 and 2013;

•
17,134 options which vested on January 1, 2009;

•
68,536 options which vest in equal installments on each of January 1, 2010, 2011, 2012 and 2013; and

  •
  77,955 options which vest in equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014.

(7)
Mr. Gallagher has:

•
62,500 options which vested August 5, 2004;

•
125,000 options which vested in equal installments on each of August 5, 2005 and 2006;

•
187,500 options which vested in equal installments on each of March 16, 2007, 2008 and 2009; and

•
125,000 which vested as to 62,500 options on June 30, 2008 and 62,500 options on December 21, 2008.

(8)
Mr. Gale has:

•
14,074 performance-based restricted stock units granted to him under the Company's 2007 LTIP, of which 3,519 vested on March 1, 2010, 28,526 performance-based restricted stock units granted to him under the Company's 2008 LTIP which vest in early 2011, and 17,627 restricted stock units granted to him under the Company's 2009 LTIP which vest March 12, 2012. Under the 2007 LTIP, 3,518 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 14,074 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2008 LTIP, 7,132 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 28,256 restricted stock units would vest if the Maximum level performance condition is achieved. Under the 2009 LTIP, 4,407 restricted stock units would vest if the Minimum level performance condition is achieved and a maximum of 17,627 restricted stock units would vest if the Maximum level performance condition is achieved;

•
12,000 options which vested in equal installments on each of April 11, 2004, 2005, 2006, 2007 and 2008;

•
12,000 options which vested in equal installments on each of April 11, 2004, 2005, 2006, 2007 and 2008;

•
16,250 options which vested in equal installments on each of March 15, 2004, 2005, 2006, 2007 and 2008;

•
13,289 options which vested in equal installments on each of January 1, 2006, 2007, 2008 and 2009;

•
3,323 options which vest on January 1, 2010;

•
12,633 options which vested in equal installments on each of January 1, 2007, 2008 and 2009;

•
8,422 options which vest in equal installments on each of January 1, 2010 and 2011;

•
9,770 options which vested in equal installments on each of January 1, 2008 and 2009;

•
14,655 options which vest in equal installments on each of January 1, 2010, 2011 and 2012;

•
9,346 options which vested on January 1, 2009;

•
37,384 options which vest in equal installments on each of January 1, 2010, 2011, 2012 and 2013; and

•
44,225 options which vest in equal installments on each of January 1, 2010, 2011, 2012, 2013 and 2014.

OPTION EXERCISES AND STOCK VESTED

        The following table summarizes, for each of the named executive officers listed, (1) stock option exercises during 2009, including the number of shares acquired on exercise and the value realized, and (2) vestings of restricted stock and restricted stock units that occurred during 2009, including the number of shares acquired on vesting and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
James F. Mooney(1)	—	—	505,975	4,032,621
Neil A. Berkett(2)	—	—	41,667	207,502
	—	—	11,070	52,250
Eamonn O'Hare	—	—	—	—
Bryan H. Hall(3)	—	—	22,500	100,125
	—	—	7,814	36,882
Andrew M. Barron	—	—	—	—
Charles K. Gallagher	—	—	—	—
Jerry V. Elliott	—	—	—	—
Robert C. Gale(4)	—	—	4,517	21,320

(1)
Mr. Mooney acquired 505,975 shares on the vesting of restricted stock on April 30, 2009 with a mid-market share price of $7.95.

(2)
Mr. Berkett acquired: 41,667 shares on the vesting of restricted stock on March 16, 2009 with a mid-market share price of $4.98; and 11,070 shares on the vesting of 2006 LTIP restricted stock units on March 3, 2009 with a mid-market share price of $4.82.

(3)
Mr. Hall acquired: 22,500 shares on the vesting of restricted stock on January 15, 2009 with a mid-market share price of $4.45; and 7,814 shares on the vesting of 2006 LTIP restricted stock units on March 3, 2009 with a mid-market share price of $4.82.

(4)
Mr. Gale acquired 4,517 shares on the vesting of 2006 LTIP restricted stock units on March 3, 2009 with a mid-market share price of $4.82.

These shares were issued under the Virgin Media Inc. 2006 Stock Incentive Plan which uses the mid-market price of the common stock on the vesting date to calculate the value realized.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance and Change in Control Benefits Provided Pursuant to Employment Agreements

James F. Mooney

        Under his employment agreement, we are obligated to provide Mr. Mooney with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination by us without cause (including after a change of control) or upon a majority vote of the board of directors prior to April 30, 2010 to terminate his employment on that date: Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date; and, upon the execution of a general release of claims in favor of us: (a) base salary for the shorter of (i) the remainder of the employment term or (ii) one year; (b) annual bonuses to which Mr. Mooney would have been entitled had he remained employed through to December 31, 2010, and (c) vesting of restricted stock (which, in the case of restricted stock which vests based on cash flow goals, subject to the attainment of those goals in the relevant period).

  •
  Termination for death or disability, cause, or by mutual agreement of the parties: Earned but unpaid base salary and an amount equal to such reasonable and necessary business expenses incurred by Mr. Mooney prior to the termination date; and, in the case of death only, accelerated vesting of any shares of restricted stock granted to Mr. Mooney that have not at the time been forfeited pursuant to the terms thereof.

        In addition, Mr. Mooney will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        As at December 31, 2009, Mr. Mooney had 270,898 vested options and did not have any unvested options. Upon a termination without cause, Mr. Mooney would have three months from the termination date to exercise previously granted vested options. Upon a termination for cause, Mr. Mooney's vested options would be forfeited. Upon death or disability, Mr. Mooney or his estate would have one year to exercise his vested options.

        The following table sets forth the estimated aggregate amount of the payments discussed above that would have become due assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009.

Benefit(1)	Termination without Cause/Majority Board Vote ($)		Termination for Cause ($)	Disability/By Mutual Agreement ($)	Death ($)		Change in Control/ Acceleration Event ($)
Severance Payment	1,650,000	(2)	—	—	—		1,650,000	(2)
Restricted Stock	10,518,750	(3)	—	—	10,518,750	(4)	10,518,750	(3)
Options	—		—	—	—		—

(1)
Mr. Mooney would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Mooney would be entitled to one year of his base salary of $1,250,000, as well as a 2010 annual bonus of $400,000 (assuming 100% achievement is satisfied in the following year). Amount shown does not include the 2009 annual bonus of $422,400 that had been earned and not yet paid on December 31, 2009.

(3)
Mr. Mooney's 625,000 unvested shares of performance-based restricted stock (which, in the case of restricted stock which vests based on cash flow goals, subject to the attainment of those goals in the relevant period) would vest. Amount shown includes 375,000 shares of performance-based restricted stock for which the performance period ended on December 31, 2009 but the shares do not vest until May 15, 2010. As of December 31, 2009, the vesting level of these grants remained subject to determination by our compensation committee. Subsequently, the committee determined that 371,250 shares should vest. The amount shown also assumes 100% achievement of the cash flow performance condition in 2010, and vesting of the 125,000 shares conditioned on the level of achievement of the 2010 cash flow target would be deferred pending that determination.

(4)
Any shares of restricted stock granted to Mr. Mooney that have not at the time been forfeited pursuant to the terms thereof will vest upon death.

Neil A. Berkett

        Under his employment agreement, we are obligated to provide Mr. Berkett with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause: In addition to earned but unpaid salary and benefits and subject to the execution of a general release of claims in favor of us, a lump-sum severance payment equal to two times his annual base salary. No other termination payments will apply.

  •
  Termination for cause: Earned but unpaid salary and benefits.

        Mr. Berkett will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        If a change of control occurs, all of Mr. Berkett's unvested stock options will become fully vested. If, within one year following the change of control, Mr. Berkett's employment is terminated without cause, he will be entitled to a lump-sum payment equal to two times his base salary subject always to the execution of a general release in favor of us. No other termination payments will apply.

        As at December 31, 2009, Mr. Berkett had 723,464 vested options and 1,030,786 unvested options. Upon a termination without cause, Mr. Berkett would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Berkett's vested and unvested options would be forfeited. Upon death or disability, Mr. Berkett or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        Upon cessation of employment for whatever reason or upon a change in control, Mr. Berkett's unvested 121,660 restricted stock units as of December 31, 2009 would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Benefit(1)	Termination without Cause ($)		Termination for Cause ($)	Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment	1,721,830	(2)	—	—	—	(3)
Restricted Stock	—		—	—	—
Options	—		—	—	2,670,465	(4)
Restricted Stock Units	—		—	—	—

(1)
Mr. Berkett would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £550,000.

(3)
If Mr. Berkett is terminated without cause within one year of a change in control, Mr. Berkett would be entitled to a lump-sum payment equal to two times his annual base salary of £550,000 ($1,721,830).

(4)
Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2009, all of Mr. Berkett's unvested stock options would vest. As the exercise prices of 216,558 of Mr. Berkett's unvested stock options are greater than the closing share price on December 31, 2009, we have assumed that these options would not be exercised.

Eamonn O'Hare

        Under his employment agreement, we are obligated to provide Mr. O'Hare with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination by us other than cause and in lieu of the notice period: base salary, car allowance, pension and executive retirement scheme contributions and medical premiums to the termination date. The notice period for a termination by us is twelve months and for a termination by Mr. O'Hare is twelve months.

  •
  Termination for cause: earned but unpaid salary and benefits.

        In addition, Mr. O'Hare will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        If a change of control occurs and Mr. O'Hare is terminated without cause or he resigns for good reason, all of Mr. O'Hare's unvested stock options will become fully vested.

        As of December 31, 2009, Mr. O'Hare has no vested options and 447,005 unvested options. If Mr. O'Hare had vested options, upon a termination by us other than cause and in lieu of the notice period, Mr. O'Hare would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. O'Hare's vested options would be forfeited. Upon death or disability, Mr. O'Hare or his estate would have one year to exercise his vested options.

        Upon cessation of employment for whatever reason or upon a change of control, Mr. O'Hare's 26,209 unvested restricted stock units would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Benefit(1)	Termination other than Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment	941,553	(2)	—	—	—	(3)
Restricted Stock	—		—	—	—
Options	—		—	—	—	(4)
Restricted Stock Units	—		—	—	—

(1)
Mr. O'Hare would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
We are required to give Mr. O'Hare twelve months' notice of his termination or may pay Mr. O'Hare in lieu of notice. Mr. O'Hare would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date.

(3)
If Mr. O'Hare is terminated without cause in connection with the change in control, Mr. O'Hare would be entitled to twelve months' notice of termination or payment in lieu of notice. Mr. O'Hare would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date ($941,553).

(4)
Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2009, none of Mr. O'Hare's unvested stock options would vest. All of Mr. O'Hare's 447,005 unvested stock options would vest if he is terminated without cause or he resigns for good reason ($1,774,610).

Bryan H. Hall

        Under his employment agreement, we are obligated to provide Mr. Hall with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination without cause or constructive termination without cause: Earned but unpaid annual base salary and cash bonus and, upon the execution of a general release of claims in favor of us, a lump-sum severance payment equal to two times his annual base salary, unless there is a change of control, in which case, Mr. Hall would be entitled to a lump-sum severance payment equal to three times his annual base salary. In all cases, Mr. Hall would be entitled to continued medical benefits for one year from the date of termination.

  •
  Termination by us for cause or upon termination by Mr. Hall with 30 days' notice (other than a constructive termination without cause): Earned but unpaid base salary and benefits.

  •
  Termination for death or disability: Earned but unpaid base salary and benefits plus death or disability benefits pursuant to the plans and programs of the Company.

  •
  Termination upon non-renewal of term: Upon the execution of a general release of claims in favor of us, Mr. Hall would be entitled to a lump-sum severance payment equal to his annual base salary. In addition, Mr. Hall would be entitled to be paid the annual cash bonus in respect of the 2010 fiscal year, and an award under the 2008 LTIP, if any were payable.

        Mr. Hall would be subject to non-competition and non-solicitation covenants that survive for eighteen months following his termination of employment with us.

        If a change of control occurs, 205,107 of Mr. Hall's unvested stock options will become fully vested and an additional 100,000 of Mr. Hall's unvested options will become fully vested if Mr. Hall is also terminated without cause or he resigns for good reason. If, within one year following the change of control, Mr. Hall's employment is terminated without cause, he will be entitled to a lump-sum payment equal to three times his base salary.

        As of December 31, 2009, Mr. Hall has 582,805 vested options and 305,107 unvested options. Upon a termination without cause, Mr. Hall would have three months from the termination date to exercise his vested options. His unvested options would be forfeited. Upon a termination for cause, Mr. Hall's vested and unvested options would be forfeited. Upon death or disability, Mr. Hall or his estate would have one year to exercise his vested options and his unvested options would be forfeited.

        Upon cessation of employment for whatever reason or upon a change in control, Mr. Hall's unvested 113,519 restricted stock units as of December 31, 2009 would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Benefit(1)	Termination without Cause ($)		Death or Disability ($)	Termination for Cause ($)	Change in Control/ Acceleration Event ($)
Severance Payment	1,173,975	(2)	—	—	—	(3)
Options	—		—	—	1,013,292	(4)
Restricted Stock Units	—		—	—	—

(1)
Mr. Hall would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
Mr. Hall would be entitled to a lump-sum payment equal to two times his base salary of £375,000.

(3)
If Mr. Hall is terminated without cause within one year of a change in control, he would be entitled to a lump-sum payment equal to three times his annual base salary of £375,000 ($1,760,962).

(4)
Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2009, Mr. Hall's 205,107 unvested stock options would vest. If Mr. Hall is also terminated without cause or he resigns for good reason, an additional 100,000 unvested stock options with exercise prices greater than the closing share price on December 31, 2009 would vest ($404,000). As the exercise prices of 48,065 of Mr. Hall's unvested stock options are greater than the closing share price on December 31, 2009, we have assumed that these options would not be exercised.

Andrew M. Barron

        Under his employment agreement, we are obligated to provide Mr. Barron with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination by us other than cause and in lieu of the notice period: base salary, car allowance, pension, executive retirement scheme contributions and medical premiums to the termination date. The notice period for a termination by us is twelve months and for a termination by Mr. Barron is twelve months.

  •
  Termination for cause: earned but unpaid salary and benefits.

        Mr. Barron would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy if he were made redundant.

        In addition, Mr. Barron will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

        If a change of control occurs, all of Mr. Barron's unvested stock options will become fully vested.

        As of December 31, 2009, Mr. Barron has 77,134 vested options and 386,491 unvested options. Upon a termination by us other than cause and in lieu of the notice period, Mr. Barron would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Barron's vested options would be forfeited. Upon death or disability, Mr. Barron or his estate would have one year to exercise his vested options.

        Upon cessation of employment for whatever reason or upon a change of control, Mr. Barron's 83,371 unvested restricted stock units and 75,000 unvested performance-based shares of restricted stock would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Benefit(1)	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment	599,691	(2)	—	642,737	(3)	—	—	(4)
Restricted Stock	—		—	—		—	—
Options	—		—	—		—	1,714,711	(5)
Restricted Stock Units	—		—	—		—	—

(1)
Mr. Barron would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
We are required to give Mr. Barron twelve months' notice of his termination or may pay Mr. Barron in lieu of notice. Mr. Barron would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date.

(3)
If Mr. Barron was made redundant on December 31, 2009, he would be entitled to an additional $43,046 in redundancy payments.

(4)
If Mr. Barron is terminated without cause in connection with the change in control, Mr. Barron would be entitled to twelve months' notice of termination or payment in lieu of notice. Mr. Barron would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date ($599,691).

(5)
Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2009, all of Mr. Barron's unvested stock options would vest.

Robert C. Gale

        Under his employment agreement, we are obligated to provide Mr. Gale with the following severance payments and benefits upon termination of his employment under the indicated circumstances:

  •
  Termination by us without cause and in lieu of the notice period: base salary, car allowance, pension, executive retirement scheme contributions and medical premiums to the termination date. The notice period for a termination by us is twelve months and for a termination by Mr. Gale is six months.

  •
  Termination for cause: earned but unpaid salary and benefits.

        Mr. Gale would also be entitled to an additional redundancy payment calculated in accordance with our redundancy policy if he were made redundant.

        In addition, Mr. Gale will be subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with the Company.

        If a change of control occurs, all of Mr. Gale's unvested stock options will become fully vested.

        As of December 31, 2009, Mr. Gale has 85,288 vested options and 108,009 unvested options. Upon a termination without cause, Mr. Gale would have three months from the termination date to exercise his vested options. Upon a termination for cause, Mr. Gale's vested options would be forfeited. Upon death or disability, Mr. Gale or his estate would have one year to exercise his vested options.

        Upon cessation of employment for whatever reason or upon a change of control, Mr. Gale's 60,227 unvested restricted stock units would be forfeited.

        The following table sets forth the estimated aggregate amount of the payments discussed above assuming a termination or change in control date of December 31, 2009, the last business day in 2009, and a closing share price of $16.83 per share on December 31, 2009. All amounts in this table payable in pounds sterling have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Benefit(1)	Termination other than for Cause and in Lieu of the Notice Period ($)		Termination for Cause ($)	Redundancy ($)		Death or Disability ($)	Change in Control/ Acceleration Event ($)
Severance Payment	334,433	(2)	—	480,945	(3)	—	—	(4)
Restricted Stock	—		—	—		—	—
Options	—		—	—		—	519,721	(5)
Restricted Stock Units	—		—	—		—	—

(1)
Mr. Gale would be entitled to base salary, accrued and unpaid vacation, and contractual benefits to the termination date.

(2)
We are required to give Mr. Gale twelve months' notice of his termination or may pay Mr. Gale in lieu of notice. Mr. Gale would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date.

(3)
If Mr. Gale was made redundant on December 31, 2009, he would be entitled to an additional $146,512 in redundancy payments.

(4)
If Mr. Gale is terminated without cause in connection with the change in control, Mr. Gale would be entitled to twelve months' notice of termination or payment in lieu of notice. Mr. Gale would be entitled to his base salary for the period, plus contractual benefits such as car allowance, pension contribution, and medical premiums to the termination date ($334,433).

(5)
Upon an Acceleration Event (as such term is defined in the Virgin Media 2006 Stock Incentive Plan) in 2009, all of Mr. Gale's unvested stock options would vest. As the exercise prices of 26,400 of Mr. Gale's unvested stock options are greater than the closing share price on December 31, 2009, we have assumed that these options would not be exercised.

Named Executive Officers who have since left the Company

Jerry V. Elliott

        Mr. Elliott resigned from the Company effective May 31, 2009. Upon his resignation, Mr. Elliott was entitled to receive accrued but unpaid base salary, car allowance and other benefits to his leaving date. Subject to Mr. Elliott receiving subsequent employment, he was entitled to continued medical benefits under the terms of our plans for twelve months as consideration for his execution of a general release. All of Mr. Elliott's unvested options and restricted stock units were forfeited. Mr. Elliott is subject to non-competition and non-solicitation covenants that survive for twelve months following his termination of employment with us.

Charles K. Gallagher

        Mr. Gallagher's employment agreement ended on April 15, 2009. Pursuant to his employment agreement, Mr. Gallagher received accrued but unpaid base salary, a pro-rata bonus payment in respect of the 2009 Bonus Plan and other benefits to his leaving date. Subject to Mr. Gallagher receiving subsequent employment, he was entitled to continued medical benefits under the terms of our plans for six months as consideration for his execution of a general release. Mr. Gallagher had one year from the termination date to exercise his vested options. Mr. Gallagher was subject to non-competition and non-solicitation covenants that survived for six months following his termination of employment with us.

 RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

        We review relationships and transactions in which we and our significant stockholders, directors and executive officers or their immediate family members are participants. Our related party transaction policy requires the audit committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the policy, the audit committee will review any transaction or series of transactions in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executive officers or a nominee for director, or any person who is known to the Company to be the beneficial owner of more than 5% of the Company's common stock, or any immediate family member of any of the foregoing persons, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest, had, has or will have a direct or indirect material interest, excluding certain exempt transactions. After its review the audit committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith.

Related Party Transactions

        The following are the related parties with which we have entered into transactions in 2009 involving amounts in excess of $120,000 as described below. The transactions have been approved or ratified by either our audit committee or our board of directors. The revenue and expense figures below are net of value added tax, or VAT, and have been translated into U.S. dollars at a rate of $1.5653 per £1.00.

Virgin Group Companies

        Virgin Entertainment Investment Holdings Limited ("VEIH") became a holder of our common stock on July 4, 2006 as a result of our acquisition of Virgin Mobile on that date. As of December 31, 2009, VEIH, which is indirectly owned by trusts whose principal beneficiaries are Sir Richard Branson and members of his family, owned 6.5% of our common stock. We have entered into various ordinary course transactions with other Virgin Group companies. The transactions described below are those in which affiliates of VEIH had a material interest, whether direct or indirect.

Trademark License Agreement with Virgin Enterprises Limited

        On April 3, 2006, we entered into a trademark license agreement with Virgin Enterprises Limited ("VEL") under which we are entitled to use the Virgin Media name and to use certain Virgin trademarks within the United Kingdom, Ireland and Luxembourg. The license entitles us to use the "Virgin" name for the TV, broadband internet, telephone and mobile phone services we provide to our residential customers, as well as the acquisition and branding of sports, movies and other premium television content and the sale of certain communications equipment, such as set top boxes and cable modems. The agreement provides for a royalty of 0.25% per annum of our revenue from the relevant businesses, subject to a minimum annual royalty of £8.5 million (or $13.3 million). The agreement has a 30-year term. It can be terminated by us after 10 years on one year's notice, and is subject to earlier termination by us in certain other circumstances, including (subject to specified payments) upon a change of control. We incurred royalties owed to VEL of £8.5 million (or $13.3 million) in 2009.

        With effect from February 8, 2007, we extended the trademark license agreement to permit our content subsidiary, formerly known as Flextech Television Limited, to use the "Virgin Media Television" name and marks. The agreement provides for a royalty of 0.25% per annum of Virgin Media Television's revenue, subject to a minimum annual royalty of £200,000 (or $313,060). We incurred royalties owed to VEL of £277,582 (or $434,499) in 2009 under this aspect of the license agreement.

This agreement includes a permission for our business services division, which did not trade under the "Virgin" name during 2009, but rather under the name ntl:Telewest Business, to make certain non-material incidental use of the "Virgin" name and the "virginmedia.co.uk" email address for those of our employees who work within that division, for a period of 12 months to February 8, 2008. On February 12, 2008, VEL agreed to extend this arrangement for a further six months to August 8, 2008, and on November 20, 2008, VEL agreed to extend this arrangement for a further twelve months to August 8, 2009 and these arrangements continued until the trademark license agreement of December 16, 2009 (described below) came into effect. These arrangements provide for a royalty of £100,000 (or $156,530) for each of the twelve-month terms (and was pro-rated for the period from August 2009 through to February 11, 2010). We incurred royalties owed to VEL of £100,000 (or $156,530) in 2009 in respect of this aspect of the license agreement.

        With effect from October 1, 2007, we further extended the trademark license agreement to use the "Virgin" name to our recently launched television channel, Virgin 1. The agreement provides for a royalty of 0.5% per annum of revenues we receive with respect to Virgin 1, subject to a minimum annual royalty of £100,000 (or $156,530). We incurred royalties owed to VEL of £100,556 (or $157,400) in 2009 under this aspect of the license agreement.

        On December 16, 2009, we entered into a trademark license agreement with VEL, with effect from February 11, 2010, to use the "Virgin" name for our ntl:Telewest Business division, which was rebranded "Virgin Media Business." The agreement provides for an annual royalty of 0.25% of revenue from our business division, subject to a minimum annual royalty of £1.5 million (or $2.3 million).

Service Agreement with Virgin Group Investments Limited

        We also have an agreement with Virgin Group Investments Limited, Sir Richard Branson's employer, and Virgin Management Limited, relating to personal public appearances by Sir Richard Branson to promote us and our services. We are obligated to pay an annual fee of £100,000 (or $156,530) under this agreement.

Other Ordinary Course Agreements with VEIH Affiliates

        We have entered into a number of agreements with VEIH affiliates in the ordinary course of business. These include the following:

  (i)
  a telecommunications services agreement with Virgin Atlantic Airways and Virgin Holidays. These contracts were originally entered into prior to VEIH acquiring its interest in us. We had aggregate revenues of approximately £795,106 (or $1.2 million) in 2009 under these contracts; and

  (ii)
  an agreement with Virgin Clubs Limited, an affiliate of VEIH, in connection with the hosting of corporate events, including venue hire and catering services. We incurred aggregate expenses of approximately £81,736 (or $127,941) in 2009 under this agreement.

Sales Promotions with Virgin Games

        In 2006, we entered into promotional arrangements whereby the products and services of Virgin Games, a division of Virgin.com Limited, are promoted on our internet portal at www.virginmedia.com. We received payments of approximately £131,395 (or $205,672) from Virgin Games in 2009 in connection with our commercial partnership and promotional arrangements.

Advertising on Virgin Media Television Channels

        In 2009, various Virgin Group companies advertised on our Virgin Media Television channels through their media agencies generating revenue to us of approximately £493,943 (or $773,169).

Virgin Holidays

        In 2009, we purchased flights and hotel accommodation from Virgin Holidays in connection with an employee incentive program. We incurred aggregate expenses of £84,943 (or $132,961) in 2009 in connection with this purchase.

Advertising with Virgin Atlantic Airways

        In 2009, we advertised our products on the in-flight entertainment platform of Virgin Atlantic Airways, incurring expenses of approximately £92,500 (or $144,790).

Tribe Card with Virgin Management Limited

        In 2009, we provided all of our employees with the opportunity to subscribe for a discount card which features various Virgin products, including Virgin Media products, incurring expenses of approximately £84,000 (or $131,485).

Virgin Insight Services

        In 2009, we provided Virgin Insight Limited, a new organization that was created in 2008 to facilitate closer mutually beneficial collaboration between participating Virgin companies through the identification of cross-group marketing opportunities based on the customer bases of the participating brands, with cash and in-kind services (data processing and support by our business intelligence analysts), incurring expenses (both cash and in-kind services) of £250,000 (or $391,325), of which £150,000 (or $234,795) was incurred through in-kind services.

Business Travel and Virgin Atlantic Airways

        From time to time in the ordinary course of business, our employees make travel arrangements with Virgin Atlantic Airways when flying for business reasons and our travel department encourages this due to the discounts made available by Virgin Atlantic Airways. In 2009, we incurred travel expenses of approximately £271,428 (or $424,866) in connection with these arrangements.

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 31, 2010, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our present directors;

  •
  each of our present executive officers;

  •
  each former director and executive officer named in the "Summary Compensation Table"; and

  •
  all of our present directors and executive officers as a group.

        Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is 909 Third Avenue, Suite 2863, New York, New York 10022.

	Amount and Nature of Beneficial Ownership(1)
Name	Common Stock	Warrants	6.5% Convertible Bonds	Total	Percent Beneficially Owned(1)
5% Stockholders:
FMR LLC(2)	39,745,093	170,016	4,045,262	43,960,371	13.3%
Virgin Entertainment Investment Holdings Limited(3)	21,413,099	—	—	21,413,099	6.5%
Capital World Investors(4)	20,287,000	—	—	20,287,000	6.1%
Level Global Investors, LP(5)	20,098,465	—	—	20,098,465	6.1%
Wellington Management Company, LLP(6)	19,210,250	—	—	19,210,250	5.8%
Franklin Mutual Advisers, LLC(7)	17,855,080	—	—	17,855,080	5.4%
France Télécom(8)	—	17,797,362	—	17,797,362	5.4%
Present Directors:
Charles L. Allen(9)	109,417	—	—	109,417	Under 1%
Jeffrey D. Benjamin(10)	550,155	—	—	550,155	Under 1%
Neil A. Berkett(11)	1,273,668	—	—	1,273,668	Under 1%
James A. Chiddix(12)	120,205	—	—	120,205	Under 1%
Andrew J. Cole(13)	120,205	—	—	120,205	Under 1%
William R. Huff(14)	452,225	—	—	452,225	Under 1%
Gordon D. McCallum(15)	239,105	—	—	239,105	Under 1%
James F. Mooney(16)	1,833,809	—	—	1,833,809	Under 1%
John N. Rigsby(17)	119,417	—	—	119,417	Under 1%
Steven J. Simmons(18)	145,205	—	—	145,205	Under 1%
George R. Zoffinger(19)	462,225	—	—	462,225	Under 1%
Present Executive Officers that are not Directors:
Andrew Barron(20)	256,965	—	—	256,965	Under 1%
Paul Buttery(21)	182,406	—	—	182,406	Under 1%
Robert C. Gale(22)	111,562	—	—	111,562	Under 1%
Bryan H. Hall(23)	712,644	—	—	712,644	Under 1%
Eamonn O'Hare(24)	291,401	—	—	291,401	Under 1%
Mark Schweitzer(25)	231,834	—	—	231,834	Under 1%
Former Directors and Executive Officers named in "Summary Compensation Table":
Edwin Banks	—	—	—	—	Nil
Jerry V. Elliott	—	—	—	—	Nil
Charles K. Gallagher	—	—	—	—	Nil
All Present Directors and Executive Officers as a Group (17 persons)	7,212,448	—	—	7,212,448	2.2%

(1)
Applicable percentage of beneficial ownership is based on 330,467,500 shares of common stock outstanding as of March 31, 2010.

(2)
The information concerning FMR LLC ("FMR") is based solely upon a Schedule 13G/A filed by FMR with the SEC on February 16, 2010. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)
The information concerning Virgin Entertainment Investment Holdings Limited ("VEIHL") is based upon the Schedule 13D filed by Virgin Management Ltd. with the SEC on July 14, 2006, as amended on June 6, 2007, December 15, 2008, May 14, 2009, September 10, 2009 and December 10, 2009 (as so amended, the "Virgin Group Schedule 13D"). The address of VEIHL is La Motte Chambers, St. Helier, Jersey, JE1 1BJ, Channel Islands. The Virgin Group Schedule 13D was jointly filed by: (i) Deutsche Bank Trustee Services (Guernsey) Limited, a company governed under the laws of Guernsey, in its capacity as trustee, and on behalf, of The Virgo Trust, The Libra Trust, The Jupiter Trust, The Mars Trust, The Venus Trust, The Leo Trust and The

  Gemini Trust, trusts governed under the laws of England and Wales; (ii) RBC Trustees (C.I.) Limited, a company governed under the laws of Jersey, in its capacity as trustee, and on behalf, of The Aquarius Trust, The Aries Trust, The Capricorn Trust, The Pisces Trust and The Saturn Trust, trusts governed under the laws of England and Wales; (iii) Cougar Investments Limited, a Jersey company; (iv) Plough Investments Limited, a Jersey company; (v) Sir Richard Charles Nicholas Branson, a citizen of the United Kingdom; (vi) Gamay Holdings Limited, a British Virgin Islands holding company; (vii) Virgin Group Holdings Limited, a British Virgin Islands Company; (viii) Corvina Holdings Limited, a British Virgin Islands company; and (ix) VEIHL, a British Virgin Islands holding company (collectively, the "Virgin Group Reporting Persons"). Each of the Virgin Group Reporting Persons other than VEIHL does not directly own any shares of our common stock. Each of the Virgin Group Reporting Persons, however, has the ability to direct the management, business and affairs of its wholly-owned subsidiary, including with respect to the voting, or disposal, of our common stock held by VEIHL. VEIHL, which directly holds the shares of our common stock, has the direct power to vote and dispose of such shares.

  On June 5, 2007, VEIHL entered into a variable share forward agreement (the "First Forward Agreement") with an unaffiliated third party with respect to 12,847,860 shares of our common stock. On May 14, 2009, VEIHL settled the First Forward Agreement by delivering the 12,847,860 shares of our common stock underlying the First Forward Arrangement. In 2009, VEIHL entered into two further variable share forward agreements with unaffiliated third party buyers (each, a "Buyer") on September 9, 2009 (the "Second Forward Agreement") and December 10, 2009 (the "Third Forward Agreement"), respectively. Pursuant to the terms of the Second Forward Agreement, VEIHL may elect prepayment in respect of all or a portion of the Second Forward Agreement by providing the Buyer five scheduled trading days prior notice. VEIHL has pledged 8,574,000 shares of our common stock to secure its obligations under the Forward Agreement. VEIHL will retain voting rights and rights to ordinary dividends under these shares of common stock during the term of the pledge. The amount of cash (or number of shares of our common stock, as the case may be) to be delivered upon settlement of the Second Forward Agreement will be determined based upon the volume weighted average price of our common stock on the 20 scheduled trading days immediately preceding, and including, September 9, 2010, which is the expiration date of the Second Forward Agreement. The floor price of the Second Forward Agreement is $10.80 and the cap price of the Second Forward Agreement is $15.60. The Second Forward Agreement can be cash settled or physically settled by delivery of our common stock, at VEIHL's option, and default method of settlement is cash settlement. Pursuant to the terms of the Third Forward Agreement, VEIHL may elect prepayment in respect of the Third Forward Agreement by providing the Buyer two business days prior notice. VEIHL has pledged an additional 6,419,549 shares of our common stock to secure its obligations under the Third Forward Agreement. VEIHL will retain voting rights and rights to ordinary dividends under these shares of common stock during the term of the pledge. The amount of cash (or number of shares of our common stock, as the case may be) to be delivered upon settlement of the Third Forward Agreement will be determined based upon the volume weighted average price of our common stock on the 20 scheduled trading days immediately preceding, and including, December 10, 2010, which is the expiration date of the Third Forward Agreement. The floor price of the Third Forward Agreement is $14.918 and the cap price of the Third Forward Agreement is $21.548. The Third Forward Agreement can be cash settled or physically settled by delivery of our common stock, at VEIHL's option, and default method of settlement is cash settlement. In the event that VEIHL were to settle the Second Forward Agreement and the Third Forward Agreement in shares of our common stock, VEIHL's beneficial ownership of our common stock would decrease to 1.9%.

(4)
The information concerning Capital World Investors ("CWI"), a division of Capital Research and Management Company, is based solely upon a Schedule 13G filed by CWI with the SEC on February 10, 2010. The address of CWI is 333 South Hope Street, Los Angeles, California 90071.

(5)
The information concerning Level Global Investors, LP ("LGI") is based solely upon a Schedule 13G filed by LGI with the SEC on February 10, 2010. The address of LGI is 888 Seventh Avenue, 27th Floor, New York, NY 10019.

(6)
The information concerning Wellington Management Company, LLP ("WMC") is based solely upon a Schedule 13G filed by WMC with the SEC on February 12, 2010. The address of WMC is 75 State Street, Boston, Massachusetts 02109.

(7)
The information concerning Franklin Mutual Advisers, LLC ("Franklin Mutual Advisers") is based solely upon a Schedule 13D filed by Franklin Mutual Advisers with the SEC on January 22, 2010. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment advisor registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment advisor to investment companies or other managed accounts which are the beneficial owners of shares of our common stock. Pursuant to investment advisory agreements between

  Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares.

(8)
The information concerning France Télécom is based solely upon a Schedule 13G filed by France Télécom with the SEC on March 12, 2003. The address of France Télécom is 6 Place d'Allerby, 75505 Paris, Cedex 15, France. France Télécom holds Series A warrants exercisable for 17,797,362 shares of our common stock through its indirect wholly-owned subsidiary Rapp 26, a société anonyme organized under the laws of France. Our Series A warrants currently are exercisable at a price of $105.17 per share.

(9)
Includes options to purchase 109,417 shares of common stock that are exercisable within 60 days after the date hereof.

(10)
Includes 97,930 shares of common stock, and options to purchase 452,225 shares of common stock that are exercisable within 60 days after the date hereof.

(11)
Includes 211,854 shares of common stock, 187,500 unvested performance-based shares of restricted common stock held in escrow, and options to purchase 874,314 shares of common stock that are exercisable within 60 days after the date hereof.

(12)
Includes options to purchase 120,205 shares of common stock that are exercisable within 60 days after the date hereof.

(13)
Includes options to purchase 120,205 shares of common stock that are exercisable within 60 days after the date hereof.

(14)
Includes options to purchase 452,225 shares of common stock that are exercisable within 60 days after the date hereof.

(15)
Includes 5,630 shares of common stock, and options to purchase 233,475 shares of common stock that are exercisable within 60 days after the date hereof and which are held in trust for the benefit of Virgin Enterprises Limited.

(16)
Includes 937,911 shares of common stock, 625,000 unvested performance-based shares of restricted common stock held in escrow, and options to purchase 270,898 shares of common stock that are exercisable within 60 days after the date hereof.

(17)
Includes 10,000 shares of common stock, and options to purchase 109,417 shares of common stock that are exercisable within 60 days after the date hereof.

(18)
Includes 25,000 shares of common stock, and options to purchase 120,205 shares of common stock that are exercisable within 60 days after the date hereof.

(19)
Includes 10,000 shares of common stock, and options to purchase 452,225 shares of common stock that are exercisable within 60 days after the date hereof.

(20)
Includes 12,106 shares of common stock, 75,000 unvested performance-based shares of restricted common stock held in escrow, and options to purchase 169,859 shares of common stock that are exercisable within 60 days after the date hereof.

(21)
Includes 5,194 shares of common stock, and options to purchase 177,212 shares of common stock that are exercisable within 60 days after the date hereof.

(22)
Includes 28,509 shares of common stock, and options to purchase 83,053 shares of common stock that are exercisable within 60 days after the date hereof.

(23)
Includes 72,256 shares of common stock, and options to purchase 640,388 shares of common stock that are exercisable within 60 days after the date hereof.

(24)
Includes 11,401 shares of common stock, 205,000 unvested time-based shares of restricted common stock held in escrow, and 75,000 unvested performance-based shares of restricted common stock held in escrow.

(25)
Includes options to purchase 231,834 shares of common stock that are exercisable within 60 days after the date hereof.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial and annual reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

        To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2009, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2009, which are included in the annual report on Form 10-K. The audit committee has discussed with Ernst & Young LLP ("Ernst & Young"), the Company's independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 61, as amended, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The audit committee has also discussed with Ernst & Young its independence relative to the Company and received and reviewed written disclosures and the letter from Ernst & Young which relates to Ernst & Young's independence relative to the Company within the meaning of the federal securities laws and the rules and regulations there under, including the independence rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002; and in compliance with Rule 3520 of the Public Company Accounting Oversight Board.

        Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Company's annual report on Form 10-K for filing with the Securities and Exchange Commission.

The Audit Committee

George R. Zoffinger, Chairman
Jeffrey D. Benjamin
John N. Rigsby

 STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        Proposals of stockholders intended to be presented at the 2011 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement by December 30, 2010 in order for the proposal to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2011 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2010 annual meeting of stockholders. However, if the date of the 2011 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2010 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of the stockholder proposing the business;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

  •
  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        The proposal or notice should be directed to the attention of the Secretary, Virgin Media Inc., 909 Third Avenue, Suite 2863, New York, New York 10022.

        No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws summarized above or under Rule 14a-8 under the Exchange Act. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Article II, Section 4 of our by-laws, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

        The discussion above does not apply to stockholder nominations of directors. The requirements for stockholder nominations are set out under "Corporate Governance-Procedures for Stockholders to Recommend Director Nominees".

 DELIVERY OF DOCUMENTS TO BENEFICIAL STOCKHOLDERS SHARING AN ADDRESS

        The Company has adopted the process called "householding" for mailing this proxy statement to beneficial stockholders in order to reduce printing costs and postage fees. Householding means that stockholders who share the same last name and address will receive only one copy of the proxy statement, unless we have received contrary instructions from any stockholder at that address. The Company will provide separate identification or control numbers for each account at the shared address to each stockholder of record.

        If you prefer to receive multiple copies of this proxy statement at the same address, additional copies will be provided to you promptly upon written or oral request. If you are a stockholder of record, you may contact us by writing to Richard Williams, Virgin Media Inc.—Director Investor Relations, 909 Third Avenue, Suite 2863, New York, New York 10022, tel: +1 212 906 8447, fax: +1 212 7524. Eligible beneficial stockholders receiving multiple copies of the proxy statement can request householding by contacting the Company in the same manner.

        If you are a beneficial owner, you can request additional copies of the proxy statement or you can request householding by notifying your broker, bank or nominee.

OTHER BUSINESS

        The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the board of directors,
James F. Mooney Chairman

New York, New York
April 29, 2010

APPENDIX A
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.      PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Virgin Media Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the "SEC").

        Each member of the Committee must be able to read and understand fundamental financial statements. Further, at least one member of the Committee must be a "financial expert", as such term is defined in the rules and regulations of the SEC, as the Board interprets such requirement in its business judgment.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as often as it determines appropriate but not less frequently than once every fiscal quarter and may hold special meetings as circumstances require. The Committee may meet separately in special session on a periodic basis with management and the Company's independent auditors to discuss any matters that the Committee or either of these groups believes should be discussed privately.

        A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        The following are within the authority of the Committee:

  1.
  The Committee shall be directly responsible for the appointment, compensation and oversight of the Company's independent auditors. The independent auditors shall report directly to the Committee.

  2.
  The Committee shall approve in advance all audit engagements and the terms thereof and, except as otherwise permitted under applicable laws and regulations, all permissible non-audit services by independent auditors. Approval of audit and permissible non-audit services may also be delegated to one or more designated members of the Committee, and the person(s) granting such approval shall report such approval to the full Committee at the next scheduled meeting.

  3.
  The Committee shall obtain from the independent auditors at least annually a formal written statement delineating all relationships between the auditor and the Company and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Rule 3526, Communication with Audit Committees Concerning Independence of the Public Company Accounting Oversight Board).

  4.
  The Committee shall oversee the independence of the independent auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services (per item 3 above) that may impact the objectivity and independence of the independent auditors, and taking, or recommending that the full Board take, appropriate action to satisfy itself of the auditors' independence.

  5.
  The Committee shall review the following:

  (i)
  all critical accounting policies and practices used by the Company, including analyses of the effects of alternative treatments or treatments preferred by the independent auditors of financial information discussed by the independent auditors and management and the effects of alternative disclosures and GAAP methods on the Company's financial statements; and

  (ii)
  all other material written communications between the independent auditors and management, such as any "management" or "internal control" letter prepared by the independent auditors or schedule of unadjusted differences.

  6.
  The Committee shall review and approve the Company's audited annual financial statements, quarterly financial statements and, as they deem appropriate, filings required under the federal securities laws; and the Committee shall review any major issues related thereto.

  7.
  The Committee shall attempt to resolve all disagreements between the independent auditors and management regarding financial reporting.

  8.
  The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and budget of the internal audit function.

  9.
  The Committee shall review and evaluate on a regular basis the adequacy and effectiveness of the Company's internal control structure and procedures for financial reporting and disclosure controls and procedures, and discuss with the independent auditors and management the annual internal control report made by management, and attested to by the independent auditors, that assesses such internal control structures and procedures.

  10.
  The Committee shall prepare the report required by the rules and regulations of the SEC to be included in the Company's annual proxy statement.

  11.
  The Committee shall discuss with management the Company's financial risk assessment and financial risk management policies, including risks relating to the financial statements and financial reporting process, and the steps taken by management to monitor and mitigate such risks.

  12.
  The Committee shall review the Company's policies relating to the avoidance of conflicts of interest and monitor compliance with the Company's Code of Conduct and Code of Ethics; unless otherwise approved by the Board, the Committee shall approve all changes to or waivers of the Company's Code of Conduct and Code of Ethics for executive officers or directors and must promptly disclose their existence and terms, as required by any law, regulation or Nasdaq listing standard.

  13.
  The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of communications regarding questionable accounting or auditing matters.

  14.
  The Committee shall engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, the cost of which shall be borne by the Company.

  15.
  The Committee shall review and approve all related-party transactions on an ongoing basis, other than such transactions which are approved by a comparable body of the Board.

  16.
  The Committee shall perform such additional activities as may be required by applicable law or Nasdaq Marketplace Rules, and shall consider such other matters, as the Committee or the Board deems necessary or appropriate.

    The Committee shall reassess the adequacy of this Charter on an annual basis.

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Likewise, the Committee is not responsible for matters not disclosed or brought to its attention pursuant to the Company's Code of Conduct and Code of Ethics.

APPENDIX B
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF VIRGIN MEDIA INC.

I.      PURPOSE OF THE COMMITTEE

        The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Virgin Media Inc. (the "Company") shall be to oversee the Company's executive compensation.

II.    COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined by resolution of the Board, each of whom will be "independent" as required by the Nasdaq Marketplace Rules, a "non-employee director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

        The members of the Committee and its chairperson shall be nominated by the Executive Committee of the Board and elected by a majority vote of the Board, who shall serve on the Committee until such member resigns or is removed. Any vacancy on the Committee shall be filled by a majority vote of the Board at its next meeting following the occurrence of the vacancy.

III.   MEETINGS AND PROCEDURES OF THE COMMITTEE

        The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter. The Committee shall meet as provided by its rules and as often as it determines appropriate but not less frequently than two times annually and may hold special meetings as circumstances require. A majority of the Committee members participating in a meeting shall constitute a quorum. The Committee may form and delegate authority to subcommittees when appropriate. Minutes shall be kept for each meeting of the Committee.

IV.    COMMITTEE RESPONSIBILITIES

        The Committee shall have the following responsibilities:

  1.
  The Committee shall establish the Company's overall executive compensation philosophy and shall oversee the Company's executive compensation structure, practices and benefit plans.

  2.
  The Committee shall approve, administer, interpret, review and amend or modify (as the Committee deems appropriate) the Company's equity compensation plans and other stock-based plans, and in its discretion may act in respect of any and all other compensation, incentive and benefit plans and programs and retirement and pension plans in which Executives of the Company participate, including special benefits and perquisites.

  3.
  The Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation of the Chief Executive Officer ("CEO") and Executive Chairman. Unless otherwise determined by a majority of the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board meeting in "executive session" (as defined by the Nasdaq Marketplace Rules), the Committee shall evaluate at least once a year the CEO's and Executive Chairman's performance in light of these established goals and objectives and based upon these evaluations shall meet in "executive session" as defined in the Nasdaq Marketplace Rules to set the CEO's and Executive Chairman's annual compensation, including salary, bonus, incentive and equity compensation.

B-1

  4.
  The Committee shall review and approve on an annual basis the evaluation process and compensation structure for the Company's other officers (for all purposes of this Charter, the term "officers" shall have, in respect of the Company, the meaning set forth in Section 16 of the Exchange Act and Rule 16a-1 thereunder) and for such other Executives as the Committee may deem appropriate. Unless otherwise determined by a majority of the "independent" (as defined by the Nasdaq Marketplace Rules) directors of the Board, the Committee shall evaluate the performance of all other officers and may evaluate the performance of such other Executives of the Company as the Committee may deem appropriate and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such officers and for such other Executives as the Committee may deem appropriate. At the request of the Chairman of the Committee, the Executive Chairman, CEO and/or Chief Financial Officer of the Company may be present during discussions evaluating and setting the compensation levels of such officers and other Executives but may not vote on such deliberations.

  5.
  The Committee shall review and approve the material terms of employment, severance and change-in-control agreements to which the CEO or any other officer is a party, including material amendments to any such agreements, and may do the same in respect of such Executives as the Committee may deem appropriate.

  6.
  The Committee shall have the authority in its discretion to approve equity-based awards and payments to Executives of the Company, pursuant to the Company's incentive compensation and/or equity compensation plans, and to establish Executive stock ownership requirements.

  7.
  The Committee shall review and discuss with management the Compensation Discussion and Analysis (the "CD&A") required by the rules and regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement and annual report on Form 10-K and, based on such review and discussion, determine whether or not to recommend to the Board that the CD&A be so included. The Committee shall produce the annual Compensation Committee Report for inclusion in the Company's proxy statement in compliance with the rules and regulations promulgated by the SEC.

  8.
  The Committee shall have sole authority to engage, terminate and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder, which to the extent required by applicable law, shall satisfy all independence requirements; the cost of which shall be borne by the Company.

  9.
  The Committee shall perform any other duties and responsibilities delegated to the Committee by the Board from time to time relating to the Company's executive compensation.

B-2

APPENDIX C
VIRGIN MEDIA INC. 2010 STOCK INCENTIVE PLAN

1.     Purpose; Construction.

        This Virgin Media Inc. 2010 Stock Incentive Plan (the "Plan") is intended to encourage stock ownership by employees, directors and independent contractors of Virgin Media Inc. (the "Corporation") and its divisions and subsidiary and parent corporations and other affiliates, so that they may acquire or increase their proprietary interest in the Corporation, and to encourage such employees, directors and independent contractors to remain in the employ or service of the Corporation or its affiliates and to put forth maximum efforts for the success of the business. To accomplish such purposes, the Plan provides that the Corporation may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Share Awards (each as hereinafter defined).

2.     Definitions.

        As used in this Plan, the following words and phrases shall have the meanings indicated:

        (a)   An "Acceleration Event" shall be deemed to have occurred if the event set forth in any one of the following paragraphs in this Section 2(a) shall have occurred:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation) representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

          (4)   the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Corporation immediately prior to such sale.

        Notwithstanding the foregoing, an "Acceleration Event" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

        (b)   "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

        (c)   "Affiliated Entity" shall have the meaning set forth in Section 4 hereof.

        (d)   "Agreement" shall mean a written or electronic agreement between the Corporation and a Participant evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

        (e)   "Award" shall mean a grant of Restricted Stock, a Restricted Stock Unit, a Share Award or any or all of them.

        (f)    "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly reported on a Form 13-G.

        (g)   "Board" shall mean the Board of Directors of the Corporation.

        (h)   "Cause" shall mean as follows: (a) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Cause", the term "Cause" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (b) in all other cases, the term "Cause" as used in this Plan or any Agreement shall mean (i) an intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Corporation or any of its Subsidiary Corporations which transaction is adverse to the interests of the Corporation or any of its Subsidiary Corporations and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

        (i)    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any reference to the Code shall include all treasury regulations promulgated thereunder.

        (j)    "Committee" shall have the meaning set forth in Section 3 hereof.

        (k)   "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.

        (l)    "Disability" shall mean as follows: (1) in the case of a Participant whose employment with the Corporation or a Subsidiary Corporation is subject to the terms of an employment agreement which includes a definition of "Disability", the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect, and (2) in all other cases, the term "Disability" as used in this Plan or any Agreement shall have the same meaning as the term "Disability" as used in the Corporation's long-term disability plan, or, if the Corporation has no long-term disability plan, shall mean a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that when used in connection with the exercise of an Incentive Stock Option following termination of employment, the term "Disability" as used in this Plan or any Agreement shall mean a disability within the meaning of Section 22(e)(3) of the Code.

        (m)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (n)   "Fair Market Value" per Share as of a particular date shall mean (i) if the Shares are then traded in a stock exchange, on an over-the-counter market, or otherwise, (x) the closing price for the Shares in such market on such date, (y) the average of the high and low sales price for the shares in such market on such date or (z) if there were no such sales on the particular date, the average of the high and low sales price for the shares in such market on the nearest following date on which there were sales, (ii) if the provisions of (i) of this subsection (n) are inapplicable because actual sales are not available during a reasonable period beginning before and ending after the particular date, the average between the bona fide bid and asked prices on the particular date, or if none, the weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the particular date, if both such nearest dates are within a reasonable period, (iii) if the provisions of (i) and (ii) of this subsection (n) are inapplicable because no actual sale prices or bona fide bid and asked prices are available on a date within a reasonable period before the particular date, but such prices are available on a date within a reasonable period after the valuation date, or vice versa, then the average between the highest and lowest available sales prices or bid and asked prices, or (iv) if the Committee believes the value of the Common Stock determined under (i), (ii) or (iii) of this subsection (n) does not reflect the fair market value on the particular date, such value as the Committee in its discretion may determine.

        (o)   "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated in the applicable Agreement as an Incentive Stock Option.

        (p)   "Jointly-Owned Shares" shall mean a Share Award granted pursuant to Section 8(b).

        (q)   "Nonqualified Stock Option" shall mean any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

        (r)   "Option" shall mean an option to purchase Shares.

        (s)   "Parent Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (t)    "Participant" shall mean a person to whom an Award or Option has been granted under the Plan.

        (u)   The terms "Performance Award," "Performance Cycle," "Performance Objectives," and "Covered Employee" shall have the meanings set forth in Section 10 hereof.

        (v)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

        (w)  "Restricted Stock" shall mean Shares issued or transferred to an Eligible Individual (as defined in Section 4) pursuant to Section 7.

        (x)   "Restricted Stock Unit" shall mean rights granted to an Eligible Individual (as defined in Section 4) pursuant to Section 7 representing a number of hypothetical Shares.

        (y)   "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

        (z)   "Share Award" shall mean an Award of Shares granted pursuant to Section 8.

        (aa) "Shares" shall mean shares of Common Stock and any other securities into which such shares are changed or for which such shares are exchanged.

        (ab) "Subsidiary Corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option or Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (ac) "UK Employees Subplan" shall mean the subplan set forth on Schedule A.

3.     Administration.

        (a)    Committee; Procedure.    The Plan shall be administered by the Compensation Committee of the Board (the "Compensation Committee") or such other committee appointed either by the Board or by the Compensation Committee (the committee that administers the Plan, the "Committee"); provided, however, to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act with respect to the acquisition or disposition of securities hereunder or the requirements for exemption from Section 162(m) of the Code, action by the Committee shall be by a subcommittee of a committee of the Board composed solely of two or more "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" as defined in Section 162(m) of the Code, appointed by the Board or by the Committee. Notwithstanding anything in the Plan to the contrary, to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to a grant hereunder (and, as applicable, with respect to the disposition to the Corporation of a security hereunder), or as otherwise determined advisable by the Committee, the terms of such grant or disposition under the Plan shall be subject to the approval of the Board. Any approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to make grants under the Plan. Notwithstanding the foregoing, the mere fact that a member of the Committee shall fail to qualify as a "non-employee director" within the meaning of Rule 16b-3 or as an "outside director" as defined in Section 162(m) of the Code shall not invalidate any Option or Award granted by the Committee, which Option or Award is otherwise validly made under the Plan.

        (b)    Committee Powers.    The Committee shall have the authority and discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to: (1) grant Options and Awards; (2) interpret and administer the Plan, (3) resolve any ambiguity, reconcile any inconsistency, correct any default or deficiency and/or supply any omission in the Plan or any instrument or agreement relating thereto, (4) determine the purchase price of the Shares covered by each Option (the "Option Price"); (5) determine the vesting schedule and duration of each Option or Award; (6) determine the type or types of Options and Awards to be granted; (7) determine the persons to whom, and the time or times at which, Options and Awards shall be granted; (8) determine the number of Shares to be covered by each Option and Award; (9) prescribe, amend and rescind rules and regulations relating to the Plan; (10) determine the terms and provisions of the Agreements (which need not be identical) entered into in connection with Options and Awards granted under the Plan; (11) accelerate the vesting or exercisability of any Option or Award; (12) make any amendment or modification to any Agreement consistent with the terms of the Plan, including the extension of the term of any Option or Award; and (13) make all other determinations deemed necessary or advisable for the administration of the Plan. In certain circumstances, the powers of the Committee under the Plan may be exercised by the "independent directors" of the Board within the meaning of NASDAQ Rule 5605(a)(2). The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option or Award or any documents evidencing any and all Options and Awards shall be within the sole discretion of the Committee, may be made at any time pursuant to the Plan and shall be final, conclusive, and binding upon all parties, including, without limitation, the Corporation, any Affiliate, any Participant, any holder or beneficiary of any Options and Awards, and any shareholder of the Corporation. All determinations of the Committee shall be made by a majority of its members at any meeting or by unanimous written consent (including by electronic transmission). The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

        (c)    Committee Vacancies.    The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more members of the Committee and substitute others. One member of the Committee may be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable.

        (d)    Exculpation.    No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Award granted hereunder.

        (e)    No Repricing of Options.    The Committee shall have no authority to make any adjustment (other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces the exercise price of an Option previously granted under the Plan, unless the Company's stockholders shall have approved such adjustment or amendment.

4.     Eligibility.

        Options and Awards may be granted (i) to employees (including, without limitation, (x) officers and directors who are employees and (y) any individual to whom a formal written offer of employment has been extended) and directors (who are not employees) of the Corporation, including its present or future divisions, and Subsidiary Corporations and Parent Corporations; (ii) to employees of an affiliated entity of the Corporation (an "Affiliated Entity") which is designated by the Board to participate in the Plan; and (iii) to independent contractors of the Corporation, including its present or future divisions, Subsidiary Corporations, Parent Corporations or Affiliated Entities ((i), (ii) and (iii) collectively, "Eligible Individuals"). In determining the persons to whom Options and Awards shall be granted and the number of Shares to be covered by each Option and Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. A Participant shall be eligible to receive more than one grant of an Option or Award during the term of the Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.     Stock Subject to the Plan; Grant Limitations.

        Shares shall be subject to Options and Awards hereunder. Such Shares may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or that may be reacquired by the Corporation. The aggregate number of Shares as to which Options and Awards may be granted from time to time under the Plan shall not exceed 11,000,000 plus the number of shares available for issuance or granting of new options or awards under the Virgin Media Inc. 2006 Stock Incentive Plan as of the effective date of the Plan as determined by the Board, all of which may be subject to Incentive Stock Options. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 6(j) and Section 9 hereof. The aggregate number of Shares with respect to which Options and Awards may be granted to any individual Participant during the Corporation's fiscal year shall not exceed 4,000,000. In the event that any portion of an outstanding Option or Award under the Plan for any reason expires or is canceled, surrendered, exchanged, settled in cash or otherwise terminated without having been exercised or settled for the full number of Shares subject thereto, the Shares allocable to such portion (including, if applicable, all shares subject to the Option or Award) shall (unless the Plan shall have been terminated) become available for subsequent grants of Options and Awards under the Plan. Upon the granting of an Option or Award, the number of Shares available under this Section 5 for the granting of further Options and Awards shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated. In addition, if any Option is exercised by tendering Shares, either actually or by attestation, to the Corporation as full or partial payment of the exercise price, the maximum number of Shares available under the Plan shall be increased by the number of Shares so tendered.

6.     Terms and Conditions of Options.

        Each Option granted pursuant to the Plan shall be evidenced by an Agreement, which shall comply with and be subject to the following terms and conditions:

        (a)    Number of Shares.    Each Agreement evidencing the grant of an Option shall state the number of Shares to which the Option relates.

        (b)    Type of Option.    Each Agreement evidencing the grant of an Option shall specifically identify the Option as either an Incentive Stock Option or a Nonqualified Stock Option.

        (c)    Option Price.    Each Agreement evidencing the grant of an Option shall state the Option Price, which shall be determined by the Committee at the time of grant; provided, however, that the Option Price shall in no event be less than the Fair Market Value of a Share at the time of grant. The Option Price shall be subject to adjustment as provided in Sections 6(j) and 9 hereof. An Option shall be considered to be granted on the date the Committee takes action to grant such Option or such later date as may be designated by the Committee in the resolution authorizing the grant of such Option.

        (d)    Medium and Time of Payment.    Options may be exercised in whole or in part at any time during the Option period by giving written notice of exercise to the Corporation specifying the number of Shares to be purchased, accompanied by payment of the Option Price and otherwise in accordance with the Agreement pursuant to which the Option was granted. Payment of the Option Price shall be made in such manner as the Committee may provide in the Agreement evidencing the grant of the Option, which may include cash (including cash equivalents, such as by certified or bank check payable to the Corporation), delivery of unrestricted Shares that have been owned by the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) for at least six months or such shorter period as may be approved by the Committee), by means of any cashless exercise procedure approved by the Committee as permitted by law (including the withholding of Shares otherwise issuable upon exercise), any other manner determined by the Committee as permitted by law, or any combination of the foregoing. Any Shares withheld or transferred to the Corporation as payment of the Option Price under an Option shall be valued at their Fair Market Value. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Corporation, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

        (e)    Term and Exercise of Options.    Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, further, that such exercise period shall not exceed ten (10) years from the date of grant of such option. The exercise period shall be subject to earlier termination as provided in Section 6(g) hereof. An Option may be exercised, as to any or all full Shares as to which the Option has become exercisable, by giving written notice of such exercise to the Corporation's Option administrator or to such individual(s) as the Committee may from time to time designate.

        (f)    Limitations on Incentive Stock Options.    To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Corporation or its Subsidiaries (in either case determined without regard to this Section 6(f)) are exercisable for the first time by a Participant during any calendar year shall exceed $100,000, such incentive stock options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In applying the limitation in the preceding sentences in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options. No Incentive Stock Option may be granted to an individual if (i) at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless (1) the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (2) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted or (ii) such individual is not an employee of the Corporation or any Subsidiary Corporation on the date the Incentive Stock Option is granted.

        (g)    Termination.    Except as provided in this Section 6(g) and in Section 6(h) hereof or in the Agreement, an Option may not be exercised by the Participant to whom it was granted or by a transferee to whom such Option was transferred (as provided in Section 6(i)) unless the Participant is then in the employ or service of the Corporation or a division thereof or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, and unless the Participant has remained continuously so employed or continuously performing such service since the date of grant of the Option. Unless otherwise provided in the Agreement, in the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or retirement), all Options granted to such Participant or transferred by such Participant (as provided in Section 6(i)) (i) to the extent not exercisable at the time of such termination of employment shall immediately terminate and (ii) to the extent exercisable at the time of such termination of employment may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by a transferee within three (3) months after such termination, but not beyond the expiration of the term of the Option; provided, however, that if the employment or service of a Participant shall terminate for Cause, all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)) that are exercisable at the time of such termination shall, to the extent not theretofore exercised, terminate. Nothing in the Plan or in any Agreement shall confer upon an individual any right to continue in the employ or service of the Corporation or any of its divisions, Parent Corporations, Subsidiary Corporations or Affiliated Entities or interfere in any way with the right of the Corporation or any such division, Parent Corporation, Subsidiary Corporation or Affiliated Entity to terminate such employment or service. The Committee may, in an Agreement or thereafter, provide for additional periods to exercise Options following a termination of a Participant's employment, or a change in such Participant's status of employment arising by reason of the sale of a Subsidiary Corporation or a division of the Corporation or a Subsidiary Corporation.

        (h)    Death, Disability or Retirement of Participant.    Unless otherwise provided in the Agreement, if a Participant shall die while employed by or performing services for the Corporation or a division thereof or any corporation which was, at the time of grant of such Option, a Subsidiary Corporation or Parent Corporation thereof (or a corporation or a Parent or Subsidiary Corporation of such corporation issuing or assuming the Option in a corporate transaction) or an Affiliated Entity, or within three (3) months after the termination of such Participant's employment or service, other than for Cause, or if the Participant's employment or service shall terminate by reason of Disability or retirement (as determined by the Committee in its sole discretion), all Options theretofore granted to such Participant or transferred by such Participant (as provided in Section 6(i)), (i) to the extent not exercisable at the time of such death or termination of employment or service shall immediately terminate and (ii) to the extent otherwise exercisable at the time of death or termination of employment or service, may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, or by a transferee (as provided in Section 6(i)), at any time within one year after the date of death, Disability or retirement of the Participant, but not beyond the expiration of the term of the Option.

        (i)    Nontransferability of Options.    Unless otherwise provided in the Agreement and except as provided in this Section 6(i), and in any event in the case of an Incentive Stock Option, no Option granted hereunder shall be transferable by the Participant to whom it was granted, other than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of such Participant only by the Participant or such Participant's guardian or legal representative. To the extent the Agreement so provides, and subject to such conditions as the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Corporation, elect to transfer the Nonqualified Stock Options granted to such Participant pursuant to such agreement, without consideration therefor, to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Participant and/or the members of his or her immediate family, or to a partnership or partnerships whose only partners are the Participant and/or the members of his or her immediate family. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 6(i) shall be void and unenforceable against the Plan and the Corporation. For purposes of this Section 6(i), the term "immediate family" shall mean, with respect to a particular Participant, the Participant's spouse, children or grandchildren, and such other persons as may be determined by the Committee. The terms of any such Option and the Plan shall be binding upon a permissible transferee, and the beneficiaries, executors, administrators, heirs and successors of the Participant and, as applicable, a permissible transferee.

        (j)    Effect of Certain Changes.

          (1)    Effect of Acceleration Event.    The Committee may provide in an Agreement, at the time of grant or at any time thereafter, that Options that are not exercisable as of the date of the Acceleration Event shall become exercisable upon the occurrence of the Acceleration Event.

          (2)    Effect of Certain Other Changes.    Unless otherwise provided in an Agreement, in the event of the proposed dissolution or liquidation of the Corporation, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Corporation with another corporation (a "Transaction"), the Committee (1) may authorize or provide for the redemption of the unexercised portion of an Option for a consideration per share of Common Stock equal to the excess, if any, of (i) the consideration payable per share of Common Stock in connection which such transaction, over (ii) the Option Price (and any Option so redeemed shall terminate upon the making of such payment), (2) may provide for the termination of the Option upon the consummation of a Transaction provided that the holder of each Option shall, prior to such action or transaction (but conditioned upon the occurrence thereof), have the right to exercise such Option (at its then Option Price) or (3) may equitably adjust outstanding Options in such other manner as it deems appropriate.

        (k)    Rights as a Stockholder.    A Participant or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate or evidence of book entry shares to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

7.     Terms and Conditions of Restricted Stock and Restricted Stock Units.

        (a)    Restricted Stock.    Each Award of Restricted Stock granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreement may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 7(a) and in Section 7(c).

          (1)    Rights of Participant.    Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted, provided that, as required by the Committee, the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock shall be deposited together with the stock powers with an escrow agent (which may be the Corporation) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares, subject to the terms of Section 7(a)(4).

          (2)    Non-transferability.    Until all restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 7(a)(3), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

          (3)    Lapse of Restrictions.

            (i)    Generally.    Subject to the provisions of Section 7(c), restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.

            (ii)    Effect of Acceleration Event.    The Committee may provide in an Agreement, at the time of grant or at any time thereafter, if there is an Acceleration Event while Shares of Restricted Stock remain outstanding under the Plan, all of the restrictions on such Shares of Restricted Stock shall lapse.

          (4)    Treatment of Dividends.    Unless otherwise determined by the Committee, dividends, or a specified portion thereof, declared or paid on such Shares by the Corporation shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Corporation for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares. Any such deferral shall be done in a manner that complies with Section 409A of the Code.

          (5)    Delivery of Shares.    Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.

        (b)    Restricted Stock Unit Awards.    Each Award of Restricted Stock Units granted pursuant to the Plan shall be evidenced by an Agreement, which shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 7(b) and in Section 7(c).

          (1)    Payment of Awards.    Each Restricted Stock Unit shall represent the right of the Participant to receive, upon vesting of the Restricted Stock Unit or on any later date specified by the Committee, either, at the Committee's discretion, (i) a number of Shares set forth in an Agreement or (ii) an amount of cash equal to the Fair Market Value of such Shares.

          (2)    Effect of Acceleration Event.    The Committee may provide in an Agreement, at the time of grant or at any time thereafter, if there is an Acceleration Event while Restricted Stock Units remain outstanding under the Plan, all Restricted Stock Units shall become fully vested.

        (c)    Effect of a Termination of Employment.    The Agreement evidencing the grant of each Award of Restricted Stock or Restricted Stock Units shall set forth the terms and conditions applicable to such Award upon a termination of employment with, or service as a director of, the Corporation or a division or any Subsidiary Corporation, Parent Corporation or Affiliated Entity, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

        (d)    Effect of a Transaction.    In the event of a Transaction, the Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, each holder of an Award shall be entitled to receive in respect of each Share subject to any outstanding Awards, as the case may be, payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.

8.     Terms and Conditions of Share Awards.

        (a)    General.    The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Corporation. The Participant shall not sell, transfer, or otherwise dispose of and shall not pledge or otherwise hypothecate a Share Award or any portion thereof while such Share Awards remain subject to vesting conditions or other restrictions set forth in an Agreement.

        (b)    Jointly-Owned Shares.    A Share Award may be made in the shares where the Shares are jointly owned by the Participant and a trust. The Participant's interest in the Jointly-Owned Shares shall be as determined by the Committee and shall be subject to such terms and conditions as may be established by the Committee. The Participant's interest in the Jointly-Owned Shares shall be settled by the delivery of Shares having a Fair Market Value equal to the value of such interest. Any portion of the Jointly-Owned Shares that are not delivered to the Participant shall be available for issuance to Participants in respect of Options or Awards granted under the Plan.

9.     Effect of Certain Changes.

        If there is any change in the number of Shares through the declaration of stock or cash dividends, or recapitalization resulting in stock splits or reverse stock splits, or combinations or exchanges of such Shares, or other corporate actions or transactions affecting the capitalization of the Corporation, the aggregate number of Shares available for Options and Awards, the aggregate number of Options and Awards that may be granted to any person in any calendar year, the number of such Shares covered by outstanding Options and Awards, and the Option Price of outstanding Options shall be appropriately adjusted by the Committee to reflect any such change in the number of Shares or such corporate action or transaction; provided, however, that any fractional Shares resulting from such adjustment shall be rounded to the nearest whole share. In the event of any other extraordinary corporate transaction, including but not limited to distributions of cash or other property to the Corporation's shareholders, the Committee shall make such adjustments to outstanding Options and Awards as it deems appropriate.

        Any such adjustment (a) to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in a manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, (b) to outstanding awards that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code or (c) to outstanding Options or Awards that are intended to qualify as Performance Awards shall be made in a manner as not to adversely affect the treatment of the Options or Awards as Performance Awards. The decision whether or not to make adjustments and such adjustments, if any, made by the Committee, shall be final, binding and conclusive.

        If, by reason of any adjustment described in this Section 9, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Corporation or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such adjustment, unless otherwise determined by the Committee.

10.   Compliance with Section 162(m) of the Code.

        (a)    Grants of Performance Awards.    Unless otherwise set forth in an Agreement, all Options granted under the Plan are intended to constitute Performance Awards. In addition, the Committee may, in its sole discretion, provide in Agreements evidencing other Awards granted to Covered Employees under the Plan that such Awards are intended to constitute Performance Awards; provided, however, that if the Committee determines that a Participant to whom such an Award has been granted has ceased to be a Covered Employee prior to settlement of such Award, such Award shall no longer be a Performance Award and the provisions of this Section 10 shall no longer apply to such Award.

        (b)    Enumeration of Performance Objectives.    Performance Awards other than Options shall be payable solely on account of the attainment of one or more of the following performance objectives (the "Performance Objectives") during a specified period of time (the "Performance Cycle") as designated by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (ii) net income, (iii) operating income, (iv) earnings per share, (v) book value per share, (vi) return on shareholder's equity, (vii) expense management, (viii) return on investment, (ix) improvement in capital structure, (x) profitability of an identifiable business unit or product, (xi) maintenance or improvement of product margins, (xii) stock price, (xiii) market share, (xiv) revenue or sales, (xv) costs, (xvi) cash flow, (xvii) working capital or capital expenditures, (xviii) return on assets, (xix) total shareholder return (xx) gross margin, (xxi) number of customers and/or products, (xxii) revenue per customer and/or product, (xxiii) net promoter score or (xxiv) any combination of the foregoing. The Committee may, in its discretion, apply Performance Objectives to Options granted under the Plan. Performance Objectives may be in respect of performance of the Company, any of its Subsidiary Corporations, any of its divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance or to the performance of one or more other entities or objective indices or benchmarks) and may be expressed in terms of a progression within a specific range.

        (c)    Establishment of Performance Objectives.    The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which 25% of the Performance Cycle has elapsed and (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while satisfaction of the Performance Objectives remains substantially uncertain.

        (d)    Determination of Performance.    Following the completion of the applicable Performance Cycle and prior to the vesting or settlement of any Performance Award granted to a Participant which is subject to Performance Objectives, the Committee shall certify in writing the extent to which the applicable Performance Objectives have been satisfied. To the extent set forth in the Agreement evidencing a Performance Award, the Committee may, in its sole discretion, reduce the amount of cash paid or number of Shares issued upon settlement of a Performance Award.

        (e)    Effect of Certain Events.

          (1)   Unless otherwise provided by the Committee at the time the Performance Objectives in respect of a Performance Award are established, performance with respect to a Performance Award shall be automatically adjusted during the applicable Performance Cycle to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable). In addition, at the time of the granting of a Performance Award, or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges and tax law changes.

          (2)   Notwithstanding any provision of the Plan to the contrary, Performance Awards shall at all times be administered in compliance with Section 162(m) of the Code and the regulations promulgated thereunder. Without limiting the generality of the preceding sentence, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to Performance Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance Awards (including, without limitation, the discretion to increase the amount of compensation payable upon the attainment of Performance Objectives).

        (f)    Definitions.    For purposes of this Section 10:

          (1)   "Performance Award" means awards the compensation payable with respect to which is intended to consist of "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

          (2)   "Covered Employee" means a Participant who the Committee deems is or may become a "covered employee" within the meaning of Section 162(m)(3) of the Code and the regulations promulgated thereunder for the year in which the vesting or settlement of a Performance Award may result in remuneration to the Participant that would not be deductible under Section 162(m) of the Code but for the designation of an Option or Award granted hereunder as a Performance Award.

11.   Agreement by Participant Regarding Withholding Taxes.

        The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall withhold from any payment of cash or Shares to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any United States federal, state or local income, employment or other tax withholding requirements or UK National Insurance, income tax, capital gains or other tax withholding obligations in respect of any Option or Award. The Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Corporation or any Subsidiary Corporation, Parent Corporation or Affiliated Entity to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award or Option. With the approval of the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Option or Award, elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Option or Award.

12.   Rights as an Employee.

        Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Corporation or affect the right of the Corporation to terminate the employment of any Participant at any time with or without Cause.

13.   Other Provisions.

        The Agreements authorized under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option or the transfer of Shares underlying an Option and the inclusion of any condition as the Committee shall deem advisable.

14.   Term of Plan.

        Options and Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the effective date of the Plan as determined by the Board.

15.   Amendment and Termination of the Plan.

        The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan. No suspension, termination, modification or amendment of the Plan may adversely affect any Option or Award previously granted, unless the written consent of the Participant or, as applicable, a permissible transferee (as provided in Section 6(i)) is obtained.

16.   Interpretation.

        The Plan is designed and intended, to the extent applicable, to comply with Rule 16b-3 and all provisions hereof and to satisfy the requirements of Section 162(m) of the Code, Section 409A of the Code and any other applicable law and shall be construed in a manner to so comply. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan in any manner, or take any other action, that it determines, in its reasonable discretion exercised in good faith, is necessary, appropriate or advisable to cause the Plan and Awards granted thereunder to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan

17.   Effect of Headings.

        The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

18.   Regulations and Other Approvals; Governing Law.

        (a)   Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York without giving effect to conflicts of laws principles thereof.

        (b)   The obligation of the Corporation to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (c)   The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

        (d)   Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

        (e)   Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Corporation in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.   Subplans.

        (a)    UK Employees Subplan.    Employees of the Company that are resident in the United Kingdom may be granted Options pursuant the terms of the UK Employees Subplan. For the avoidance of doubt, grants made pursuant to the UK Employees Subplan shall be subject to the limitations provided in Section 5 hereof.

        (b)   The Corporation may, in its discretion, adopt any other subplan to this Plan ("Subplan") as it deems necessary, including, without limitation, to provide that grants of Options and Awards with respect to Participants working outside the United States comply with matters of local law or practice, including tax and securities laws. For the avoidance of doubt, grants made pursuant to any Subplan shall be subject to the limitations provided in Section 5 hereof.

20.   Effective Date of Plan.

        The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Corporation present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware. From and after the effective date of the Plan, no further awards shall be granted under the Virgin Media Inc. 2006 Stock Incentive Plan. Any shares forfeited pursuant to awards or options granted under the Amended and Restated NTL 2004 Stock Incentive Plan, the NTL Incorporated 2004 Stock Incentive Plan or the Virgin Media Inc. 2006 Stock Incentive Plan after the effective date of the Plan provided in Section 14 shall become available for issuance again under the Plan.

Schedule A—UK Employees Subplan

SCHEDULE TO
THE VIRGIN MEDIA INC. 2010 STOCK INCENTIVE PLAN

OPERATION OF THE PLAN IN RELATION TO A COMPANY SHARE OPTION PLAN FOR UNITED KINGDOM EMPLOYEES

(Approved by HM Revenue & Customs under Schedule 4, Income Tax (Earnings and Pensions) Act 2003 on [      ] 2010 under HM Revenue & Customs reference:[      ])

1.
In this Schedule, "Plan" refers to the Virgin Media Inc. 2010 Stock Incentive Plan and unless otherwise stated therein, words and expressions defined in the Plan shall have the same meaning when used in this Schedule. The provisions of the Plan relating to Options shall apply to the provisions of this Schedule except where expressly varied herein. References to Sections in this Schedule are to Sections of the Plan.

2.
Options granted by Virgin Media Inc. (the "Corporation") pursuant to this Schedule will be granted pursuant to an approved share option scheme within the provisions of Chapter 8, Part 7 of Schedule 4 to the United Kingdom Income Tax (Earnings and Pensions) Act 2003 ("ITEPA 2003").

3.
Only Options may be granted pursuant to this Schedule and not any other form of incentive. An Option granted under this Schedule shall not be granted to an individual in conjunction with any other form of Award under the Plan.

4.
Section 2 (Definitions) shall be amended in relation to Options granted pursuant to this Schedule, so that:

(i)
Control shall mean the definition of control within Section 995 of the Income Tax Act 2007;

(ii)
Fair Market Value shall mean the average of the highest and lowest share price on which transactions in the Company's stock are reported on the NASDAQ Global Select Market (or such other market that the Company designates as its primary trading market) on the date of the grant, or if trading does not take place on such a date, the immediately preceding date, or such other basis for determining Fair Market Value as may be authorized to the Company by HMRC from time to time;

(iii)
HMRC shall mean Her Majesty's Revenue & Customs;

(iv)
Participating Corporation shall mean the Corporation and any Subsidiary Corporation that the Board has determined shall be a constituent company for the purposes of granting Options pursuant to this Schedule (as defined in paragraph 3(3) of Schedule 4 to ITEPA), provided that, on any company ceasing to be a Subsidiary Corporation it shall forthwith cease to be a Participating Corporation;

(v)
Redundancy shall mean redundancy as defined in the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

(vi)
Retirement shall mean retirement on or after reaching the age 65, which shall be the specified age for the purposes of paragraph 35A of Schedule 4 to ITEPA 2003;

(vii)
Shares shall mean fully paid ordinary shares of Common Stock, which comply with the conditions of Part 4 of Schedule 4 to ITEPA 2003;

(viii)
Subsidiary Corporation shall mean any company of which the Corporation has Control.

5.
Any discretion afforded on the Board and/or the Committee in relation to subsisting Options granted pursuant to this Schedule, pursuant to Section 3 (Administration) of the Plan or otherwise, will be exercised in a fair and reasonable manner.

6.
Section 3 (Administration) shall be amended in relation to Options granted pursuant to this Schedule as follows:

(i)
Section 3(b)(11) (Committee Powers) shall be amended to include the following "subject to the prior approval of HMRC" at the end of the Section.

(ii)
Section 3(b)(12) (Committee Powers) shall be amended to include the following "subject to the prior approval of HMRC" at the end of the Section.

(iii)
Section 3(e) (No Repricing of Options) shall be amended to include the following "and subject to the prior approval of HMRC" at the end of the Section.

7.
Options granted pursuant to this Schedule may only be granted to employees (including directors who are employees) of a Participating Corporation who are not excluded by paragraph 9 of Schedule 4 to ITEPA 2003 (known as the no material interest requirement) and the definition of "Eligible Individuals" in Section 4 of the Plan (Eligibility) shall be construed accordingly. In order to be eligible to be granted an Option pursuant to this Schedule, employees who are also directors of a Participating Corporation, must work (in their capacity as director of that Participating Corporation) for at least 25 hours per week excluding meal breaks.

8.
The vesting and/or performance conditions attaching to an Option granted under this Schedule shall be determined at the time of grant and may not be determined following the grant of an Option. Any performance condition which is imposed on any Option granted under this Schedule must be objective in nature. Such a condition may only be varied if events occur which cause the Committee to reasonably believe that the original condition is no longer a fair measure of performance. In such circumstances the Committee may waive the performance condition or may impose a different objective performance condition which, in the fair and reasonable opinion of the Committee, is no more difficult to meet than the original condition was considered to be when it was first set.

9.
No Option may be granted pursuant to this Schedule to any Participant which would result in the aggregate Option Price of Shares comprised in outstanding Options granted to him or her under this Schedule together with the aggregate Option Price of Shares in subsisting options granted to him or her under any other share option scheme (not being a savings-related share option scheme), approved under Schedule 4 to ITEPA 2003 and established by the Corporation or any associated company (within the meaning of Section 416 of the Income and Corporation Taxes Act 1988) exceeding £30,000 (converting, for this purpose, the Option Price into GB Pounds Sterling using the USD/GBP exchange rate at 16.00 Eastern Time as published in the Wall Street Journal on the date of grant of such options).

10.
The Option Price payable on the exercise of each Option granted under this Schedule shall (unless the Board or the Compensation Committee determines otherwise) be denominated in US Dollars. In the event that a Participant wishes to pay the Option Price in GB Pounds Sterling, the US Dollar Exercise Price shall be converted into GB Pounds Sterling using the USD/GBP exchange rate at 16.00 Eastern Time as published in the Wall Street Journal on the date of exercise of the relevant Option.

11.
No Option granted under this Schedule may be exercised by any Participant at any time when he or she is precluded by paragraph 9 of Schedule 4 to ITEPA 2003 from participating in the Plan pursuant to this Schedule.

12.
Section 6 (Terms and Conditions of Options) shall be amended in relation to Options granted pursuant to this Schedule as follows:

(i)
Section 6(b) (Type of Option) shall be amended and replaced with the following: "Each Agreement evidencing the grant of an Option under this Schedule may specifically identify the Option as an approved HMRC Option".

(ii)
Section 6(c) (Option Price) shall be amended so that the words "an Option granted under the Schedule" shall replace the words "Incentive Stock Option".

(iii)
Section 6(d) (Medium and Time of Payment) shall be amended so that the second sentence shall be replaced with the following: "Payment of the Option Price shall be made in such manner as the Committee may provide in the Agreement evidencing the grant of the Option, which shall include cash, cheque and/or such cashless exercise procedure approved by the Committee (and, to the extent applicable, HMRC) including an undertaking to pay the Option Price using the sale proceeds of the Shares issuable on exercise or withholding the Option Price (with the Participant's consent) from salary" and the third sentence shall be deleted.

(iv)
Section 6(e) (Term and Exercise of Options) shall be amended such that the words "however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, further" are deleted. Section 6(e) shall include the following: "In order for there to be no charge to income tax and National Insurance contributions in the UK on the exercise of an Option granted pursuant to this Schedule, an Option must be exercised between the third and tenth anniversaries of the date the Option was granted or otherwise in accordance with section 524 of ITEPA 2003". Section 6(e) shall also include the following: "Should an Option be exercised in a valid manner, Shares shall be allotted or transferred to a Participant within 30 calendar days of such exercise".

(v)
Section 6(g) (Termination) shall be amended such that the words "(or such longer period of up to twelve (12) months as the Committee may determine and notify to the Participant in writing)" are inserted after the words "within three (3) months after such termination". The section shall otherwise take effect in the event that a Participant ceases to be an employee of a Participating Corporation (and the entire clause shall be construed accordingly). Furthermore, in the last sentence of Section 6(g) the words ". . . or thereafter" shall not apply.

(vi)
Section 6(h) (Death, Disability or Retirement of Participant) shall take effect in the event that a Participant ceases to be an employee of a Participating Corporation by reason of death, Disability or Retirement and the entire clause shall be construed accordingly. In addition, Section 6(h) shall be amended so that the words "(as determined by the Committee in its sole discretion)" are deleted and the words "Personal Representatives" shall replace the words "...estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant or by a transferee".

    Section 6(h) shall also take effect in the event that a Participant ceases to be an employee of a Participating Corporation by reason of Redundancy.

  (vii)
  Section 6(i) (Non transferability of Options) shall be amended so that the words "Personal Representatives" shall replace the words ". . . guardian or legal representative" and that the subsequent words shall be deleted.

  (viii)
  Section 6(j)(1) (Effect of Acceleration Event) shall be amended in its entirety so that it reads as follows: "The Committee may provide in an Agreement at the time of grant, or may exercise its discretion (acting fairly and reasonably) at any time thereafter, that Options that are not exercisable as of the date of the Acceleration Event shall become exercisable upon the occurrence of the Acceleration Event".

  (ix)
  Section 6(j)(2) (Effect of Certain Other Changes) shall be deleted in its entirety.

  (x)
  a new Section 6(l) (Exchange of Approved Options) shall be inserted into the Plan for the purposes of granting Options under this Schedule only and it shall read as follows:

  "(1)
  If any company (hereafter the "Acquiring Company") obtains Control of the Corporation as a result of either:

  (i)
  a general offer to acquire the whole of the share capital (other than shares which the Acquiring Company already holds) which is made on a condition such that if it is satisfied the person making the offer will have Control of the Corporation; or

  (ii)
  a general offer to acquire all the shares in the Corporation of the same class as the Stock (other than Stock which the Acquiring Company already holds); or

  (iii)
  becomes bound or entitled to acquire shares in the Corporation under Sections 979 to 982 of the Companies Act 2006 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof; or

  (iv)
  obtains Control of the Corporation in pursuance of a compromise or arrangement sanctioned by the Court under Section 899 of the Companies Act 2006 or (where relevant) legislation that HM Revenue & Customs agrees is the overseas equivalent thereof, a Participant may, by agreement with the Acquiring Company, within the periods set out in (2) below (and where more than one of such periods shall apply to the same circumstances, within such one of the said periods as the Acquiring Company shall stipulate) release (the "Release") his Options (the "Old Options") in consideration of the grant to him of equivalent rights over shares in the Acquiring Company or in another company within paragraph 27(2) of Schedule 4 to ITEPA (the "New Options").

    (2)
    The periods referred to in (1) above are as follows:

    (i)
    in a case falling within (1)(i) or (ii), the period of six months beginning with the time when the Acquiring Company has obtained Control of the Corporation and any condition subject to which the offer is made is satisfied or waived;

    (ii)
    in a case falling within (1)(iii), the period during which the Acquiring Company remains bound or entitled as mentioned in (1)(iii); and

    (iii)
    in a case falling within (1)(iv), the period of six months beginning with the time when the court sanctions the compromise or arrangement.

    (3)
    The grant of New Options may only take place on the following conditions:

    (i)
    the shares over which the New Options are granted (the "New Shares") comply with the provisions relating to scheme shares contained in paragraphs 16 to 20 of Schedule 4 to ITEPA;

    (ii)
    the total market value immediately before the Release of the Shares which were subject to the Old Options, is equal to the total market value immediately after the grant of the New Shares in respect of which the New Options are granted to the Participant;

    (iii)
    (the total amount payable by the Participant for the acquisition of New Shares on complete exercise of the New Options is equal to the total amount that would have been payable for the acquisition of Shares on complete exercise of the Old Options; and

      (iv)
      the New Options are otherwise identical in terms to the Old Options.

    (4)
    The New Options shall, for all other purposes of the Plan, be treated as having been acquired at the same time as the Old Options were or were treated as acquired and "date of grant" shall be construed accordingly except that the management board shall, in its discretion (but subject to paragraph 8 of the Schedule) decide, as to whether any objective condition shall continue to apply to the New Options.

    (5)
    Where the Participant releases his Options under this paragraph (x), the New Options granted to him on that Release shall not lapse, nor shall the be entitled to exercise the New Options early, solely by virtue of the circumstances which entitled the Participant to effect the Release.

    (6)
    Where any New Options are granted pursuant to this Section 6(l) the provisions of the Plan and the Schedule shall be read and construed as if:

    (i)
    references to 'Shares' were references to the New Shares;

    (ii)
    references to 'Participant' were references to the persons to whom such rights are granted; and

    (iii)
    references to 'share capital' were references to the share capital of such Acquiring Company.

      For the avoidance of doubt, the provisions of the Plan and the Schedule shall continue to apply in all other respects.

13.
Section 9 (Effect of Certain Changes) shall be amended so that any adjustments made by the Committee shall be subject to:

(i)
paragraph 22(3) of Schedule 4 to ITEPA 2003;

(ii)
the prior approval of HMRC; and

(iii)
the shares continuing to satisfy the conditions specified in Part 4 of Schedule 4 to ITEPA 2003.

14.
Section 11 (Agreement by Participant Regarding Withholding Taxes) shall be deleted under this Schedule and substituted with the following wording in relation to Options granted pursuant to this Schedule:

  "11(a)    In any case where any person (corporation or otherwise) (the "Relevant Person") is obliged to account or could suffer a disadvantage should it not account:

    (a)
    for any tax (or similar liability) in any jurisdiction; and/or

    (b)
    for any social security contributions (or similar liability) in any jurisdiction (including, any secondary Class 1 National Insurance contributions that a Participant has agreed to pay or assumed the liability to pay pursuant to Section 11(b) below), by virtue of the Option (whether pursuant to its exercise or the acquisition of Shares pursuant to its exercise) (together, the "Tax Liability") the Relevant Person may recover the Tax Liability from the Participant in such manner as the Committee shall think fit (so far as is permitted by law) and

  (without prejudice to the generality of the foregoing) exercise of an Option shall be conditional upon the Participant either:

    (i)
    making a payment to the Relevant Person, of an amount equal to the Tax Liability (or an estimate thereof); or

    (ii)
    entering into arrangements with the Relevant Person, to secure that such a payment is made. Such arrangements to include, but not be limited to, the Corporation selling a sufficient number of Shares acquired on the exercise of an Option on the Participant's behalf and retaining an amount equal to the Tax Liability due from the proceeds or the Participant undertaking to sell a sufficient number of Shares acquired on the exercise of an Option and remitting to the Relevant Person the proceeds thereof.

  11(b)    Unless the Committee (in its absolute discretion) determines otherwise, the exercise of Options granted under this Schedule is conditional upon the Participant entering into a binding agreement or election form acceptable to the Committee (and in the case of an election, in a form also approved by HMRC), pursuant to which the Participant agrees to pay or assumes liability for the whole of the secondary Class 1 National Insurance contributions arising in respect of the Option."

15.
Section 12 (Rights as an Employee) shall be deleted in its entirety in relation to Options granted pursuant to this Schedule and replaced with the following: "By participating in the Plan, a Participant accepts that the rights and obligations under the Plan do not form part of the Participant's terms and conditions of employment with the Corporation or any Subsidiary Corporation and the rights and obligations which the Participant and the Corporation or any Subsidiary Corporation owe to each other in relation to the Participant's employment will not be affected by participation in the Plan. In particular (but without limiting the generality of the foregoing) any Participant whose employment contract is terminated for whatever reason (including, for the avoidance of doubt, where the contract is terminated by the Corporation or any Subsidiary Corporation in breach of contract) shall not be entitled to any compensation for loss of any right or benefit or prospective right or benefit under this Plan which he might otherwise have enjoyed or for the lapse of any right to an Option whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever and by participating in the Plan, the Participant irrevocably waives any such right. This exclusion applies equally (and without limitation) to any loss arising from the way in which discretion is (or is not) exercised under any Section of the Plan (and, to the extent applicable the Schedule) in particular Section 6(h)) and/or any provision contained in the relevant Agreement, even if the exercise (or non-exercise) of such discretion is, or appears to be, irrational or perverse and/or breaches, or is claimed to breach, any implied term of the Plan, the Agreement or any other contract between the Participant and his employer."

16.
Any Options will not count as pay or remuneration when calculating salary related benefits (including pension).

17.
Section 15 (Amendment and Termination) shall apply with the additional requirement that no amendment to a key feature of the Plan (to the extent that it relates to Options granted under this Schedule) and/or this Schedule shall have effect until approved by HMRC. For the purposes of this clause, "a key feature" is a provision of the Plan and/or the Schedule which is necessary to meet the requirements of this Schedule as provided for in paragraph 30(4) of Schedule 4, ITEPA 2003.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day. INTERNET http://www.proxyvoting.com/vmed Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. 73036 FOLD AND DETACH HERE Please mark, sign, date and return this Proxy in the accompanying prepaid envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS. Please mark your votes as indicated in this example X WITHHOLD AUTHORITY 1. To elect three Class III directors to hold office until the annual meeting of FOR ALL NOMINEES LISTED BELOW TO VOTE FOR ALL NOMINEES LISTED BELOW *EXCEPTIONS FOR AGAINST ABSTAIN stockholders that is to be held in 2013 or until their respective successors are duly elected and qualify; 2. To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending Nominees: December 31, 2010; 01 Charles L. Allen 02 Andrew J. Cole 3. To approve the Virgin Media Inc. 2010 Stock Incentive Plan; and 03 Gordon D. McCallum 4. To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting. (INSTRUCTIONS:To withhold authority to vote for any individual nominee, mark the VIRGIN MEDIA INC. “Exceptions” box above and write that nominee’s name in the space provided below.) Vote In Person *Exceptions Many stockholder meetings have attendance requirements including, but not limited to, the _________________________________________________________________________________ possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please indicate full title.

You can now access your Virgin Media Inc. account online. Access your Virgin Media Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Virgin Media Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 9, 2010. The proxy statement and the 2009 Annual Report are available free of charge at https://materials.proxyvote.com/92769L FOLD AND DETACH HERE VIRGIN MEDIA INC. 909 Third Avenue, Suite 2863, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints James F. Mooney and Bryan H. Hall, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of Virgin Media Inc. (the “Company”) to be held at 10:30 a.m., local time, on Wednesday, June 9, 2010 at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at 375 Park Avenue, New York, New York 10152, 36th Floor, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present. THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES “FOR” ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) 73036